EXECUTION VERSION 1094001.08-CHISR01A - MSW UNCOMMITTED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT among NEW FORTRESS ENERGY INC., as the Borrower, The Guarantors from Time to Time Party Hereto and NATIXIS, NEW YORK BRANCH, as Issuing Bank Dated as of July 16, 2021 1094001.08-CHISR01A - MSW TABLE OF CONTENTS Page SECTION 1. DEFINITIONS Section 1.1 Defined Terms .................................................................................................................... 1 Section 1.2 Other Definitional Provisions; Rules of Construction. ..................................................... 56 Section 1.3 Accounting Terms and Principles ..................................................................................... 56 Section 1.4 Timing of Payment or Performance .................................................................................. 57 Section 1.5 Currency Equivalents Generally ....................................................................................... 57 Section 1.6 Limited Condition Transactions. ...................................................................................... 57 Section 1.7 Certain Compliance Determinations. ................................................................................ 58 SECTION 2. LETTERS OF CREDIT. Section 2.1 Letters of Credit ................................................................................................................ 61 Section 2.2 Fees; General Provisions Regarding Payments ................................................................ 68 Section 2.3 Taxes ................................................................................................................................. 68 Section 2.4 Extension of Maturity Date. .............................................................................................. 69 Section 2.5 Cash Collateralization. ...................................................................................................... 69 SECTION 3. REPRESENTATIONS AND WARRANTIES Section 3.1 Financial Condition ........................................................................................................... 70 Section 3.2 No Change ........................................................................................................................ 71 Section 3.3 Existence; Compliance with Law ..................................................................................... 71 Section 3.4 Power; Authorization; Enforceable Obligations ............................................................... 71 Section 3.5 No Legal Bar ..................................................................................................................... 71 Section 3.6 No Material Litigation ...................................................................................................... 72 Section 3.7 No Default......................................................................................................................... 72 Section 3.8 Ownership of Property; Liens ........................................................................................... 72 Section 3.9 IP Rights ........................................................................................................................... 72 Section 3.10 Taxes ................................................................................................................................. 72 Section 3.11 Federal Regulations .......................................................................................................... 72 Section 3.12 Labor Matters .................................................................................................................... 72 Section 3.13 ERISA ............................................................................................................................... 73 Section 3.14 Investment Company Act ................................................................................................. 73 Section 3.15 Subsidiaries ....................................................................................................................... 73 Section 3.16 Use of Proceeds ................................................................................................................ 73 Section 3.17 Environmental Matters ..................................................................................................... 73 Section 3.18 Accuracy of Information, Etc. .......................................................................................... 74 Section 3.19 Security Documents .......................................................................................................... 74 Section 3.20 Solvency............................................................................................................................ 74 Section 3.21 [Reserved] ......................................................................................................................... 74 Section 3.22 Anti-Money Laundering and Anti-Corruption Laws; Sanctions ...................................... 74 Section 3.23 Insurance ........................................................................................................................... 75 SECTION 4. CONDITIONS PRECEDENT Section 4.1 Closing Date ..................................................................................................................... 76 Section 4.2 Each Credit Event ............................................................................................................. 77 ii 1094001.08-CHISR01A - MSW SECTION 5. AFFIRMATIVE COVENANTS Section 5.1 Financial Statements ......................................................................................................... 78 Section 5.2 Certificates; Other Information ......................................................................................... 79 Section 5.3 Payment of Taxes .............................................................................................................. 79 Section 5.4 Conduct of Business and Maintenance of Existence; Compliance with Law ................... 79 Section 5.5 Maintenance of Property; Insurance ................................................................................. 80 Section 5.6 Inspection of Property; Books and Records; Discussions ................................................ 80 Section 5.7 Notices .............................................................................................................................. 80 Section 5.8 Environmental Laws ......................................................................................................... 81 Section 5.9 Plan Compliance ............................................................................................................... 81 Section 5.10 Additional Guarantors; Additional Collateral, Collateral Limitations. ............................. 81 Section 5.11 LC Cash Collateral Account. ............................................................................................ 83 Section 5.12 Post-Closing Covenants .................................................................................................... 83 Section 5.13 Use of Proceeds ................................................................................................................ 84 Section 5.14 Further Assurances. .......................................................................................................... 84 SECTION 6. NEGATIVE COVENANTS Section 6.1 Limitation on Restricted Payments ................................................................................... 84 Section 6.2 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries .................. 91 Section 6.3 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock ................................................................................................................. 94 Section 6.4 Asset Sales ...................................................................................................................... 101 Section 6.5 Transactions with Affiliates ............................................................................................ 102 Section 6.6 Liens ............................................................................................................................... 106 Section 6.7 [Reserved]. ...................................................................................................................... 107 Section 6.8 [Reserved] ....................................................................................................................... 107 Section 6.9 Merger, Consolidation or Sale of All or Substantially All Assets .................................. 107 Section 6.10 Financial Covenants ........................................................................................................ 109 SECTION 7. EVENTS OF DEFAULT Section 7.1 Events of Default ............................................................................................................ 109 Section 7.2 Application of Proceeds .................................................................................................. 114 SECTION 8. [RESERVED]. SECTION 9. MISCELLANEOUS Section 9.1 Amendments and Waivers .............................................................................................. 114 Section 9.2 Notices ............................................................................................................................ 114 Section 9.3 No Waiver; Cumulative Remedies ................................................................................. 115 Section 9.4 Survival of Representations and Warranties ................................................................... 115 Section 9.5 Payment of Expenses; Indemnification .......................................................................... 115 Section 9.6 Successors and Assigns. ................................................................................................. 117 Section 9.7 Set-off. ............................................................................................................................ 118 Section 9.8 Counterparts .................................................................................................................... 119 Section 9.9 Severability ..................................................................................................................... 119 Section 9.10 Integration ....................................................................................................................... 119 Section 9.11 GOVERNING LAW ....................................................................................................... 119 Section 9.12 Submission To Jurisdiction; Waivers ............................................................................. 119 Section 9.13 Acknowledgments .......................................................................................................... 120 Section 9.14 Confidentiality ................................................................................................................ 120 Section 9.15 [Reserved.] ...................................................................................................................... 121 iii 1094001.08-CHISR01A - MSW Section 9.16 WAIVERS OF JURY TRIAL...................................................................................... 121 Section 9.17 Conversion of Currencies ............................................................................................... 121 Section 9.18 USA PATRIOT ACT ...................................................................................................... 121 Section 9.19 Payments Set Aside ........................................................................................................ 122 Section 9.20 Releases of Collateral and Guarantees ............................................................................ 122 Section 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. .............. 123 Section 9.22 [Reserved]. ...................................................................................................................... 124 Section 9.23 Intercreditor Agreement. ................................................................................................. 124 Section 9.24 No Fiduciary Duty. ......................................................................................................... 124 Section 9.25 Interest Rate Limitation. ................................................................................................. 124 SECTION 10. GUARANTEES SCHEDULES: 3.15 Subsidiaries 3.19 Filing Jurisdictions 5.12 Post-Closing Matters EXHIBITS: A Form of Compliance Certificate B Form of Joinder Agreement C Form of LC Application D Form of Notice of LC Activity E Form of Solvency Certificate

1094001.08-CHISR01A - MSW UNCOMMITTED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of July 16, 2021, among NEW FORTRESS ENERGY INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined herein) from time to time party hereto, and NATIXIS, NEW YORK BRANCH, as issuing bank (the “Issuing Bank”). W I T N E S S E T H: WHEREAS, capitalized terms used in these recitals and not otherwise defined shall have the respective meanings set forth for such terms in Section 1.1; WHEREAS, the Borrower has requested that the Issuing Bank establish an uncommitted letter of credit facility pursuant to which the Borrower may request from time to time Letters of Credit denominated in Dollars for the Borrower and its Subsidiaries in an aggregate amount of up $75,000,000 at any time, on the terms and subject to the conditions set forth herein; WHEREAS, the Issuing Bank is willing to establish such uncommitted letter of credit facility, and the Issuing Bank is willing to consider issuing from time to time Letters of Credit denominated in Dollars for the Borrower and its Subsidiaries in an aggregate amount of up to $75,000,000 at any time hereunder, on the terms and subject to the conditions set forth herein; and WHEREAS, the Letters of Credit will be used for general, nonfinancial or commercial corporate purposes. NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows: Section 1. DEFINITIONS Section 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1. “2025 Additional Notes”: 2025 Notes (other than the Initial Notes, as defined in the 2025 Notes Indenture) issued from time to time under the 2025 Notes Indenture in accordance with Sections 2.01, 4.09 and 4.12 thereof, as part of the same series as the Initial Notes. “2025 Note Guarantee”: a “Note Guarantee” as defined in the 2025 Notes Indenture. “2025 Notes”: the “Notes” as defined in the 2025 Notes Indenture. “2025 Notes Indenture”: that certain Indenture, dated as of September 2, 2020, by and between the Borrower, as issuer, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and notes collateral agent, as in effect on the Closing Date. “2025 Secured Notes Obligations”: the “Secured Notes Obligations” as defined in the 2025 Notes Indenture. “2025 Secured Notes Secured Parties”: the “Secured Notes Secured Parties” as defined in the 2025 Notes Indenture. “2026 Additional Notes”: 2026 Notes (other than the Initial Notes, as defined in the 2026 Notes Indenture) issued from time to time under the 2026 Notes Indenture in accordance with Sections 2.01, 4.09 and 4.12 thereof, as part of the same series as the Initial Notes. “2026 Note Guarantee”: a “Note Guarantee” as defined in the 2026 Notes Indenture. “2026 Notes”: the “Notes” as defined in the 2026 Notes Indenture. 2 1094001.08-CHISR01A - MSW “2026 Notes Indenture”: that certain Indenture, dated as of April 12, 2021, by and between the Borrower, as issuer, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and notes collateral agent, as in effect on the Closing Date. “2026 Secured Notes Obligations”: the “Secured Notes Obligations” as defined in the 2026 Notes Indenture. “2026 Secured Notes Secured Parties”: the “Secured Notes Secured Parties” as defined in the 2026 Notes Indenture. “Acquired Indebtedness”: with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is consolidated with, amalgamated or merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person consolidating with, amalgamating or merging with or into or becoming a Restricted Subsidiary of such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Account Bank”: Citibank, N.A. “Additional Equal Priority Obligations”: the obligations with respect to any Indebtedness having, or intended to have, Equal Lien Priority (but without regard to the control of remedies) relative to the Obligations with respect to the Collateral; provided that an authorized representative of the holders of such Indebtedness shall have executed an Equal Priority Intercreditor Agreement. “Additional Equal Priority Secured Parties”: the holders of any Additional Equal Priority Obligations and any trustee, authorized representative or agent of such Additional Equal Priority Obligations. “Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate”: as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Affiliate Transaction”: as defined in Section 6.5(a). “Agreement”: this Uncommitted Letter of Credit and Reimbursement Agreement. “Agreement Currency”: as defined in Section 9.17(b). “Annualized EBITDA”: on any date of determination, Consolidated EBITDA for the most recently ended quarterly Test Period multiplied by four. “Anti-Money Laundering Laws”: as defined in Section 3.22(a). “Applicable Creditor”: as defined in Section 9.17(b). “Applicable Margin”: 1.75% per annum. “Applicable Maturity Date”: as defined in Section 2.4(a). “Asset Sale”: 3 1094001.08-CHISR01A - MSW (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or any of its Restricted Subsidiaries (a “Disposition”); or (2) the sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 6.3), whether in a single transaction or a series of related transactions and whether effected pursuant to a Division or otherwise; in each case, other than: (a) the Disposition of all or substantially all of the assets of the Borrower or any Restricted Subsidiary in a manner permitted pursuant to Section 6.9; (b) Dispositions (including of Equity Interests issued by any Restricted Subsidiary) among the Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); (c) (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower or such Restricted Subsidiary, is not materially disadvantageous to the Issuing Bank, and the Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary, (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition referred to in clauses (d) through (jj) of this definition or (B) any Permitted Investment or any Investment permitted under Section 6.1; and (iii) the conversion of the Borrower or any Restricted Subsidiary into another form of entity (and solely with respect to the Borrower, organized in the U.S., any state thereof or the District of Columbia), so long as such conversion does not adversely affect the Guarantees, taken as a whole; (d) (i) Dispositions of inventory or other assets (including the Disposition of tankers or other marine vessels (other than tankers or other marine vessels that constitute Collateral), trucks, rail cars, ISO containers, natural gas, steam and power) in the ordinary course of business, consistent with past practice or consistent with industry norm (including on an intercompany basis among the Borrower and its Restricted Subsidiaries), (ii) the conversion of accounts receivable for notes receivable or other Dispositions of accounts receivable in connection with the collection or compromise thereof and (iii) the leasing, assignment, subleasing, licensing or sublicensing of any real or personal property (including the provision of software under an open source license and including ground leases) in the ordinary course of business, consistent with past practice or consistent with industry norm and the sale of leased, subleased, licensed or sublicensed assets to customers purchasing natural gas in the ordinary course of business, consistent with past practice or consistent with industry norm; (e) Dispositions of surplus, obsolete, damaged, used or worn out property or other property (including IP Rights) that, in the reasonable judgment of the Borrower, is (i) no longer used or useful in its business (or in the business of any Restricted Subsidiary of the Borrower) or (ii) otherwise economically impracticable to maintain; (f) Dispositions of cash, Cash Equivalents, and/or Investment Grade Assets and/or other assets that were Cash Equivalents or Investment Grade Assets when the relevant original Investment was made; (g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (i) Permitted Investments (other than pursuant to clause (j) of the definition thereof), (ii) Liens not prohibited under this Agreement or (iii) Restricted Payments permitted to be made, and that are made, under Section 6.1 (other than Section 6.1(b)(ix)); (h) [Reserved]; 4 1094001.08-CHISR01A - MSW (i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property; (j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell and/or put/call arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements; (k) Dispositions of (i) accounts receivable, or participations therein, in the ordinary course of business, consistent with past practice or consistent with industry norm (including any discount and/or forgiveness thereof and sales to factors or similar third parties) or in connection with the collection or compromise thereof and (ii) receivables, or participations therein, and related assets (or the Equity Interests in a Subsidiary, all or substantially all of the assets of which are receivables, or participations therein, and related assets) pursuant to any Permitted Receivables Financing; (l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Restricted Subsidiaries or (ii) that relate to closed facilities or the discontinuation of any product or business line; (m) (i) any termination of any lease, assignment, sublease, license or sublicense in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business, consistent with past practice or consistent with industry norm or otherwise if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries, taken as a whole, and is not materially disadvantageous to the Issuing Bank; (n) (i) Dispositions of property subject to foreclosure, casualty, eminent domain, expropriation, forced dispositions or condemnation proceedings (including in lieu thereof or any similar proceeding), (ii) any involuntary loss, damage or destruction of any property and (iii) transfers of any property that have been subject to a casualty event to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event; (o) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed (or otherwise in connection with the closing or sale of any facility); (p) [Reserved]; (q) Dispositions of non-core assets (including Equity Interests) and sales of real estate assets acquired in a transaction after the Closing Date that the Borrower determines in good faith will not be used or useful for the continued operation of the Borrower or any of its Restricted Subsidiaries or any of their respective businesses; (r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like assets; (s) [Reserved]; (t) (i) licensing, sublicensing and cross-licensing arrangements involving any technology, intellectual property, other IP Rights or other general intangibles of the Borrower or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm or that is immaterial; and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuance or registration, or applications for issuance or registration, of IP Rights, which, in the

5 1094001.08-CHISR01A - MSW reasonable business judgment of the Borrower, are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or are no longer economically practicable or commercially reasonable to maintain; (u) terminations or unwinds of Derivative Transactions and Banking Services; (v) any Disposition of Equity Interests of, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no assets other than the Equity Interests of such Unrestricted Subsidiary); (w) Dispositions of real estate assets and related assets in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower and/or its Restricted Subsidiaries in connection with relocation activities for directors, officers, employees, members of management, managers, partners or consultants of the Borrower and/or any Restricted Subsidiary; (x) Dispositions made to comply with any order of any governmental authority or any applicable Requirements of Law (including the Dispositions of any assets (including Equity Interests) made to obtain the approval of any applicable antitrust authority in connection with any acquisition); (y) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in the U.S., any state thereof or the District of Columbia and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction; (z) any sale of equipment purchased at the end of an operating lease and resold thereafter; (aa) [Reserved]; (bb) any sale of Equity Interests of the Borrower; (cc) any Disposition made in connection with any tax restructuring; (dd) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted hereby; (ee) any Disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale of acquisition; (ff) any sale of property or assets, if the acquisition of such property or assets was financed with Excluded Contributions and the proceeds of such sale are used to make a Restricted Payment pursuant to clause (2) of Section 6.1(a) or Section 6.1(b)(iii); (gg) any Disposition of non-revenue producing assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Borrower or any Restricted Subsidiaries to such Person; (hh) other Dispositions (including those of the type otherwise described herein) involving assets having a Fair Market Value of not more than the greater of $20.0 million and 5.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries (measured at the time of contractually agreeing to such Disposition); 6 1094001.08-CHISR01A - MSW (ii) the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law; (jj) any sale, conveyance, transfer or other disposition to effect the formation of any Restricted Subsidiary that has been formed upon the consummation of a Division; provided that any Disposition or other allocation of assets (including any equity interests of such Subsidiary) in connection therewith is otherwise not prohibited under this Agreement; and (kk) any transfer of properties or assets that is a maritime vessel sharing arrangement in the ordinary course of business, or entry by the Borrower or any Subsidiary of the Borrower into one or more leases, charters, pool agreements or operations or service contracts with respect to any vessels. In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale (or constitutes a permitted exception to the definition of “Asset Sale”) and would also be a permitted Restricted Payment or Permitted Investment, the Borrower, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale (or a permitted exception thereto) and/or one or more of the types of permitted Restricted Payments or Permitted Investments. “Auto-Extension Letter of Credit”: as defined in Section 2.1(f)(iii). “Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Banking Services”: each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and Deposit Accounts. “Bankruptcy Code”: Title 11 of the United States Code, as amended. “Bankruptcy Event”: with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Issuing Bank, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person. “Bankruptcy Law”: the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors. 7 1094001.08-CHISR01A - MSW “Base Rate”: for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day as determined by Issuing Bank and (b) the Federal Funds Effective Rate for such day plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be. “Beneficial Ownership Certification”: a certification regarding individual beneficial ownership solely to the extent required by 31 C.F.R. §1010.230. “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor). “Board of Directors”: with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors. “Borrower”: as defined in the preamble hereto. “Borrower Obligations”: the collective reference to all obligations and liabilities of the Borrower (including interest, fees and expenses accruing after the filing of any petition in bankruptcy (or which, but for the filing of such petition, would be accruing), or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees or expenses is allowed or allowable in such proceeding) to the Issuing Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, the Security Documents or the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise. “Business Day”: any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close. “Capital Stock”: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Capitalized Software Expenditures”: for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software, implementation costs of cloud computing arrangements and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries. 8 1094001.08-CHISR01A - MSW “Captive Insurance Subsidiary”: any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company (and any Restricted Subsidiary thereof). “Cash Equivalents”: as at any date of determination, (a) United States dollars, Australian Dollars, Canadian Dollars, Euros, Japanese Yen, New Swedish Krona, Pounds Sterling, Swiss Francs, any national currency of any member nation of the European Union, Yuan or such other currencies held by the Borrower and its Restricted Subsidiaries from time to time in the ordinary course of business, consistent with past practice or consistent with industry norm; (b) (i) readily marketable securities issued or directly and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the U.S., in each case having average maturities of not more than 24 months from the date of acquisition thereof, (ii) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any member nation of the European Union) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with average maturities of 24 months or less from the date of acquisition thereof and (iii) repurchase agreements and reverse repurchase agreements relating to any of the foregoing; (c) readily marketable direct obligations issued by any state, commonwealth or territory of the U.S., any political subdivision or taxing authority thereof or any public instrumentality of any of the foregoing, in each case having average maturities of not more than 24 months from the acquisition thereof and having, at the time of acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (d) commercial paper having average maturities of not more than 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and variable or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (e) below; (e) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within 24 months after such date and overnight bank deposits, in each case issued or accepted by any commercial bank or other financial institution having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the dollar equivalent thereof as of the date of determination) in the case of non-U.S. banks and other non-U.S. financial institutions and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any financial institution meeting the qualifications specified in clause (e) above; (g) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

9 1094001.08-CHISR01A - MSW (h) investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (i) Indebtedness or Preferred Stock issued by Persons with a rating of at least A from S&P or at least A2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) with average maturities of 24 months or less from the date of acquisition; (j) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (i) above, (ii) net assets of not less than $100.0 million and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency); (k) instruments equivalent to those referred to in clauses (a) through (j) above and clauses (l) and (m) below comparable in credit quality and tenor to those referred to in such clauses and customarily used by companies for cash management purposes in any jurisdiction outside the U.S. in which any Subsidiary operates; (l) investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (e) above and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (k) of this definition; (m) investment funds investing at least 90.0% of their assets in the types of investments referred to in clauses (a) through (l) above; (n) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law; and (o) (i) investments of the type and maturity described in clauses (a) through (n) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other investments utilized by any Foreign Subsidiary and customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes that are analogous to the investments described in clauses (a) through (n) above and in clause (i) of this clause (o). Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts. For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Agreement regardless of the treatment of such items under GAAP. “Cash Management Agreement”: any agreement relating to treasury, depositary or cash management services provided to the Borrower or any Restricted Subsidiary. “Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all 10 1094001.08-CHISR01A - MSW requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Change of Control”: the occurrence of one or more of the following events after the Closing Date: (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or (2) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of the Borrower (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) representing more than 50.0% of the total voting power of all of the outstanding Voting Stock of the Borrower, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint directors having a majority of the aggregate votes on the Board of Directors of the Borrower. Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Borrower owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group (other than Permitted Holders) will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50.0% of the total voting power of the Voting Stock of such Person’s parent and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner. “Charge”: any fee, loss, charge, expense, cost, accrual or reserve of any kind (in each case, if applicable, as defined under GAAP). “Closing Date”: the date on which the conditions specified in Section 4.1 are satisfied (or waived). “Code”: the Internal Revenue Code of 1986, as amended. “Collateral”: all of the assets and property of the Borrower or any Guarantor, whether real, personal or mixed, securing or purported to secure any Obligations (including the LC Cash Collateral Account), other than Excluded Assets. 11 1094001.08-CHISR01A - MSW “Common Representative”: as defined in the Equal Priority Intercreditor Agreement. “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. “Compliance Certificate”: a certificate duly executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit A. “Consolidated EBITDA”: with respect to any Person for any Test Period, the sum of: (a) Consolidated Net Income of such Person for such period; plus (b) without duplication and, other than with respect to clauses (b)(vii), (xiii) and (xv) of this definition of “Consolidated EBITDA”, to the extent already deducted (and not added back) or not included in arriving at such Consolidated Net Income, the sum of the following amounts: (i) Fixed Charges and, to the extent not reflected in such Fixed Charges, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and bank and letter of credit fees, debt rating monitoring fees and costs of surety, performance or completion bonds, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a) through (n) thereof; (ii) taxes paid and any provision for taxes, including income, capital, profit, revenue, federal, state, foreign, provincial, franchise, unitary, excise and similar taxes, property taxes, foreign withholding taxes and foreign unreimbursed value added taxes (including (x) penalties and interest related to any such tax or arising from any tax examination, (y) pursuant to any tax sharing arrangement or as a result of any tax distribution and (z) in respect of repatriated funds) of such Person paid or accrued during such period, any net tax expense associated with any adjustment made pursuant to clauses (a) through (w) of the definition of “Consolidated Net Income”; (iii) (A) depreciation and (B) amortization (including capitalized fees and costs, including in respect of any Permitted Receivables Financing, and amortization of goodwill, software, internal labor costs, deferred financing fees or costs, original issue discount resulting from the issuance of Indebtedness at less than par and other debt issuance costs, commissions, fees and expenses, other intangible assets (including intangible assets established through purchase accounting of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP), customer acquisition costs, capitalized expenditures (including Capitalized Software Expenditures) and incentive payments, conversion costs, and contract acquisition costs); (iv) any non-cash Charge (provided that (x) to the extent that any such non-cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA (as a deduction in calculating net income or otherwise) to such extent in such period and (y) any non-cash Charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period, except for non-cash Charges in respect of prepaid installation and construction Charges, shall be excluded); 12 1094001.08-CHISR01A - MSW (v) (A) any Charge incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan, phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement, any pension plan (including any post-employment benefit scheme to which the relevant pension trustee has agreed), any stock subscription or shareholder agreement, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any Charge incurred in connection with the rollover, acceleration or payout of Equity Interests held by directors, officers, managers and/or employees (or any Immediate Family Member thereof) of such Person or any of its Restricted Subsidiaries; (vi) [Reserved]; (vii) the aggregate amount of Consolidated Net Income for such period attributable to non-controlling interests and/or minority interests of third parties in any non-Wholly-Owned Subsidiary, excluding cash distributions in respect thereof to the extent already included in Consolidated Net Income; (viii) the amount of any contingent payments in connection with the licensing of intellectual property or other assets; (ix) [Reserved]; (x) the amount of fees, Charges, expense reimbursements and indemnities paid to directors; (xi) the amount of any Charge incurred or accrued in connection with sales of receivables and related assets in connection with any Permitted Receivables Financing; (xii) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715, and any other items of a similar nature; (xiii) adjustments permitted or required by Article 11 of Regulation S-X of the Securities Act; (xiv) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP; and (xv) with respect to any joint venture that is not a Subsidiary of the Borrower or that is accounted for by the equity method of accounting, an amount equal to the proportion of those items described in clauses (i), (ii) and (iii) above relating to such joint venture corresponding to such Person and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), except to the extent such joint venture’s Consolidated Net Income is excluded from such Person’s Consolidated Net Income; plus (c) without duplication and to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash

13 1094001.08-CHISR01A - MSW expenditures) during such period, so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated EBITDA pursuant to clause (f) below for any previous period and not added back; plus (d) without duplication, the amount of “run rate” cost savings, operating expense reductions, synergies and operating improvements (including the entry into or termination of material contracts (including Customer Contracts) and arrangements) (collectively, “Run Rate Benefits”) related to any acquisition, Investment, disposition, incurrence, repayment or refinancing of Indebtedness, Restricted Payment, Subsidiary designation, operating improvement, tax restructuring or other restructuring, cost savings initiative and/or any similar transaction or initiative (any such operating improvement, restructuring, cost savings initiative or other transaction, action or initiative, a “Run Rate Initiative”) projected by the Borrower in good faith, including as a result of any alternative arrangements projected by the Borrower in good faith to be available, to be realized as a result of actions that have been taken or initiated (or with respect to which substantial steps have been taken or initiated) or are expected to be taken (in the good faith determination of the Borrower), including any cost savings, expenses and Charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, the Borrower or any of its Restricted Subsidiaries within 24 months after such Run Rate Initiative (which Run Rate Benefits shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such Run Rate Benefits had been realized on the first day of the relevant period), in each case net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable (for the avoidance of doubt, whether or not permitted to be added back under the rules and regulations of the SEC) and (B) no Run Rate Benefits shall be added pursuant to this clause (d) to the extent duplicative of any Charges relating to such Run Rate Benefits that increased Consolidated Net Income pursuant to clause (d) of the definition thereof (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken or initiated or that is expected to be taken); plus (e) (i) the aggregate amount of “run rate” income that would have been earned pursuant to Customer Contracts entered into on or prior to the last day of such period (net of actual income earned pursuant to such Customer Contracts during such period) as estimated by the Borrower in good faith as if such Customer Contract had been entered into at the beginning of such period and determined assuming the contracted pricing for such Customer Contract was applicable (at the highest contracted rate and calculated based on assumed volumes, costs and margin determined by the Borrower to be a reasonable good faith estimate of the actual volumes and costs associated with such Customer Contract) during the entire Test Period, less (ii) any actual income earned under any Customer Contract that was cancelled or otherwise terminated in accordance with its terms during such period, or for which the Borrower has received notice that such cancellation or termination will occur; minus (f) without duplication, any amount that, in the determination of such Consolidated Net Income for such period, has been included for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); minus (g) without duplication, the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that is accounted for in a prior period and that was added to Consolidated Net Income of the Borrower to determine Consolidated EBITDA of the Borrower for such prior period and that does not otherwise reduce such Consolidated Net Income for the current period. Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any period shall be calculated on a pro forma basis. 14 1094001.08-CHISR01A - MSW “Consolidated First Lien Debt”: as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt of such Person outstanding on such date (a) that constitutes Obligations or Secured Notes Obligations or (b) that is secured by a Lien on the Collateral that does not rank junior to the Liens on the Collateral securing the Obligations (excluding, for the avoidance of doubt, any obligation with respect to a Financing Lease of the Borrower or any Restricted Subsidiary secured by Liens on the assets subject thereto). “Consolidated First Lien Debt Ratio”: the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended on or prior to such date of determination to (b) Annualized EBITDA, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Consolidated Interest Expense”: cash interest expense (including that attributable to Financing Leases), net of cash interest income of the Borrower and the Restricted Subsidiaries with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries to the extent included in the calculation of Consolidated Total Debt, including all commissions, discounts and other cash fees and Charges owed with respect to letters of credit and bankers’ acceptance financing and net costs (less net cash payments in connection therewith) under Specified Hedge Agreements and any Restricted Payments on account of Disqualified Stock made pursuant to Section 6.1(b)(xiv), but in any event excluding, for the avoidance of doubt, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, amortization of deferred financing costs, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest expense and any capitalized interest, whether paid or accrued (including as a result of the effects of purchase accounting or pushdown accounting), (b) any capitalized interest, whether paid in cash or otherwise, and any other non-cash interest expense, whether paid in cash or accrued, (c) any one-time cash costs associated with breakage in respect of Hedge Agreements for interest rates, (d) commissions, discounts, yield, make- whole premium and other fees and Charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (e) all non-recurring interest expense or “additional interest”, “special interest” or “liquidated damages” for failure to timely comply with registration rights obligations, (f) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any acquisition or Investment, all as calculated on a consolidated basis in accordance with GAAP, (g) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, (h) penalties and interest relating to taxes, (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (j) [Reserved], (k) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (l) any expensing of bridge, arrangement, structuring, commitment or other financing fees or closing payments related to any transaction on or after the Issue Date, (m) any lease, rental or other expense, in connection with Non-Financing Lease Obligations or (n) annual agency or similar fees paid to the administrative agents, collateral agents and other agents under any Credit Facility. For purposes of this definition, interest on obligations in respect of Financing Leases shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such obligations in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP). “Consolidated Net Income”: with respect to any Person (the “Subject Person”) for any Test Period, an amount equal to the net income (loss), determined in accordance with GAAP, attributable to such Person and its Restricted Subsidiaries on a consolidated basis, but excluding (and excluding the effect of), without duplication: (a) (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted 15 1094001.08-CHISR01A - MSW Subsidiaries) has an interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash or Cash Equivalents (or to the extent converted into cash or into Cash Equivalents) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has an interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period; (b) [Reserved]; (c) any gain or Charge from (A) any extraordinary or exceptional items and/or (B) any non-recurring or unusual item (including any non-recurring or unusual accruals or reserves in respect of any extraordinary, exceptional, non-recurring or unusual items) and/or (C) any Charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order; (d) any Charge attributable to the development, undertaking and/or implementation of any Run Rate Initiatives (including in connection with any integration, restructuring, strategic initiative or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility/location opening and/or pre-opening, any inventory optimization program and/or any curtailment), any business optimization Charge (including related to rate changes, new product or service introductions and other strategic or cost savings initiatives), any duplicative running costs, any restructuring Charge (including any Charge relating to any tax restructuring and/or acquisitions and adjustments to existing reserves and whether or not classified as a restructuring expense on the consolidated financial statements), any Charge relating to the closure or consolidation of any facility or location and/or discontinued operations (including severance, rent termination costs, contract termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative (including any multi-year strategic initiative), any signing Charge, any retention or completion bonus, any other recruiting, signing and retention Charges, any expansion and/or relocation Charge, any Charge associated with any curtailments or modification to any pension and post-retirement employee benefit plan (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments thereof), any software or other intellectual property development Charge, any Charge associated with new systems design, any implementation Charge, any startup Charge, any Charge in connection with new operations, any consulting Charge and/or any business development Charge; (e) Transaction Costs; (f) any Charge (including any transaction or retention bonus or similar payment or any amortization thereof for such period) incurred in connection with the consummation of any transaction (including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed), including any issuance or offering of Equity Interests, any disposition, any spin-off transaction, any recapitalization, any acquisition, merger, consolidation or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment, termination or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction and/or any Investment, including any acquisition, and/or “growth” capital expenditure including, in each case, any earn-out or other contingent consideration obligation expense or purchase price adjustment, integration expense or nonrecurring merger costs incurred during such period as a result of any such transactions, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification Topic 805 and gains or losses associated with FASB Accounting Standards Codification Topic 460) and any adjustments of any of the foregoing, 16 1094001.08-CHISR01A - MSW including such Charges related to (i) the Transactions and (ii) any amendment, termination or other modification of the Notes or other Indebtedness; (g) the amount of any Charge that is actually reimbursed (or reimbursable by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance); provided that the relevant Person in good faith expects to receive reimbursement for such Charge within the next four fiscal quarters (it being understood that to the extent any reimbursement amount is not actually received within such four fiscal quarters, such reimbursement amount shall be deducted in calculating Consolidated Net Income in the next succeeding fiscal quarter); (h) any net gain or Charge (less all fees and expenses chargeable thereto) with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (including asset retirement costs, but other than (A) at the option of the Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof and (B) dispositions of inventory in the ordinary course of business), (ii) any location that has been closed during such period and/or (iii) any returned or surplus assets outside the ordinary course of business; (i) any net income or Charge that is established, adjusted and/or incurred, as applicable, and attributable to the early extinguishment of Indebtedness, any Hedge Agreement or other derivative instrument (including deferred financing costs written off and premiums paid); (j) any Charge that is established, adjusted or incurred, as applicable, within 24 months of the closing of any acquisition or other Investment, in each case, in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period; (k) (i) the effects of adjustments (including the effects of such adjustments pushed down to the relevant Person and its Subsidiaries) resulting from the application of acquisition method, purchase and/or recapitalization accounting in relation to any consummated acquisition or similar transaction or recapitalization accounting or the amortization or write-off of any amounts thereof, net of taxes including adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, lease, software, goodwill, intangible asset, in-process research and development, Deferred Revenue, advanced billing and debt line items thereof) and/or (ii) at the election of the Borrower with respect to any fiscal quarter, and subject to the last paragraph of the definition of “GAAP”, the cumulative effect of any change in accounting principles or standards (effected by way of either a cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and/or any change resulting from the adoption or modification of accounting principles, standards and/or policies (including any impact resulting from an election by the Borrower to apply IFRS or other accounting changes) and any costs, charges, losses, fees or expenses in connection with the implementation or tracking of such changes or modifications; (l) (i) any compensation Charge and/or any other Charge arising from the granting, rollover, acceleration or payment of any stock-based awards, partnership interest-based awards and similar awards or arrangements (including with respect to any profits interest relating to membership interests or partnership interests in any limited liability company or partnership, and including any stock option, profits interest, restricted stock or equity incentive payments) and the granting, rollover, acceleration or payment of any stock appreciation or similar right, management equity plan, employee benefit plan or agreement, stock option plan and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement) and (ii) payments made to option, phantom equity or profits interests holders of such Person in connection with, or as a result of, any distribution made to equity holders of such Person, which payments are being made to compensate such option, phantom equity or profits interests holders as though they were equity holders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case, to the extent permitted under this Agreement

17 1094001.08-CHISR01A - MSW (including expenses relating to distributions made to equity holders of such Person resulting from the application of FASB Accounting Standards Codification Topic 718); (m) amortization of intangible assets; (n) any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, leased right of use assets and investments in debt and equity securities); (o) solely for the purpose of determining the amount available under clause (2)(B) of Section 6.1(a), the net income in such period of any Restricted Subsidiary (other than any Guarantor) that, as of the date of determination, is subject to any restriction on its ability to pay dividends or make other distributions, directly or indirectly, by operation of its organizational documents or any agreement, instrument, judgment, decree, order or Requirements of Law applicable thereto (other than (A) any restriction that has been waived or otherwise released, (B) any restriction set forth in this Agreement, similar restrictions (or other customary restrictions, as determined in good faith by the Borrower) set forth in any Credit Facilities or other Indebtedness and any restriction set forth in the documents relating to any Refinancing Indebtedness in respect of any of the foregoing and/or (C) restrictions arising pursuant to other agreements or instruments if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to Issuing Bank than the encumbrances and restrictions contained in this Agreement or any Credit Facilities or other Indebtedness contemplated by the preceding clause (B) (as determined by the Borrower in good faith)); it being understood and agreed that Consolidated Net Income will be increased by the amount of any payments made in cash (or converted into cash) or in Cash Equivalents to the Borrower or any Restricted Subsidiary (other than the Restricted Subsidiary that is subject to the relevant restriction) in respect of any such income; (p) (i) any realized or unrealized gain or loss in respect of (A) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to FASB Accounting Standards Codification Topic 815-Derivatives and Hedging or any other financial instrument pursuant to FASB Accounting Standards Codification Topic 825 and (ii) any realized or unrealized foreign currency exchange gain or loss (including any currency remeasurement of Indebtedness or other balance sheet items), any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the foregoing or any other currency related risk and any gain or loss resulting from revaluation of intercompany balances (including Indebtedness and other balance sheet items); (q) any deferred tax expense associated with any tax deduction or net operating loss arising as a result of the Transactions, or the release of any valuation allowance related to any such item; (r) any reserves, accruals or non-cash Charges related to adjustments to historical tax exposures, including social security, federal unemployment, state unemployment and state disability taxes deducted in the calculation of net income during such period (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made); (s) any accruals or obligations accrued related to workers’ compensation programs to the extent that expenses deducted in the calculation of net income exceed the net amounts paid in cash related to workers’ compensation programs in that period; (t) any net income or Charge attributable to deferred compensation plans or trusts; 18 1094001.08-CHISR01A - MSW (u) income or expense related to changes in the fair value of contingent liability in connection with earn-out obligations, purchase price adjustments and similar liabilities in connection with any acquisition or Investment; (v) any non-cash interest expense or non-cash interest income, in each case, to the extent that there is no associated cash disbursement or receipt; and (w) effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates). In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace and reimbursement of expenses and charges that are covered by indemnification, insurance and other reimbursement provisions, including to the extent such insurance proceeds or reimbursement relate to events or periods occurring prior to the Issue Date (whether or not received during such period so long as such Person in good faith expects to receive the same within the next four fiscal quarters; it being understood that to the extent such proceeds are not actually received within the next four fiscal quarters, such proceeds shall be deducted in calculating Consolidated Net Income for such fiscal quarters) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. For the purpose of clause (2)(B) of Section 6.1(a) only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances that constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (2)(E), (2)(F) or (2)(G) of Section 6.1(a). “Consolidated Secured Debt”: as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt of such Person outstanding on such date that is secured by a Lien on the Collateral (excluding, for the avoidance of doubt, any obligation with respect to a Financing Lease of the Borrower or any Restricted Subsidiary secured by Liens on the assets subject thereto). “Consolidated Secured Debt Ratio”: the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of the last day of the Test Period then most recently ended on or prior to such date of determination to (b) Annualized EBITDA, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Consolidated Total Assets”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date (assuming, for such purpose, that such Person’s only Subsidiaries are its Restricted Subsidiaries). “Consolidated Total Debt”: as to any Person at any date of determination, an amount equal to the sum of (1) the aggregate principal amount of all third party debt for borrowed money (including letter of credit drawings that have not been reimbursed within ten Business Days and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds and similar instruments), obligations in respect of Financing Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, (a) undrawn letters of credit, (b) Hedging Obligations, (c) all undrawn amounts under revolving credit facilities (except to the extent of any Elected Amounts) and (d) all obligations relating to Permitted Receivables Financings) and (2) the aggregate amount of all outstanding Disqualified Stock of such Person and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary 19 1094001.08-CHISR01A - MSW liquidation preferences and maximum fixed repurchase prices, in each case of such Person and its Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of purchase or pushdown accounting in connection with any acquisition, Investment or other similar transaction); provided that “Consolidated Total Debt” shall be calculated (i) net of all unrestricted cash and Cash Equivalents of such Person and its Restricted Subsidiaries at such date of determination and (ii) to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidence of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of cash and Cash Equivalents. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Debt shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value shall be determined in good faith by the Board of Directors or senior management of such Person. “Consolidated Total Debt Ratio”: the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of the last day of the Test Period then most recently ended on or prior to such date of determination to (b) Annualized EBITDA, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Contingent Obligations”: with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent: (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (2) to advance or supply funds: (A) for the purchase or payment of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof. “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound. “Control”: as defined in the definition of Affiliate. “Control Agreement”: that certain Deposit Account Control Agreement, dated as of the date hereof, by and among the Borrower, the Issuing Bank and the Account Bank with respect to the LC Cash Collateral Account. “Controlling Authorized Representative”: as defined in the Equal Priority Intercreditor Agreement. “Credit Agreement”: that certain credit agreement, dated as of April 15, 2021, among the Borrower, as borrower, the guarantors from time to time party thereto, the lenders and issuing banks from 20 1094001.08-CHISR01A - MSW time to time party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent and as collateral agent. “Credit Event”: each issuance or amendment of a Letter of Credit. “Credit Facility”: with respect to the Borrower or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuance is permitted under Section 6.3) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise. “Customer Contracts”: contracts entered into by the Borrower or any of its Restricted Subsidiaries for the sale, lease and/or other provision of products, goods and services by the Borrower or any such Restricted Subsidiary. “date of determination”: the applicable date of determination for the specified ratio, amount or percentage. “Debt to Total Capitalization Ratio”: as of any date of determination for the Borrower and the Restricted Subsidiaries, the ratio of (x) Consolidated Total Debt to (y) the greater of (i) total capitalization calculated in accordance with GAAP and (ii) total capitalization calculated based on then-current stock trading price of the Borrower. “Default”: any event that is, or after notice or lapse of time or both would become, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default. “Default Rate”: with respect to all amounts, expenses, costs and fees, a per annum rate equal to (a) the Interest Rate plus (b) 2.00%. “Deferred Revenue”: at any date, the amount set forth opposite the caption “deferred revenue” (or any like caption or included in any other caption, including current and non-current designations) on a consolidated balance sheet at such date; provided that such balance shall be determined excluding the effects of acquisition method accounting. “Deposit Account”: a demand, time, savings, passbook or like account with a bank, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC) or any account evidenced by an instrument (within the meaning of the UCC). “Derivative Transaction”: (a) any interest rate transaction, including any interest rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange rate transaction, including any cross currency interest rate swap, any forward foreign exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal and natural gas)

21 1094001.08-CHISR01A - MSW derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants of the Borrower or its Subsidiaries shall constitute a Derivative Transaction. “Designated Non-Cash Consideration”: the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation (which amount shall be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents). A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for, in each case, cash or Cash Equivalents in compliance with Section 6.4. “Designated Preferred Stock”: Preferred Stock of the Borrower (other than Disqualified Stock) that is issued for cash (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, the cash proceeds of which shall be excluded from the calculation set forth in clause (2) of Section 6.1(a). “Designs”: any and all and any part of the following: (a) all design patents and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith; (b) all reissues, extensions or renewals thereof; (c) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing; and (e) all rights corresponding to any of the foregoing. “Disposition”: has the meaning set forth in the definition of Asset Sale. “Disqualified Stock”: any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock and cash in lieu of fractional shares of such Capital Stock), in whole or in part, on or prior to the date that is 91 days after the Stated Maturity Date of the Credit Agreement at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to the date that is 91 days following such maturity date shall constitute Disqualified Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Stock, in each case at any time on or prior to the date that is 91 days after the Stated Maturity Date of the Credit Agreement at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to the date that is 91 days following the Stated Maturity Date of the Credit Agreement at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to the date that is 91 days following the Stated Maturity Date of the Credit Agreement shall constitute Disqualified Stock) or (d) provides for the scheduled payments of dividends in cash on or prior to the date that is 91 days following the Stated Maturity Date of the Credit Agreement at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof requiring the issuer thereof to, or provisions thereof giving holders thereof (or the holders of any security into or for which such Capital 22 1094001.08-CHISR01A - MSW Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to, redeem or purchase such Capital Stock upon the occurrence of any change of control, any disposition, asset sale (including pursuant to any casualty or condemnation event or eminent domain) or similar event shall not constitute Disqualified Stock. Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing) of the Borrower or any Restricted Subsidiary, or by any such plan to such directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management, member, partner, independent contractor or consultant (or by any Immediate Family Member of the foregoing) of the Borrower (or by any Subsidiary) shall be considered Disqualified Stock solely because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time. “Division”: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement that is established by the laws of the jurisdiction of organization of any of the foregoing Persons), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Dollars” and “$”: dollars in lawful currency of the United States of America. “Domestic Subsidiary”: any Restricted Subsidiary (other than a Foreign Subsidiary) that is organized or existing under the laws of the United States, any state thereof or the District of Columbia. “EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country”: (a) any of the member states of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway. “EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Elected Amount”: as set forth in Section 1.7(h). “Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. “Environment”: ambient air, indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, sediments and natural resources such as wetlands, flora and fauna. “Environmental Claim”: any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order, or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with the presence, Release of, or exposure 23 1094001.08-CHISR01A - MSW to, any Hazardous Materials; or (c) in connection with any actual or alleged damage, injury, threat, or harm to the Environment. “Environmental Laws”: any and all Laws regulating, relating to or imposing liability or standards of conduct concerning pollution, protection or regulation of the Environment or human health or safety in connection with exposure to Hazardous Materials, as has been, is now, or may at any time hereafter be, in effect and including the common law insofar as it relates to any of the foregoing. “Environmental Permits”: any and all Permits required under, or issued pursuant to, any Environmental Law and including the common law insofar as it relates to any of the foregoing. “Equal Lien Priority”: with respect to specified Indebtedness, such Indebtedness is secured by a Lien that is equal in priority to the Liens on specified Collateral (but without regard to control of remedies) and is subject to the Equal Priority Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Equal Priority Intercreditor Agreement, taken as a whole). “Equal Priority Collateral Agent”: the Equal Priority Representative for the holders of the Equal Priority Obligations. “Equal Priority ICA Joinder Agreement”: that certain Other Equal Priority Joinder Agreement No. 1, dated the date hereof, to the Equal Priority Intercreditor Agreement by the Issuing Bank and acknowledged by U.S. Bank National Association, as 2025 Notes Collateral Agent, U.S. Bank National Association, as 2026 Notes Collateral Agent, U.S. Bank National Association, as Initial Common Representative, Morgan Stanley Senior Funding, Inc., as the Credit Facility Agent and each Loan Party. “Equal Priority Intercreditor Agreement”: that certain intercreditor agreement with respect to the Collateral, dated as of April 12, 2021, among U.S. Bank National Association, as 2025 Notes Collateral Agent, U.S. Bank National Association, as 2026 Notes Collateral Agent, U.S. Bank National Association, as Initial Common Representative, Morgan Stanley Senior Funding, Inc., as the Credit Facility Agent, each Additional Common Representative from time to time party thereto, and each additional Authorized Representative from time to time party thereto, and acknowledged by each Loan Party. “Equal Priority Obligations”: collectively, (1) the obligations incurred pursuant to the Credit Agreement, (2) the 2025 Secured Notes Obligations (3) the 2026 Secured Notes Obligations and (4) each Series of Additional Equal Priority Obligations (including the Obligations). “Equal Priority Representative”: any “Authorized Representative” as defined in the Equal Priority Intercreditor Agreement. “Equal Priority Secured Parties”: collectively, (1) the 2025 Secured Notes Secured Parties, (2) the 2026 Secured Notes Secured Parties, (3) the secured parties under the Credit Agreement and (4) any Additional Equal Priority Secured Parties (including the Issuing Bank). “Equity Interests”: Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “ERISA”: the Employee Retirement Income Security Act of 1974. “EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default”: any of the events or conditions specified in Section 7.1(a); provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Exchange Act”: the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder. “Excluded Assets”: the following: 24 1094001.08-CHISR01A - MSW (a) any asset the grant of a security interest in which would (i) be prohibited by any enforceable anti-assignment provision set forth in any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement, (ii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement (in the case of clause (i) above, this clause (ii) and clause (iii) below, after giving effect to any applicable anti-assignment provision of the UCC or other applicable Requirements of Law) or (iii) trigger termination of, or a right of termination or any other modification of any rights under, any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision; it being understood that (A) the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right, (B) the exclusions referenced in clauses (i), (ii) and (iii) above shall not apply to the extent that the relevant contract expressly permits the grant of a security interest in all or substantially all of the assets of the Borrower or any Guarantor and (C) the exclusion set forth in this clause (a) shall only apply if the contractual prohibitions or contractual provisions that would be so violated or that would trigger any such termination, right or modification under clauses (i), (ii) or (iii) above (x) existed on the Closing Date (or in the case of any contract of a Subsidiary that is acquired following the Closing Date, as of the date of such acquisition) and were not entered into in contemplation of the Closing Date (or such acquisition) and (y) cannot be waived unilaterally by the Borrower or any of its Wholly-Owned Subsidiaries; (b) the Equity Interests of any (A) Captive Insurance Subsidiary, (B) Unrestricted Subsidiary, (C) not-for-profit or special purpose Subsidiary, (D) Receivables Subsidiary, (E) Qualified Liquefaction Development Entity or (F) Immaterial Subsidiary (other than NFE Shannon Holdings Limited); (c) any intent-to-use (or similar) trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” notice and/or filing with respect thereto; (d) any asset, the grant of a security interest in which would (i) require any governmental consent, approval, license, permit or authorization (collectively, “Governmental Consents”) that has not been obtained (provided that, in the case of the Borrower’s port lease in San Juan, Puerto Rico and the concession in respect of the Borrower’s LNG regasification terminal at the Puerto Pichilingue in Baja California Sur, Mexico (the “La Paz Facility Concession”), the Borrower has used commercially reasonable efforts to obtain any Governmental Consents necessary to grant a mortgage or similar security instrument thereon), (ii) be prohibited by applicable Requirements of Law, except, in each case of clause (i) above and this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or any other applicable Requirements of Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clause (i) or clause (ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirements of Law notwithstanding the relevant requirement or prohibition or (iii) result in material adverse tax consequences to the Borrower or any of its direct or indirect Subsidiaries as reasonably determined by the Borrower, including as a result of the operation of Section 956 of the Code; (e) (i) any leasehold real property interests (other than the leasehold of property located at 6800 NW 72nd Street, Miami, Florida, or the leasehold interest relating to the LNG storage and regasification facility at the Port of Montego Bay, Jamaica) or concessions (provided that, in the case of the port lease in San Juan, Puerto Rico and the La Paz Facility Concession, the Borrower has used commercially reasonable efforts to obtain any Governmental Consents necessary to grant a mortgage or similar security instrument thereon) and (ii) any fee owned real property that is not a Material Real Estate Asset or that is located in a “special flood zone” (and no landlord lien waivers, estoppels or collateral access letters shall be required to be delivered);

25 1094001.08-CHISR01A - MSW (f) any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary that cannot be pledged without (i) the consent of one or more third parties other than the Borrower or any of its Restricted Subsidiaries under the organizational documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of this Agreement that may be exercised by any third party other than the Borrower or any of its Restricted Subsidiaries in accordance with the organizational documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary; (g) (i) motor vehicles, tankers, marine vessels, ISO containers and other assets subject to certificates of title, other than any tankers or other marine vessels with a value (as reasonably estimated by the Borrower) in excess of $40.0 million, (ii) letter-of-credit rights not constituting supporting obligations of other Collateral and (iii) commercial tort claims with a value (as reasonably estimated by the Borrower) of less than $40.0 million, except, in each case of the foregoing clauses (i)-(iii), to the extent a security interest therein can be perfected solely by the filing of a UCC financing statement; (h) any margin stock; (i) any cash or Cash Equivalents, Deposit Account, commodities account or securities account (including securities entitlements and related assets but excluding the LC Cash Collateral Account and cash and Cash Equivalents representing the proceeds of assets otherwise constituting Collateral); (j) any lease, license or other agreement or contract or any asset subject thereto (including pursuant to a purchase money security interest, Financing Lease or similar arrangement) that is, in each case, not prohibited by the terms of this Agreement to the extent that the grant of a security interest therein would violate or invalidate such lease, license or agreement or contract or purchase money, Financing Lease or similar arrangement or trigger a right of termination in favor of any other party thereto (other than the Borrower or any of its Restricted Subsidiaries) after giving effect to the applicable anti- assignment provisions of the UCC or any other applicable Requirements of Law; it being understood that the term “Excluded Asset” shall not include any proceeds or receivables arising out of any asset described in this clause (j) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Requirements of Law notwithstanding the relevant requirement or prohibition; (k) any asset with respect to which the Borrower and the Issuing Bank has reasonably agreed that the cost, burden, difficulty or consequence (including any effect on the ability of the Borrower or any Guarantor to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the Issuing Bank of the security afforded thereby, which determination is evidenced in writing; (l) receivables and related assets (or interests therein) (i) disposed of to any Receivables Subsidiary in connection with a Permitted Receivables Financing or (ii) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing; and (m) any governmental licenses, permits or authorizations, or U.S. or foreign state or local franchises, charters or authorizations, to the extent a security interest in any such license, permit, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) or where the effect thereof would be to limit or diminish the Borrower’s or any Guarantor’s ability to utilize such license, permit franchise, charter or authorization in the conduct of its business in the ordinary course. “Excluded Contribution”: the aggregate amount of cash or Cash Equivalents or the Fair Market Value of other assets received by the Borrower or any of its Restricted Subsidiaries after the Issue Date from: 26 1094001.08-CHISR01A - MSW (a) contributions in respect of Qualified Capital Stock of the Borrower or any of its Restricted Subsidiaries (other than any amounts received from the Borrower or any of its Restricted Subsidiaries), (b) the sale of Qualified Capital Stock of the Borrower (other than (i) to any Restricted Subsidiary of the Borrower, (ii) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, (iii) with the proceeds of any loan or advance made pursuant to clause (h)(i) of the definition of “Permitted Investments” or (iv) Designated Preferred Stock), including any addition to capital as a result of any consolidation, merger or similar transaction with the Borrower or any Restricted Subsidiary, to the extent designated as an Excluded Contribution and the proceeds of which have not been applied in reliance on Section 6.1(a)(iv)(B) or to make a Restricted Payment pursuant to Section 6.1(b)(ii)(2) or 6.1(b)(xxix)(1), and (c) dividends, distributions, other Returns, fees and other payments from any Unrestricted Subsidiaries or joint ventures or Investments in entities that are not Restricted Subsidiaries. “Existing Notes”: collectively, the 2025 Notes and the 2026 Notes. “Existing Indentures”: collectively, the 2025 Indenture and the 2026 Indenture. “Existing Note Guarantees”: collectively, the 2025 Note Guarantees and the 2026 Note Guarantees. “Extended Maturity Date”: as defined in Section 2.4(a). “Extension Date”: as defined in Section 2.4(a). “Fair Market Value”: with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined in good faith by the Borrower, which determination will be conclusive (unless otherwise provided in this Agreement). “FASB”: the Financial Accounting Standards Board of the American Institute of Certified Public Accountants. “FCPA”: as defined in Section 3.22(b). “Federal Funds Effective Rate”: for any day, the greater of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate charged to Issuing Bank on such day on such transactions as determined by Issuing Bank) and (b) 0%. “Federal Reserve Board”: the Board of Governors of the Federal Reserve System. “Fee Letter”: that certain letter agreement regarding fees, dated as of the date hereof, between the Borrower and the Issuing Bank. “Financing Lease”: as applied to any Person, any obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP. “Fitch”: Fitch Ratings or any of its successors or assigns that is a nationally recognized statistical rating organization within the meaning of Rule 3(a)(62) under the Exchange Act. 27 1094001.08-CHISR01A - MSW “Fixed Amount”: as defined in Section 1.7(c). “Fixed Charge Coverage Ratio”: means, as of any date of determination, the ratio of (a) Annualized EBITDA to (b) Fixed Charges for the period of four consecutive fiscal quarters then most recently ended, as of the last day of the Test Period then most recently ended, in each case of the Borrower and its Restricted Subsidiaries on a consolidated basis. “Fixed Charges”: as to the Borrower and its Restricted Subsidiaries at any date of determination, on a consolidated basis, for any period, the sum of (without duplication): (1) Consolidated Interest Expense for such period; (2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of the Borrower and its Restricted Subsidiaries made during such period; and (3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Borrower and its Restricted Subsidiaries made during such period. “Foreign Employee Benefit Plan”: any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower and its Subsidiaries, but which is not covered by ERISA pursuant to ERISA Section 4(b)(4). “Foreign Subsidiary”: any Restricted Subsidiary that is not organized under the laws of the United States of America, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary. “Fortress”: Fortress Investment Group LLC. “GAAP”: at the election of the Borrower, (i) the accounting standards and interpretations adopted by the International Accounting Standards Board, as in effect from time to time (“IFRS”) if the Borrower’s financial statements are at such time prepared in accordance with IFRS or (ii) generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided that (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (x) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (y) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification, International Accounting Standard or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (b) any calculation or determination in this Agreement that requires the application of GAAP across multiple quarters need not be calculated or determined using the same accounting standard for each constituent quarter. For avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Consolidated Net Income and Consolidated EBITDA of such Person or business shall not be excluded from the calculation of Consolidated Net Income or Consolidated EBITDA, respectively, until such disposition shall have been consummated. 28 1094001.08-CHISR01A - MSW “Governmental Authority”: any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, authority, court, central bank, agency, regulatory body or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supranational bodies such as the European Union or the European Central Bank). “Guarantee”: the guarantee by any Guarantor of the Obligations. “Guarantor”: each Subsidiary of the Borrower that executes this Agreement as a guarantor on the Closing Date and each other Subsidiary of the Borrower that thereafter guarantees the Obligations in accordance with the terms of this Agreement (but excluding any Person released from its obligations hereunder pursuant to Section 9.20). “Guarantor Obligations”: all obligations and liabilities of each Guarantor (including interest, fees and expenses after the filing of any petition in bankruptcy (or which, but for the filing of such petition, would be accruing), or the commencement of any insolvency, reorganization, examinership or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interests, fees or expenses is allowed or allowable in such proceeding) which arise under or in connection with this Agreement or any other Loan Document, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise,. “Hazardous Materials”: any material, substance, chemical, or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, or words of similar meaning or effect under any Environmental Law; or (b) can form the basis of any liability under any Environmental Law, including any Environmental Law relating to petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, polychlorinated biphenyls and toxic mold. “Hedge Agreement”: (a) any agreement with respect to any Derivative Transaction between the Borrower, any Guarantor or any Restricted Subsidiary and any other Person, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Hedging Obligations”: the obligations of the Borrower, any Guarantor or any Restricted Subsidiary under any Hedge Agreement. “IFRS”: as defined in the definition of GAAP. “Immaterial Subsidiary”: as of any date of determination, any Restricted Subsidiary of the Borrower (a) the assets of which (on a standalone basis, when combined with the assets of such Restricted Subsidiary’s subsidiaries attributable to such Restricted Subsidiary’s economic interest therein) do not exceed 3.0% of Consolidated Total Assets of the Borrower and (b) the contribution to Annualized EBITDA of which (on a standalone basis, when combined with the contribution to Annualized EBITDA of such Restricted Subsidiary’s subsidiaries, after intercompany eliminations) does not exceed 3.0% of the Annualized EBITDA of the Borrower, in each case, as of the last day of or for the most recently ended Test Period on or prior to such date of determination. “Immediate Family Member”: with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic

29 1094001.08-CHISR01A - MSW partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs, legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor. “Increased Amount”: as defined in Section 6.6(c). “Incurrence-Based Amounts”: as defined in Section 1.7(c). “Indebtedness”: as applied to any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations with respect to Financing Leases; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (d) any obligation of such Person to pay the deferred purchase price of property or services (excluding (i) any earn-out obligation, purchase price adjustment or similar obligation, unless such obligation has not been paid within 60 days after becoming due and payable and becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) any such obligations incurred ERISA), which purchase price is (A) due more than 365 days from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument; (e) all Indebtedness of others that is secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby has been assumed by such Person or is non-recourse to the credit of such Person provided that the amount of Indebtedness of any Person for purposes of this clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby; (f) letters of credit or bankers’ acceptances issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the guarantee by such Person of the Indebtedness of another, other than by endorsement of negotiable instruments for collection in the ordinary course of business; provided that the amount of Indebtedness of any Person for purposes of this clause (g) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) in the case of Indebtedness that is non-recourse to the credit of the Borrower or a Restricted Subsidiary, the Fair Market Value of the property encumbered thereby; (h) all obligations of such Person in respect of any Disqualified Stock; and (i) all net obligations of such Person in respect of any Derivative Transaction, whether or not entered into for hedging or speculative purposes, other than those providing for the delivery of a commodity pursuant to forward contracts (any such Derivative Transaction pursuant to a Hedge Agreement, a “Specified Hedge Agreement”); provided that in no event shall any obligation under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Fixed Charge Coverage Ratio or any other financial ratio under this Agreement; in each case, to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture) to the extent such Person would be liable therefor under 30 1094001.08-CHISR01A - MSW applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provided that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 or International Accounting Standard 39 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this proviso shall not be deemed an incurrence of Indebtedness under this Agreement) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amount that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement). For all purposes hereof, the Indebtedness of the Borrower and its Restricted Subsidiaries shall exclude (i) intercompany liabilities arising from cash management and accounting operations and intercompany loans, advances or Indebtedness among the Borrower and its Restricted Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) any amounts payable or other liabilities to trade creditors (including undrawn letters of credit) arising in the ordinary course of business, consistent with past practice or consistent with industry norm, including any deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iv) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), (v) Indebtedness appearing on the balance sheet of the Borrower solely by reason of pushdown accounting under GAAP, (vi) accrued expenses and royalties, (vii) asset retirement obligations and obligations in respect of performance bonds, reclamation and workers’ compensation claims, retirement, post-employment or termination obligations (including pensions and retiree medical care), pension fund obligations or contributions or similar claims, or social security or wage taxes or contributions, (viii) accrued expenses or current trade or other ordinary course payables or liabilities incurred in the ordinary course of business, consistent with past practice or consistent with industry norm (including on an intercompany basis), and obligations resulting from take-or-pay contracts entered into in the ordinary course of business, consistent with past practice or consistent with industry norm, and other liabilities associated with customer prepayments and deposits, (ix) liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, consistent with past practice or consistent with industry norm, (x) Non-Financing Lease Obligations or other obligations under or in respect of straight line leases, operating leases or Sale and Lease-Back Transactions (except to the extent resulting in a Financing Lease), any leases or rentals of equipment related to exploration, production and commercialization activities, including without limitation, leases or rentals of or related to drilling rigs, pipelines, supply boats and LNG carriers, FPSO (floating production storage and offloading) facilities, WHPs (wellhead platforms), TLWPs (tension leg wellhead platforms) and any other equipment or other assets, provided that such leases or rentals do not include a bargain purchase option, (xi) customary obligations under employment agreements and deferred compensation arrangements, (xii) Contingent Obligations, (xiii) obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business, consistent with past practice or consistent with industry norm, (xiv) any liability for taxes and (xv) any land and port concessions. “Indemnified Liabilities”: as defined in Section 0. 31 1094001.08-CHISR01A - MSW “Indemnitee”: as defined in Section 0. “Independent Financial Advisor”: an accounting, appraisal or investment banking firm or consultant of nationally recognized standing. “Information”: as defined in Section 9.14. “Insolvency”: with respect to any Multiemployer Plan, the condition that such “plan” is insolvent within the meaning of Section 4245 of ERISA. “Intercreditor Agreements”: any Equal Priority Intercreditor Agreement and any Junior Priority Intercreditor Agreement. “Interest Rate”: the Base Rate plus the Applicable Margin. “Investment”: (a) any purchase or other acquisition by the Borrower or any of its Restricted Subsidiaries of any of the securities of any other Person (other than the Borrower or any Guarantor), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance or capital contribution (other than accounts receivable, trade credit, advances to customers, intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) or any advance to any current or former employee, officer, director, member of management, manager, member, partner, consultant or independent contractor of the Borrower or any Restricted Subsidiary for moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case in the ordinary course of business, consistent with practice or consistent with industry norm of the Borrower and/or its Subsidiaries) by the Borrower or any of its Restricted Subsidiaries to any other Person. The amount of any Investment outstanding at any time shall be the original cost of such Investment (determined, in the case of an Investment made with assets of the Borrower or any Restricted Subsidiary, based on the net book value of the assets invested), minus any payments actually received by such investor representing a Return in respect of such Investment (without duplication of amounts increasing clause (2) of Section 6.1(a)), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be an Investment at such time. “Investment Grade Assets”: (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries, (c) investments in any fund that invests at least 90.0% of its assets in investments of the type described in the foregoing clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution and (d) corresponding instruments utilized by any Foreign Subsidiary and customarily used by companies in the jurisdiction of such Foreign Subsidiary for high quality investments. “Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch or the equivalent investment grade credit rating from any other nationally recognized rating agency. “IP Rights”: a license or right to use all rights in Designs, patents, trademarks, domain names, copyrights, software, Trade Secrets and all other intellectual property rights. 32 1094001.08-CHISR01A - MSW “ISP”: “International Standby Practices 1998” published by the International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit). “Issuance Period”: the period commencing on the Closing Date and ending on the date that is thirty (30) days before the Maturity Date. “Issue Date”: September 2, 2020. “Issuing Bank”: as defined in the introductory paragraph to this Agreement. “Joinder Agreement” a Joinder Agreement, substantially in the form of Exhibit B, duly executed by a Subsidiary made a party hereto pursuant to Section 5.10(a). “Judgment Currency”: as defined in Section 9.17(b) hereto. “Junior Lien Priority”: with respect to specified Indebtedness, that such Indebtedness is secured by a Lien that is junior in priority to the Liens on the Collateral securing the Senior Priority Obligations and is subject to a Junior Priority Intercreditor Agreement (it being understood that junior Liens are not required to rank equally and ratably with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting junior Liens). “Junior Priority Collateral Agent”: the Junior Priority Representative for the holders of any Junior Priority Obligations. “Junior Priority Intercreditor Agreement”: an intercreditor agreement with respect to the Collateral, entered into by, among others, the Issuing Bank, the applicable Junior Priority Collateral Agent(s) and, if applicable, any other Equal Priority Collateral Agent(s), having substantially the same terms as those described in the “Description of Notes—Security for the Notes—Junior Priority Intercreditor Agreement” section of the Offering Memorandum and other usual or customary terms reasonably acceptable to Issuing Bank. “Junior Priority Obligations”: the obligations with respect to any Indebtedness having Junior Lien Priority relative to the Obligations; provided that such Lien is permitted to be incurred under this Agreement, and provided further, that the holders of such Indebtedness or their Junior Priority Representative shall become party to a Junior Priority Intercreditor Agreement. “Junior Priority Representative”: any duly authorized representative of any holders of Junior Priority Obligations, which representative is named as such in a Junior Priority Intercreditor Agreement or any joinder thereto. “Law”: all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, any Governmental Authority. “LC Application”: means an application and agreement for the issuance or amendment of a Letter of Credit in the form of Exhibit C attached hereto. “LC Cash Collateral Account”: a deposit account in the name of the Borrower held at the Account Bank that is subject to the control of the Issuing Bank pursuant to the Control Agreement. “LC Disbursement”: a payment made by the Issuing Bank pursuant to a Letter of Credit. “LC Exposure”: any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

33 1094001.08-CHISR01A - MSW “LC Limit”: the maximum amount of Letters of Credit to be issued hereunder as may be agreed from time to time between the Issuing Bank and the Borrower. The initial amount of the LC Limit is $75,000,000. “LCT Election”: as defined in Section 1.6(a). “LCT Test Date”: as defined in Section 1.6(a). “Letter of Credit”: any letter of credit issued pursuant to this Agreement. “Lien”: any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Financing Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien. “Limited Condition Transaction”: (i) any acquisition or Investment, including by way of merger, amalgamation, consolidation, Division or similar transaction, not prohibited by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or refinancing of, any Indebtedness, Disqualified Stock or Preferred Stock, (iii) any dividend to be paid on a date subsequent to the declaration thereof or (iv) any Asset Sale or Disposition excluded from the definition of “Asset Sale”. “Liquefaction Development Entity”: (i) any Subsidiary of the Borrower, the principal operations of which are the construction, development, financing or operation of liquefaction facilities and (ii) one or more holding companies, the primary purpose of which is to hold the capital stock of any such entity, either directly or indirectly. “LNG”: natural gas in its liquid state at or below its boiling point at or near atmospheric pressure. “Loan Documents”: this Agreement, the Fee Letter and the Security Documents. “Loan Parties”: the collective reference to the Borrower and each Guarantor. “Management Investors”: the current, former or future officers, directors, managers and employees (and any Immediate Family Members of the foregoing) of the Borrower or any of its Subsidiaries who are or who become direct or indirect investors in the Borrower. “Material Adverse Effect”: any circumstances or conditions that would have a material adverse effect on (a) the ability of the Borrower to perform its payment obligations under this Agreement or any other Loan Document, (b) the rights or remedies of the Issuing Bank under this Agreement or any other Loan Document or (c) the business, assets, properties, liabilities or financial condition of the Loan Parties, taken as a whole. “Material Real Estate Asset”: any “fee-owned” real estate asset owned by a Loan Party on the Closing Date, acquired by a Loan Party after the Closing Date or owned by any Person at the time such Person becomes a Loan Party, in each case, having a Fair Market Value in excess of $25.0 million as of the date of acquisition thereof (or the date of substantial completion of any material improvement thereon or new construction thereof) or if the owning entity becomes a Loan Party after the Closing Date, as of the date such Person becomes a Loan Party. “Maturity Date”: July 15, 2022, as such date may be extended from time to time pursuant to Section 2.4; provided that, in each case, if such date is not a Business Day, then the applicable Maturity Date shall be the immediately preceding Business Day. “Maximum Rate”: as defined in Section 9.25. 34 1094001.08-CHISR01A - MSW “Moody’s”: Moody’s Investors Service, Inc. or any of its successors or assigns that is a nationally recognized statistical rating organization within the meaning of Rule 3(a)(62) under the Exchange Act. “Mortgage”: any mortgage, deed of trust or other similar agreement made by a Loan Party in favor of the Issuing Bank or any Common Representative on any Material Real Estate Asset constituting Collateral. “Multiemployer Plan”: a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA with respect to which the Borrower or any Commonly Controlled Entity has an obligation to make contributions or has any actual or contingent liability. “Net Proceeds”: the cash proceeds (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received) received by the Borrower and any of its Restricted Subsidiaries in respect of any Asset Sale, net of (i) all fees and out-of- pocket expenses paid by (or on behalf of) the Borrower and its Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees and the amount of all transfer and similar taxes and the Borrower’s good faith estimate of income or other taxes paid or payable (including pursuant to tax sharing arrangements or any tax distributions) in connection with such Asset Sale), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve (other than in connection with a payment in respect of such liability), such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by the asset disposed of in such Asset Sale and which is required to be repaid or otherwise comes due and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset), (iv) cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Asset Sale, (v) the pro rata portion of such Net Proceeds (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower and its Restricted Subsidiaries as a result thereof, (vi) the amount of any liabilities (other than Indebtedness in respect of the Notes) directly associated with such asset and retained by the Borrower or any Restricted Subsidiary, (vii) amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness (other than any unsecured Indebtedness) required (other than required by Section 4.10(b) of the Existing Indentures) to be paid as a result of such transaction and (viii) any costs associated with unwinding any related Hedging Obligations in connection with such Asset Sale. “Non-Financing Lease Obligation”: a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight line or operating lease shall be considered a Non-Financing Lease Obligation. “Obligations”: the collective reference to (a) the Borrower Obligations and (b) the Guarantor Obligations. “Offering Memorandum”: the Offering Memorandum dated August 19, 2020 relating to the offering of the 2025 Notes and as in effect on the Closing Date. “Officer’s Certificate”: a certificate signed on behalf of the Borrower by a Responsible Officer of the Borrower or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Agreement. “Organizational Documents”: with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and bylaws (or similar documents) of such Person, (ii) in the case of any limited 35 1094001.08-CHISR01A - MSW liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person, (v) in the case of any trust, the declaration of trust and trust agreement (or similar document) of such Person and (vi) in any other case, the functional equivalent of the foregoing. “Other Connection Taxes”: with respect to Issuing Bank, Taxes imposed as a result of a present or former connection between such Issuing Bank and the jurisdiction imposing such Tax (other than connections arising from such Issuing Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in Obligation or Loan Document). “Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 9.6(d)). “Participant”: as defined in Section 9.6(b). “PATRIOT Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor). “Pension Plan”: a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which the Borrower may have liability, including any liability by reason of the Borrower’s (a) being jointly and severally liable for liabilities of any Commonly Controlled Entity in connection with such Pension Plan, (b) having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or (c) being deemed to be a contributing sponsor under Section 4069 of ERISA. “Permit”: any permit, license, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, registration, notification, authorization, franchise, privilege, grant, waiver, exemption and other similar concession or bylaw, rule or regulation of, by or from any Governmental Authority. “Permitted Asset Swap”: the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person. “Permitted Holders”: (a) any of Fortress, the Management Investors and their respective Affiliates, (b) any Person who is acting solely as an underwriter or initial purchaser in connection with a public or private offering of Equity Interests of the Borrower, acting in such capacity, (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members and any member of such group; provided that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, no Person or other group (other than the Permitted Holders specified in clauses (a), (b) or (d) of this definition) owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of the Borrower held by such group, and (d) any Permitted Plan. “Permitted Investments”: 36 1094001.08-CHISR01A - MSW (a) cash or Investments that were Cash Equivalents or Investment Grade Assets at the time made; (b) (i) Investments existing on the Closing Date in the Borrower or in any Restricted Subsidiary or (ii) Investments made after the Closing Date in the Borrower and/or one or more Restricted Subsidiaries (including, in each case, guarantees of obligations of Restricted Subsidiaries); (c) Investments (i) constituting deposits, prepayments, trade credit (including the creation of receivables) and/or other credits to suppliers or lessors, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, lessors, licensors and licensees, in each case, in the ordinary course of business, consistent with past practice or consistent with industry norm or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary; (d) Investments in joint ventures and Unrestricted Subsidiaries (with respect to each such Investment, as valued at Fair Market Value of such Investment at the time such Investment is made or, at the option of the Borrower, committed to be made); provided that the amount of such Investment (as so valued) shall not cause the aggregate amount of all such Investments made pursuant to this clause (d) and outstanding at the time of such Investment, after giving pro forma effect to such Investment, to exceed the greater of $100.0 million and 25.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries; provided, further however, that if any Investment pursuant to this clause (d) is made in any Person that is an Unrestricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (d); (e) Any Investment by the Borrower or any of its Restricted Subsidiaries of all or substantially all of the assets of, or any business line, unit, division or product line (including research and development and related assets in respect of any product): (i) in any Person or the Equity Interests of any Person who is engaged in a Similar Business and becomes a Restricted Subsidiary (and, in any event, including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or by means of a Division); or (ii) if as a result of such Investment, such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit, product line or line of business) to, or is liquidated into, the Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, Division, consolidation, transfer, conveyance or redesignation; (f) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, replacement, renewal or extension increases the amount of such Investment except by the terms thereof in effect on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or as otherwise not prohibited by this Agreement; (g) Investments (including earn-outs) received in lieu of cash in connection with an Asset Sale made pursuant to the provisions of Section 6.4 or any other disposition of assets not constituting an Asset Sale;

37 1094001.08-CHISR01A - MSW (h) loans or advances to, or guarantees of Indebtedness of, present or former employees, directors, members of management, officers, managers, members, partners, consultants or independent contractors (or any Immediate Family Member of the foregoing) of the Borrower, its Subsidiaries and/or any joint venture (i) to the extent permitted by applicable Requirements of Law, in connection with such Person’s purchase of Equity Interests of the Borrower, so long as any cash proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Equity Interests, (ii) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that after giving pro forma effect to the making of any such loan, advance or guarantee, the aggregate principal amount of all loans, advances and guarantees made in reliance on this clause (h) then outstanding (measured as of the date such Investment is made or, at the option of the Borrower, committed to be made) shall not exceed the greater of $15.0 million and 5.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries; (i) Investments (i) made in the ordinary course of business, consistent with past practice or consistent with industry norm in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business, consistent with past practice or consistent with industry norm or (ii) consisting of extensions of credit in the nature of accounts receivable, performance guarantees or Contingent Obligations or notes receivable arising from the grant of trade credit in the ordinary course of business, consistent with past practice or consistent with industry norm; (j) Investments consisting of (or resulting from) (i) Indebtedness permitted under Section 6.3, (ii) Permitted Liens, (iii) Restricted Payments permitted under Section 6.1 (other than a Restricted Payment permitted under Section 6.1(b)(ix)) and (iv) Asset Sales permitted under Section 6.4 or any other disposition not constituting an Asset Sale (other than pursuant to clause (a), (b), (c)(ii) (if made in reliance on clause (B) therein) and (g) of the definition thereof); (k) Investments in the ordinary course of business, consistent with past practice or consistent with industry norm consisting of endorsements for collection or deposit and customary trade arrangements with customers; (l) Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, consistent with past practice or consistent with industry norm, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes; (m) loans and advances of payroll payments or other compensation (including deferred compensation) to present or former employees, directors, members of management, officers, managers, members, partners, independent contractors or consultants of the Borrower and/or any Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm; (n) Investments to the extent that payment therefor is made solely with Qualified Capital Stock of the Borrower; (o) (i) Investments of any Restricted Subsidiary that is acquired after the Closing Date, or of any Person merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise not prohibited by this Agreement to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this clause (o) so long as no such 38 1094001.08-CHISR01A - MSW modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise not prohibited by this Agreement; (p) [Reserved]; (q) Investments made after the Closing Date by the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount (with respect to each such Investment, as valued at the Fair Market Value of such Investment at the time such Investment is made or, at the option of the Borrower, committed to be made) then outstanding not to exceed: (i) the greater of $125.0 million and 35.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries (measured as of the date such Investment is made, or at the option of the Borrower, committed to be made); plus (ii) in the event that (A) the Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, at the election of the Borrower, an amount equal to 100.0% of the Fair Market Value of such Investment as of the date on which such Person becomes a Restricted Subsidiary; provided that if the Borrower elects to apply the Fair Market Value of any such Investment (other than any Investment made pursuant to clause (q)(i)) in the manner described above in order to increase availability under this clause (q), then such Fair Market Value, and such Person becoming a Restricted Subsidiary, shall not increase the amount available for Restricted Payments under clause (2) of Section 6.1(a) or reduce the amount of outstanding Investments under the provision pursuant to which such Investment was initially made; (r) [Reserved]; (s) to the extent constituting Investments, (i) guarantees of leases (other than Financing Leases) or of other obligations not constituting Indebtedness of the Borrower and/or its Restricted Subsidiaries and (ii) guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business, consistent with past practice or consistent with industry norm; (t) [Reserved]; (u) [Reserved]; (v) Investments in Subsidiaries of the Borrower in connection with internal reorganizations and/or tax restructuring entered into among the Borrower and/or its Restricted Subsidiaries; (w) any Derivative Transactions of the type permitted under Section 6.3(b)(xix); (x) Investments consisting of the licensing of intellectual property or other works of authorship for the purpose of joint marketing arrangements with other Persons; (y) repurchases of the Existing Notes and any other Senior Indebtedness; (z) (i) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law and (ii) Investments of assets relating to any non-qualified deferred payment plan or similar employee compensation plan in the ordinary course of business, consistent with past practice or consistent with industry norm; (aa) Investments in the Borrower, any Subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities and/or customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar 39 1094001.08-CHISR01A - MSW binding arrangements, in each case, entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (bb) additional Investments so long as, after giving effect thereto on a pro forma basis, the Consolidated Total Debt Ratio does not exceed 2.50 to 1.00; (cc) any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary; (dd) [Reserved]; (ee) Investments in Receivables Subsidiaries required in connection with a Permitted Receivables Financing (including the contribution or lending of cash and Cash Equivalents to Receivables Subsidiaries to finance the purchase of assets from the Borrower or any Restricted Subsidiary or to otherwise fund required reserves); (ff) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust (or any Immediate Family Member of the foregoing) subject to claims of creditors in the case of a bankruptcy of the Borrower or any Restricted Subsidiary; (gg) to the extent that they constitute Investments, purchases, acquisitions, licenses or leases of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights or the contribution of IP Rights pursuant to joint marketing arrangements, in each case in the ordinary course of business, consistent with past practice or consistent with industry norm; (hh) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business, consistent with past practice or consistent with industry norm or in connection with cash management operations of the Borrower and its Subsidiaries; (ii) Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a casualty event; (jj) Investments to the extent required by applicable rules under the Exchange Act or by any governmental authority, including any Investment made in order to avoid early warning or notice requirements under such rules or requirements; (kk) [Reserved]; and (ll) any transaction to the extent it constitutes an Investment that is not prohibited by and is made in accordance with the provisions of Section 6.5 (except transactions permitted by Section 6.5(b)(iv)(1) by reference to Section 6.1 or this definition and Section 6.5(b)(xv) and (xix)). “Permitted Liens”: (a) Liens securing the Indebtedness incurred under the Credit Agreement and Indebtedness incurred under Credit Facilities permitted under Section 6.3(b)(i); including any letter of credit facility relating thereto, that was, at the time such Indebtedness is deemed to be incurred, not prohibited or deemed to be not prohibited by the terms of this Agreement to be incurred pursuant to Section 6.3(b)(i); (b) Liens for taxes, assessments or other governmental charges (i) which are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment, (ii) which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Borrower or any of its Restricted Subsidiaries in 40 1094001.08-CHISR01A - MSW accordance with GAAP, (iii) which are on property that the Borrower or any of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iv) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect; (c) Liens (and rights of setoff) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens (including, without limitation, any maritime liens, whether or not statutory, that are recognized or given effect to as such by the law of any applicable jurisdiction) imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business, consistent with past practice or consistent with industry norm (i) for amounts not yet overdue by more than 60 days, (ii) for amounts that are overdue by more than 60 days or that are unfiled and no other action has been taken to enforce such Liens or those that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect; (d) Liens incurred or deposits made in the ordinary course of business, consistent with past practice or consistent with industry norm (i) in connection with workers’ compensation, pension, unemployment insurance, employers’ health tax and other types of social security or similar laws and regulations or other insurance related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (ii) to secure the performance of tenders, statutory obligations, surety, stay, customs, appeal, performance and/or completion bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including those to secure health, safety and environmental obligations but exclusive of obligations for the payment of borrowed money), (iii) securing or in connection with (x) any liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty, liability or other insurance (including self-insurance) to the Borrower or its Subsidiaries or otherwise supporting the payment of items set forth in the foregoing clause (i) or (y) leases or licenses of property otherwise not prohibited by this Agreement and use and occupancy agreements, utility services and similar transactions entered into in the ordinary course of business, consistent with past practice or consistent with industry norm and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above; (e) Liens consisting of survey exceptions, easements, rights-of-way, restrictions, encroachments, and other similar encumbrances or minor defects or irregularities in title, in each case that would not reasonably be expected to result in a Material Adverse Effect; (f) Liens consisting of any (i) interest or title of a lessor or sublessor under any lease of real estate entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) landlord lien not prohibited by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject or (iv) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii); (g) Liens solely on any cash advance, earnest money or escrow deposits made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment or disposition not prohibited under this Agreement; (h) Liens or purported Liens evidenced by the filing of UCC financing statements, including precautionary UCC financing statements, or any similar filings made in respect of (i) Non-Financing Lease Obligations or consignment or bailee arrangements entered into by the Borrower or any of its Restricted Subsidiaries and/or (ii) the sale of accounts receivable in the ordinary course of

41 1094001.08-CHISR01A - MSW business, consistent with past practice or consistent with industry norm (to the extent otherwise permitted herein) for which a UCC financing statement is required; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) Liens in connection with any zoning, building, land use or similar Requirements of Law or right reserved to or vested in any governmental authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Borrower or any of its Restricted Subsidiaries to (i) control or regulate the use of any or dimensions of real property or the structure thereon that would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order or (ii) terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuation thereof; (k) Liens securing Refinancing Indebtedness permitted pursuant to Section 6.3(b)(xvii) (solely with respect to the permitted refinancing of (x) Indebtedness permitted pursuant to Section 6.3(a) or Section 6.3(b)(i), (ii), (x), (xi), (xiv), (xv), (xvii), (xviii), (xxi), (xxiii), (xxiv), (xxv), (xli) or (xlii) or (y) Indebtedness that is secured in reliance on clause (u) below (without duplication of any amount outstanding thereunder)); provided that (i) no such Lien extends to any property or asset of the Borrower or any Restricted Subsidiary that did not secure the Indebtedness being refinanced, other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien, (B) in the case of any property or assets financed by Indebtedness, Disqualified Stock or Preferred Stock or subject to a Lien securing Indebtedness, in each case, not prohibited by Section 6.3, the terms of which Indebtedness, Disqualified Stock or Preferred Stock require or include a pledge of after-acquired property to secure such Indebtedness and related obligations, any such after-acquired property and (C) the proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.3(b)(xiv) provided by any lender may be cross- collateralized to other financings of such type provided by such lender or its Affiliates) and (ii) if such Liens are consensual Liens that are secured by the Collateral, then the Borrower may elect to have the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) enter into an Equal Priority Intercreditor Agreement or a Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank (I) if the Liens on the Collateral that secured the Indebtedness that was refinanced by such Refinancing Indebtedness ranked equal in priority with the Liens on the Collateral securing the Secured Notes Obligations, at the option of the Borrower, either equal in priority (but without regard to the control of remedies) with the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations or junior in priority to the Liens on the Collateral securing the Secured Notes Obligations or (II) if the Liens on the Collateral that secured the Indebtedness that was refinanced by such Refinancing Indebtedness ranked junior in priority to the Liens on the Collateral securing the Secured Notes Obligations, junior in priority to the Liens on the Collateral securing the Secured Notes Obligations but, in any event, shall not be required to enter into any such intercreditor agreement with respect to any Collateral consisting of cash and Cash Equivalents; (l) Liens existing on the Closing Date or pursuant to agreements in existence on the Closing Date and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any property or asset of the Borrower or any Restricted Subsidiary that was not subject to the original Lien, other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien, (B) in the case of any property or assets financed by Indebtedness or subject to a Lien securing Indebtedness, in either case permitted under Section 6.3, the terms of which Indebtedness require or include a pledge of after-acquired property to secure such Indebtedness and related obligations, any such after-acquired property and (C) the proceeds and products thereof, accessions thereto 42 1094001.08-CHISR01A - MSW and improvements thereon (it being understood that individual financings of the type permitted under Section 6.3(b)(xiv) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if the same constitute Indebtedness, is not prohibited by Section 6.3; (m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.3(b)(xxv) and customary security deposits, related contract rights and payment intangibles related thereto; (n) Liens securing Indebtedness permitted pursuant to Section 6.3(b)(xiv), (xviii), or (xxi); (o) Liens securing Indebtedness permitted pursuant to Section 6.3(b)(xv) on the property or other asset the acquisition or Investment in which is financed thereby or on the Equity Interests and assets of the newly acquired Restricted Subsidiary or Liens otherwise existing on property at the time of its acquisition or existing on the property or Equity Interests or other assets of any Person at the time such Person becomes a Restricted Subsidiary (including by the designation of an Unrestricted Subsidiary as a Restricted Subsidiary); provided that no such Lien (A) extends to or covers any other assets (other than (x) any replacements, additions and accessions thereto, any improvements thereon and any proceeds or products thereof, (y) after-acquired property to the extent such Indebtedness requires or includes, pursuant to its terms at the time assumed, a pledge of after-acquired property of such Person, and any replacements, additions and accessions thereto, any improvements thereon and any proceeds or products thereof, and customary security deposits in respect thereof and (z) in the case of multiple financings of equipment provided by any lender or its Affiliates, other equipment financed by such lender or its Affiliates, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) or (B) was created in contemplation of the applicable acquisition of the Person, assets or Equity Interests; (p) (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens on the proceeds of any Indebtedness in favor of the holders of such Indebtedness incurred in connection with any transaction permitted under this Agreement, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (v) Liens consisting of an agreement to dispose of any property in a disposition permitted under Section 6.4, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (q) Liens on assets of Restricted Subsidiaries that are not Guarantors (including Equity Interests owned by such Persons); (r) (i) Liens securing obligations (other than obligations representing indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower and/or its Restricted Subsidiaries and (ii) Liens not securing indebtedness for borrowed money 43 1094001.08-CHISR01A - MSW that are granted in the ordinary course of business, consistent with past practice or consistent with industry norm and customary in the operation of the business of the Borrower and its Restricted Subsidiaries; (s) [Reserved]; (t) [Reserved]; (u) other Liens on assets securing Indebtedness; provided that, at the time of incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate amount of Indebtedness and other obligations then outstanding and secured thereby shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $100.0 million and 25.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries provided that, if such Liens are consensual Liens that are secured by the Collateral, then the Borrower may elect to have the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) enter into an Equal Priority Intercreditor Agreement or a Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of the Borrower, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Obligations but, in any event, shall not be required to enter into any such intercreditor with respect to any Collateral consisting of cash and Cash Equivalents; (v) (i) Liens on assets securing, or otherwise arising from, judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation not constituting an Event of Default under Section 7.1(a)(6) and (ii) any pledge and/or deposit securing any settlement of litigation; (w) (i) leases (including ground leases and leases of vehicles, tankers and ISO containers), licenses, subleases or sublicenses granted to others in the ordinary course of business, consistent with past practice or consistent with industry norm (and other agreements pursuant to which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies or services), or which would not reasonably be expected to result in a Material Adverse Effect, and (ii) ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located; (x) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments or any Investment permitted under Section 6.1 arising out of such repurchase transactions and reasonable customary initial deposits and margin deposits and similar Liens attaching to pooling, commodity trading accounts or other brokerage accounts maintained in the ordinary course of business, consistent with past practice or consistent with industry norm and not for speculative purposes; (y) Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments permitted under Section 6.3(b)(v), (vi), (viii), or (xxvii); (z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of any asset in the ordinary course of business, consistent with past practice or consistent with industry norm or (ii) by operation of law under Article 2 of the UCC (or any similar Requirements of Law under any jurisdiction); (aa) Liens (other than, if granted in favor of any Person that is not the Borrower or a Guarantor, Liens on the Collateral ranking on an equal or senior priority basis to the Liens on the Collateral securing the Obligations) securing Indebtedness of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary and not prohibited to be incurred in accordance with Section 6.3; 44 1094001.08-CHISR01A - MSW (bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (cc) (i) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s accounts payable or other obligations in respect of documentary or trade letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (ii) Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (iii) receipt of progress payments and advances from customers in the ordinary course of business, consistent with past practice or consistent with industry norm to the extent the same creates a Lien on the related inventory and proceeds thereof; (dd) Liens securing obligations of the type described in Section 6.3(b)(vii) and/or (xix); (ee) (i) Liens on Equity Interests of Unrestricted Subsidiaries, (ii) Liens on Equity Interests of joint ventures securing capital contributions to, or Indebtedness or other obligations of, such joint ventures, (iii) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement and (iv) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries; (ff) Liens on cash or Cash Equivalents arising in connection with the defeasance, satisfaction, discharge or redemption of Indebtedness; (gg) Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (hh) Liens disclosed in any mortgage policy or survey with respect to any Material Real Estate Asset and any replacement, extension or renewal thereof; (ii) Liens on receivables and related assets incurred in connection with Permitted Receivables Financings; (jj) Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the UCC (or any comparable or successor provision) on the items in the course of collection and (ii) in favor of a banking or other financial institution or electronic payment service provider arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry; (kk) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business, consistent with past practice or consistent with industry norm; (ll) Liens securing Indebtedness incurred in reliance on Section 6.3(b)(xxxix); (mm) other Liens on assets securing Indebtedness; provided that, at the time of incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate amount of Indebtedness then outstanding and secured thereby shall not exceed an amount such that (I) in the case of any such Liens secured by the Collateral that have Equal Lien Priority (but without regard to the control of remedies) relative to the Liens on the Collateral securing the Obligations, the Consolidated First Lien Debt Ratio does not exceed either (x) 3.00 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction) or (y) solely if incurred in connection with an acquisition, Investment or other similar transaction, the Consolidated First Lien Debt Ratio in effect immediately prior to giving effect to the incurrence of such Liens, in each case, calculated on a pro forma basis, (II) in the case of any such Liens secured by the Collateral that have Junior Lien

45 1094001.08-CHISR01A - MSW Priority relative to the Liens securing the Secured Notes Obligations, the Consolidated Secured Debt Ratio does not exceed either (x) 4.00 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction) or (y) solely if incurred in connection with an acquisition, Investment or other similar transaction, the Consolidated Secured Debt Ratio in effect immediately prior to giving effect to the incurrence of such Liens, in each case, calculated on a pro forma basis and (III) in the case of any such Indebtedness that is secured by assets that do not constitute Collateral (assuming, for purposes of this clause (III) and future ratio calculations for so long as such Indebtedness remains outstanding, that such assets constitute Collateral), the Consolidated Secured Debt Ratio does not exceed either (x) 4.00 to 1.00 (whether or not incurred in connection with an acquisition, Investment or other similar transaction) or (y) if incurred in connection with an acquisition, Investment or other similar transaction, the Consolidated Secured Debt Ratio in effect immediately prior to giving effect to the incurrence of such Liens, in each case, calculated on a pro forma basis; provided that, if such Liens are consensual Liens that are secured by the Collateral, then the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into an Equal Priority Intercreditor Agreement or a Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of the Borrower, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations but, in any event, shall not be required to enter into any such intercreditor agreement with respect to any Collateral consisting of cash and Cash Equivalents; (nn) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (oo) Liens relating to future escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance or incurrence of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose; (pp) Liens securing the 2025 Notes (other than any 2025 Additional Notes issued after the Closing Date) and the related 2025 Note Guarantees; (qq) Liens securing the 2026 Notes (other than any 2026 Additional Notes issued after the Closing Date) and the related 2026 Note Guarantees; (rr) Liens with respect to any vessel for maritime torts with respect to damage resulting from allisions, collisions, cargo damage, property damage, conversion (wrongful possession), pollution, personal injury and death, maintenance and cure, and unseaworthiness, in each case, that are covered by insurance (subject to reasonable deductibles); and (ss) Liens incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary arising from vessel chartering, drydocking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to vessels or masters’, officers’ or crews’ wages and maritime Liens, that, in the case of each of the foregoing, were not incurred or created to secure the payment of Indebtedness and that in the aggregate do not materially adversely affect the value of the properties subject to such Liens or materially impair the use for the purposes of which such properties are held by the Borrower and its Restricted Subsidiaries. 46 1094001.08-CHISR01A - MSW For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. “Permitted Receivables Financing”: any Receivables Financing of a Receivables Subsidiary that meets the following conditions: (a) the Board of Directors of the Borrower or any direct or indirect parent of the Borrower shall have determined in good faith that such Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries; (b) all sales of accounts receivable and related assets by the Borrower or any Restricted Subsidiary to the Receivables Subsidiary are made at Fair Market Value; and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time the Receivables Financing is first introduced (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. “Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or any other entity. “Post-Closing Actions”: as defined in Section 5.12. “Preferred Stock”: any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up. “Prime Rate”: the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Issuing Bank) or any similar release by the Federal Reserve Board (as determined by Issuing Bank); and each change in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate. “pro forma basis” or “pro forma effect”: with respect to any determination of the Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Fixed Charge Coverage Ratio, Consolidated EBITDA, Annualized EBITDA, Debt to Total Capitalization Ratio, or Consolidated Total Assets (including component definitions thereof) or any other calculation under this Agreement, that each Subject Transaction required to be calculated on a pro forma basis in accordance with Section 1.7 shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any ratio, test, covenant, calculation or measurement for which such calculation is being made and that: (a) (i) in the case of (A) any disposition of all or substantially all of the Equity Interests of any Restricted Subsidiary or any division, facility, business line and/or product line of the Borrower or any Restricted Subsidiary and (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative and including any Run Rate Benefits related thereto) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made and (ii) in the case of any acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative and including any Run Rate Benefits related thereto) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made; it being understood that any pro forma adjustment described in the definition of “Consolidated EBITDA” may be applied to any such ratio, test, covenant, calculation or measurement solely to the extent that such adjustment is consistent with the definition of “Consolidated EBITDA”, 47 1094001.08-CHISR01A - MSW (b) any retirement, refinancing, prepayment or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made, (c) any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith shall be deemed to have been incurred as of the first day of the applicable Test Period with respect to any ratio, test, covenant, calculation or measurement for which the relevant determination is being made; provided that, (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any obligation with respect to any Financing Lease shall be deemed to accrue at an interest rate reasonably determined by an officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP, (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower and (iv) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the applicable date of determination, and (d) the acquisition of any asset included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a Subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its Subsidiaries, or the disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test, covenant or calculation for which such calculation is being made. “Property”: any right or interest in or to property of any kind whatsoever, whether real or immovable, personal or moveable or mixed and whether tangible or intangible, corporeal or incorporeal, including Equity Interests. “Qualified Capital Stock”: of any Person means any Equity Interests of such Person that is not Disqualified Stock. “Qualified Liquefaction Development Entities”: (i) Bradford County Real Estate Holdings LLC, (ii) any Liquefaction Development Entity which is designated by the Borrower as a Qualified Liquefaction Development Entity and (iii) any Subsidiary of a Qualified Liquefaction Development Entity. “RCF Security Documents”: means “Security Documents” as defined in the Credit Agreement. “Receivables Fees”: distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing. “Receivables Financing”: any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, contribute, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset 48 1094001.08-CHISR01A - MSW securitization transactions involving accounts receivable and any Hedge Agreements entered into by the Borrower or any such Subsidiary in connection with such accounts receivable. “Receivables Repurchase Obligation”: any obligation of a seller of receivables in a Permitted Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Receivables Subsidiary”: a Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Permitted Receivables Financing with the Borrower in which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Subsidiaries or a direct or indirect parent of the Borrower and all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or any direct or indirect parent of the Borrower (as provided below) as a Receivables Subsidiary and: (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (b) with which neither the Borrower nor any other Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. “Refinancing Indebtedness”: as defined in Section 6.3(b)(xvii). “Refunding Capital Stock”: as defined in Section 6.1(b)(viii). “Regulation D”: Regulation D of the Board as in effect from time to time. “Regulation T”: Regulation T of the Board as in effect from time to time. “Reimbursement Obligation”: the Borrower’s obligation to repay any LC Disbursements as provided in Section 2.1(e). “Reimbursement Payment”: a payment made by or on behalf of the Borrower in partial or complete satisfaction of a Reimbursement Obligation. “Related Business Assets”: assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

49 1094001.08-CHISR01A - MSW “Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates. “Release”: any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment, or from, into or through any structure or facility. “Relevant Governmental Body”: the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement is waived. “Request for LC Activity”: as defined in Section 2.1(d). “Required Cash Level”: at any time, the following amounts required to be on deposit in Dollars in the LC Cash Collateral Account pursuant to Section 2.5: (a) prior to the Substantial Collateral Completion Date, 102% of the Stated Amount of each Letter of Credit; (b) from and after the Substantial Collateral Completion Date and prior to the date that is fifteen (15) Business Days prior to the then-current Maturity Date, 20% of the Stated Amount of each Letter of Credit (in addition to any amounts required pursuant to Section 2.5(c) or (e)); (c) if and when required pursuant to Section 2.5(c), an amount equal to the difference of (x) 102% of the LC Exposure with respect to all Letters of Credit issued and outstanding hereunder (as determined at such time by the Issuing Bank) (after giving effect to such Credit Event), in the aggregate, minus (y) the LC Limit; (d) from and after the date that is fifteen (15) Business Days prior to the then- current Maturity Date, if any Letter of Credit is scheduled to remain outstanding on or after the then-current Maturity Date and the Issuing Bank has not agreed to an extension of the then-current Maturity Date in accordance with Section 2.4, 102% of the LC Exposure (as determined at such time by the Issuing Bank) with respect to such Letter(s) of Credit as of the then-current Maturity Date; and (e) if and when required pursuant to Section 7.1(b)(ii), the applicable amount specified in Section 7.1(b)(ii)(B). “Requirements of Law”: with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, municipal, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any governmental authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer”: with respect to any Loan Party, the chief executive officer, president, chief financial officer, vice president, treasurer, assistant treasurer, controller, secretary, assistant secretary, board member or manager of such Loan Party, or any other authorized officer or signatory of such Loan Party. “Restricted Debt Payments”: as defined in Section 6.1(a). “Restricted Investment”: an Investment other than a Permitted Investment. “Restricted Payments”: as defined in Section 6.1(a). “Restricted Subsidiary”: at any time, with respect to any Person, any direct or indirect Subsidiary of such Person (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary. Upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be 50 1094001.08-CHISR01A - MSW a “Restricted Subsidiary”. Unless the context otherwise requires, any references to Restricted Subsidiary refer to a Restricted Subsidiary of the Borrower. “Return”: with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other similar amount received or realized in respect thereof. “S&P”: S&P Global Ratings, a division of S&P Global Inc., or any of its successors or assigns that is a nationally recognized statistical rating organization within the meaning of Rule 3(a)(62) under the Exchange Act. “Sale and Lease-Back Transaction”: any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of. “Sanctions”: as defined in Section 3.22(c). “SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority). “Secured Indebtedness”: any Indebtedness secured by a Lien. “Secured Notes Obligations”: collectively, the 2025 Secured Notes Obligations and the 2026 Secured Notes Obligations. “Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. “Security Agreement”: that certain Pledge and Security Agreement, dated as of the Closing Date, among the Borrower, the Guarantors and the Issuing Bank. “Security Documents”: the Security Agreement, the Mortgages, the Ship Mortgages, the Control Agreement and any other security agreements relating to the Collateral securing the Obligations and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral securing the Obligations (including financing statements under the Uniform Commercial Code of the relevant states), each for the benefit of the Issuing Bank. “Senior Indebtedness”: (a) all Indebtedness of the Borrower or any Restricted Subsidiary outstanding under the Credit Agreement and the Existing Notes and related Existing Note Guarantees (including in each case interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Borrower or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Closing Date or thereafter created or incurred) and all obligations of the Borrower or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; (b) the Obligations, and all (i) Hedging Obligations (and guarantees thereof) and (ii) Indebtedness of the Borrower and/or any Guarantor in respect of Banking Services (and guarantees thereof); provided that such Hedging Obligations and Indebtedness, as the case may be, are permitted to be incurred under the terms of this Agreement; (c) any other Indebtedness of the Borrower or any Restricted Subsidiary permitted to be incurred under the terms of this Agreement, unless the instrument under which such 51 1094001.08-CHISR01A - MSW Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Obligations; and (d) all obligations with respect to the items listed in the preceding clauses (a), (b) and (c); provided, however, that Senior Indebtedness shall not include: (i) any obligation of such Person to the Borrower or any of its Subsidiaries; (ii) any liability for U.S. or foreign federal, state, local or other taxes owed or owing by such Person; (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business; (iv) any Indebtedness or other obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other obligation of such Person; or (v) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Agreement. “Senior Lien Priority”: with respect to specified Indebtedness, that such Indebtedness is secured by a Lien that is senior in priority to the Liens on the Collateral securing the Junior Priority Obligations, including the Liens securing the Equal Priority Obligations, and is subject to a Junior Priority Intercreditor Agreement. “Senior Priority Obligations”: (x) the Equal Priority Obligations and (y) any obligations with respect to any Indebtedness having a Junior Lien Priority relative to the Obligations with respect to the Collateral and having Senior Lien Priority relative to the Junior Priority Obligations; provided, that the holders of such Indebtedness or their Senior Priority Representative shall become party to a Junior Priority Intercreditor Agreement and any other applicable intercreditor agreements. “Senior Priority Representative”: any duly authorized representative of any holders of Senior Priority Obligations, which representative is named as such in a Junior Priority Intercreditor Agreement or any joinder thereto. “Series”: (1) with respect to the Equal Priority Secured Parties, each of (i) the 2025 Secured Notes Secured Parties (in their capacity as such), (ii) the 2026 Secured Notes Secured Parties (in their capacity as such) (iii) the secured parties under the Credit Agreement and (iv) the Additional Equal Priority Secured Parties that are represented by a common representative (in its capacity as such for such Additional Equal Priority Secured Parties) and (2) with respect to any Equal Priority Obligations, each of (i) the 2025 Secured Notes Obligations, (ii) the 2026 Secured Notes Obligations (iii) the obligations incurred pursuant to the Credit Agreement and (iv) the Additional Equal Priority Obligations incurred pursuant to any applicable agreement, which are to be represented under the Equal Priority Intercreditor Agreement by a common representative (in its capacity as such for such Additional Equal Priority Obligations). “Shared Collateral”: at any time, Collateral in which the holders of two or more Series of Equal Priority Obligations hold a valid and perfected security interest at such time. If more than two Series of Equal Priority Obligations are outstanding at any time and the holders of less than all Series of Equal Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Equal Priority Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time. 52 1094001.08-CHISR01A - MSW “Ship Mortgage”: any mortgage, deed of trust or other similar agreement made by a Loan Party in favor of the Issuing Bank or any Common Representative, for the benefit of the Issuing Bank, on any tanker or other marine vessel constituting Collateral. “Significant Subsidiary”: any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date; provided that, solely for purposes of Section 7.1(a)(7), each Restricted Subsidiary forming part of a group is subject to an Event of Default under such clause. “Similar Business”: means any business conducted, engaged in or proposed to be conducted by the Borrower or any of its Subsidiaries on the Closing Date or any business that is similar, incidental, complementary, ancillary, supportive, synergetic or reasonably related businesses or reasonable extensions thereof (and non-core incidental businesses acquired in connection with any acquisition or Investment or other immaterial businesses). “Solvent”: with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, respectively; (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are conducted on such date. “Specified Hedge Agreement”: as defined in clause (i) of the definition of Indebtedness. “Standard Securitization Undertakings”: representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking. “Stated Amount”: with regard to each Letter of Credit, the total amount available to be drawn under such Letter of Credit in accordance with the terms of such Letter of Credit. “Stated Maturity Date”: as defined in the Credit Agreement. “Subject Lien”: as defined in Section 6.6(a). “Subject Transaction”: with respect to any Test Period, (a) the Transactions, (b) any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or the Capital Stock of any Person (and, in any event, including any Investment in (i) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (ii) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is not prohibited by this Agreement, (c) any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary (or any facility, business unit, line of business, product line or division of the Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this Agreement, (e) any incurrence or prepayment, repayment, redemption, repurchase, defeasance, satisfaction and discharge or refinancing of Indebtedness, (f) the implementation of any Run Rate Initiative, (g) any tax restructuring, (h) [Reserved], (i) the entry into

53 1094001.08-CHISR01A - MSW any Customer Contract and/or (j) any other event that by the terms of this Agreement requires pro forma compliance with a test or covenant or requires such test or covenant to be calculated on a pro forma basis. “Subordinated Indebtedness”: (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor. “Subsidiary”: with respect to any Person: (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under the Loan Documents, regardless of whether such entity is consolidated on the Borrower’s or any of its Restricted Subsidiaries’ financial statements. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. “Substantial Collateral Completion Date”: means the date on which the applicable Loan Parties shall have completed and satisfied the Post-Closing Actions specified in Paragraphs 1 and 2 of Schedule 5.12. “Successor Company”: as defined in Section 6.9(a)(i). “Successor Guarantor”: as defined in Section 6.9(c)(i). “Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Termination Conditions”: collectively, (a) the payment in full in cash of the Obligations (other than Unasserted Contingent Obligations) and (b) the expiration or termination of all Letters of Credit (except those that have been cash collateralized in accordance with the terms of this Agreement or, if the Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Issuing Bank). “Test Period”: (x) for any determination under this Agreement other than determining compliance with Section 6.10, the fiscal quarter then most recently ended for which financial statements are internally available and (y) for any determination of compliance with Section 6.10 (including calculation of any component of the ratios tested therein), the last day of the then most recently ended fiscal quarter or fiscal year of the Borrower with respect to which financial statements have been delivered pursuant to Section 5.1(a) or 5.1(b). 54 1094001.08-CHISR01A - MSW “Total Loss”: as defined in Section 6.3(b)(xlii). “Trade Secrets”: any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, algorithms, techniques, analyses, proposals, software (to the extent not a copyright) and data collections. “Transaction Costs”: fees, premiums, expenses, closing payments and other similar transaction costs (including original issue discount or upfront fees) payable or otherwise borne by the Borrower and/or its Subsidiaries in connection with the Transactions. “Transactions”: all the transactions (and any transactions related thereto) described in the definition of “Transactions” in the Offering Memorandum. “Transferee”: as defined in Section 9.14. “Treasury Capital Stock”: as defined in Section 6.1(b)(viii). “UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unasserted Contingent Obligations”: at any time, Obligations for taxes, costs, indemnifications, reimbursements (including, prior to the date on which an LC Disbursement is made for any Letter of Credit, Reimbursement Obligations under such Letter of Credit), damages and other liabilities (excluding Obligations in respect of the principal of, and interest and premium (if any) on, any Obligation) in respect of which no assertion of liability and no claim or demand for payment has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee at such time). “Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction. “Unpaid Drawing”: as defined in Section 2.1(e)(ii)(2). “Unrestricted Subsidiary”: (1) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below); (2) any Subsidiary of an Unrestricted Subsidiary; and (3) as of the Closing Date, NFE South Power Holdings Limited and each of its Subsidiaries, and NFE South Power Buyback Holdings Limited. The Borrower may designate (or redesignate) any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that: (i) immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary); and 55 1094001.08-CHISR01A - MSW (ii) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Borrower or hold any Indebtedness of or any Lien on any property of the Borrower or any Restricted Subsidiary; and (iii) as of the date of the designation thereof, such Unrestricted Subsidiary is not a “restricted subsidiary” for purposes of any Existing Indenture or any other agreement governing any other Equal Priority Obligations. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the Fair Market Value of the net assets of such Subsidiary attributable to the Borrower’s (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably determined by the Borrower in good faith (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.1). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable and (ii) a Return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s Investment in such Subsidiary. Any such designation by the Borrower shall be notified by the Borrower to the Issuing Bank by promptly providing an Officer’s Certificate certifying that such designation complied with the foregoing provisions. “Voting Stock”: of any Person, as of any date, means shares of such Person’s Capital Stock that are at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity”: when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment (it being understood that the Weighted Average Life to Maturity shall be determined without giving effect to any change in installment or other required payments of principal resulting from prepayments following the incurrence of such Indebtedness); by (b) the then outstanding principal amount of such Indebtedness. “Wholly-Owned Restricted Subsidiary”: any Wholly-Owned Subsidiary that is a Restricted Subsidiary. “Wholly-Owned Subsidiary”: of any Person means a Subsidiary of such Person, 100.0% of the outstanding Capital Stock of which (other than directors’ qualifying shares and/or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. “Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised 56 1094001.08-CHISR01A - MSW under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.2 Other Definitional Provisions; Rules of Construction. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Provisions apply to successive events and transactions. (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms; “or” is not exclusive. (d) As used herein and in the other Loan Documents, references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, replacements, refinancings, supplements or other modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, supplemented or otherwise modified from time to time. (e) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (f) Any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns. (g) Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary of such Person as if such Unrestricted Subsidiary were not an Affiliate of such Person. Section 1.3 Accounting Terms and Principles. (a) Generally. Except as otherwise specifically provided in this Agreement, all accounting or financial terms not specifically or completely defined herein shall be construed in conformity with, and all computations and determinations as to accounting or financial matters and all financial statements and other financial data (including financial ratios and other financial calculations, and principles of consolidation, where appropriate) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, except as otherwise specifically prescribed herein. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower shall so request, the Issuing Bank and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Issuing Bank financial statements and other

57 1094001.08-CHISR01A - MSW documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Section 1.4 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Maturity Date”) or performance shall extend to the immediately succeeding Business Day. Section 1.5 Currency Equivalents Generally. (a) For purposes of determining compliance with Sections 6.1, 6.3 and 6.6 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder). (b) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determination of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the exchange rate in effect on the Business Day immediately preceding the date of such transaction or determination and shall not be affected by subsequent fluctuations in exchange rates. Section 1.6 Limited Condition Transactions. (a) In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of: (i) determining compliance with any provision of this Agreement that requires the calculation of the Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio or Debt to Total Capitalization Ratio; (ii) determining whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default); or (iii) testing availability under baskets, ratios or financial metrics under this Agreement (including those measured as a percentage of Consolidated EBITDA, Annualized EBITDA, Fixed Charges or Consolidated Total Assets or by reference to clause (2) of Section 6.1(a)); in each case, at the option of the Borrower, any of its Restricted Subsidiaries or any successor entity of any of the foregoing (including a third party) (the “Testing Party”, and the election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements, submission of notice or the making of a definitive declaration, as applicable, with respect to such Limited Condition Transaction, the date of determination of whether any such action is permitted under this Agreement, shall be deemed to be (a) the date the definitive agreements (or, if applicable, a binding offer or launch of a “certain funds” tender offer), notice (which may be conditional) or declaration with respect to such Limited Condition Transaction are entered into, provided or made, as applicable, or the date that an Officer’s Certificate is given with respect to the designation of a Subsidiary as restricted or unrestricted, or (b) with respect to sales in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law or practice in other jurisdictions), the date on which a “Rule 2.7 announcement” of a firm intent to make an offer or similar announcement or determination in another jurisdiction subject to laws similar to the United Kingdom City Code on Takeovers and Mergers (as applicable, the “LCT Test Date”) is made, 58 1094001.08-CHISR01A - MSW and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock, Preferred Stock or Liens and the use of proceeds thereof, Restricted Payments and Asset Sales) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or financial metric, such ratio, basket or financial metric shall be deemed to have been complied with. (b) For the avoidance of doubt, if the Testing Party has made an LCT Election and any of the ratios, baskets or financial metrics for which compliance was determined or tested as of the LCT Test Date are exceeded or not complied with as a result of fluctuations in any such ratio, basket or financial metrics, including due to fluctuations in Fixed Charges, Consolidated Net Income or Annualized EBITDA of the Borrower, the target company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such ratios, baskets or financial metrics will not be deemed to have been exceeded as a result of such fluctuations and such baskets, ratios or financial metrics shall not be tested at the consummation of the Limited Condition Transaction except as contemplated in clause (a) of the immediately succeeding proviso; provided, however, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date, (b) if any ratios or financial metrics improve or baskets increase as a result of such fluctuations, such improved ratios, financial metrics or baskets may be utilized and (c) Fixed Charges with respect to any Indebtedness expected to be incurred in connection with such Limited Condition Transaction will, for purposes of the Fixed Charge Coverage Ratio, be calculated using an assumed interest rate based on the available documentation therefor, as determined by the Testing Party in good faith (or, if no such documentation is available, using an assumed interest rate as reasonably determined by the Testing Party in good faith). If the Testing Party has made an LCT Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of the ratios, baskets or financial metrics on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement, notice or declaration for such Limited Condition Transaction is abandoned, terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or financial metric shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated. For the avoidance of doubt, if the Testing Party has exercised its option pursuant to the foregoing and any Default or Event of Default occurs following the LCT Test Date (including any new LCT Test Date) for the applicable Limited Condition Transaction and prior to or on the date of the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed not to have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Agreement. Section 1.7 Certain Compliance Determinations. (a) Notwithstanding anything to the contrary herein, but subject to Section 1.6 and clauses (b) and (c) of this Section 1.7, all financial ratios, tests, covenants, calculations and measurements (including Consolidated Total Debt Ratio, Consolidated Secured Debt Ratio, Consolidated First Lien Debt Ratio, Debt to Total Capitalization Ratio, Fixed Charge Coverage Ratio, Consolidated Interest Expense, Fixed Charges, Consolidated Net Income, Consolidated Total Assets, Consolidated EBITDA, Annualized EBITDA, any Fixed Amount or any Incurrence-Based Amount) contained in this Agreement that are calculated with respect to any period during which any Subject Transaction occurs shall be calculated with respect to such period and each such Subject Transaction on a pro forma basis and may be determined with reference to the financial statements of a parent company of the Borrower instead, so 59 1094001.08-CHISR01A - MSW long as such parent company does not hold any material assets other than, directly or indirectly, the Equity Interests of the Borrower (as determined in good faith by the Board of Directors or senior management of the Borrower (or any parent company of the Borrower)). Further, if, since the beginning of any such period and on or prior to the date of any required calculation of any financial ratio, test, covenant, calculation or measurement (i) any Subject Transaction has occurred or (ii) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such period has consummated any Subject Transaction, then, in each case, any applicable financial ratio, test, covenant, calculation or measurement shall be calculated on a pro forma basis for such period as if such Subject Transaction (including, without duplication of any amounts otherwise reflected in Consolidated EBITDA for the applicable Test Period, any Run Rate Benefits and the “run rate” income described, and calculated as set forth, in clause (e)(i) of the definition of Consolidated EBITDA) had occurred at the beginning of the applicable period. (b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any Fixed Amounts, Incurrence-Based Amounts or financial ratio, test, covenant, calculation or measurement (including Consolidated Total Debt Ratio, Consolidated Secured Debt Ratio, Consolidated First Lien Debt Ratio, Debt to Total Capitalization Ratio, Fixed Charge Coverage Ratio, Consolidated Interest Expense, Fixed Charges, Consolidated Net Income, Consolidated Total Assets, Consolidated EBITDA and Annualized EBITDA), such Fixed Amounts, Incurrence-Based Amounts or financial ratio, test, covenant, calculation or measurement shall be calculated at the time such action is taken (subject to Section 1.6), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such Fixed Amounts, Incurrence-Based Amounts or financial ratio, test, covenant, calculation or measurement occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. (c) Notwithstanding anything in this Agreement to the contrary, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (including any covenant), including in connection with any Limited Condition Transaction, that does not require compliance with a financial ratio or test (including Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Debt to Total Capitalization Ratio and/or Fixed Charge Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently (or in connection with the same Limited Condition Transaction) with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Consolidated First Lien Debt Ratio, Debt to Total Capitalization Ratio and/or Fixed Charge Coverage Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence- Based Amounts. (d) Notwithstanding anything in this Agreement to the contrary, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on an Incurrence-Based Amount, such Incurrence-Based Amount shall be calculated without regard to the incurrence of any Indebtedness under any revolving facility or letter of credit facility (i) immediately prior to or in connection therewith or (ii) used to finance working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower). (e) For purposes of determining compliance at any time with Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 and the definition of “Permitted Investments”, in the event that any Indebtedness, Permitted Lien, Restricted Payment, Permitted Investment, disposition or Affiliate Transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant 60 1094001.08-CHISR01A - MSW to Section 6.3(a), any clause of Section 6.3(b), any clause of the definition of “Permitted Liens”, clause (2) of Section 6.1(a) or any clause of Section 6.1(b), any clause of Section 6.2(b), any clause of the definition of “Permitted Investment”, any clause of the definition of “Asset Sale” and any dispositions constituting exceptions thereto and any clause under Section 6.5, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; provided that the reclassification described in this sentence shall be deemed to have occurred automatically with respect to any such transaction or item incurred or made pursuant to a Fixed Amount that later would be permitted on a pro forma basis to be incurred or made pursuant to an Incurrence-Based Amount. It is understood and agreed that any Indebtedness, Permitted Lien, Restricted Payment, Permitted Investment, disposition and/or Affiliate Transaction need not be permitted solely by reference to one category of permitted Indebtedness, Permitted Lien, Restricted Payment, Permitted Investment, disposition and/or Affiliate Transaction under such sections, respectively, but may instead be permitted in part under any combination thereof. (f) Notwithstanding anything in this Agreement to the contrary, so long as an action was taken (or not taken) in reliance upon a basket, ratio or test under this Agreement that was calculated or determined in good faith by a responsible financial or accounting officer of the Borrower based upon financial information available to such officer at such time and such action (or inaction) was permitted under this Agreement at the time of such calculation or determination, any subsequent restatement, modification or adjustments made to such financial information (including any restatement, modification or adjustment that would have caused such basket, ratio or test to be exceeded as a result of such action or inaction) shall not result in any Default or Event of Default under this Agreement. (g) For purposes of any determination under this Agreement (other than the calculation of compliance with any financial ratio for purposes of taking any action under this Agreement) with respect to the amount of any Indebtedness, Lien, Restricted Payment, Investment, Asset Sale, Sale and Lease-Back Transaction, Affiliate Transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (any of the foregoing, a “specified transaction”) requiring the use of a current exchange rate, (i) the equivalent amount in U.S. dollars of a specified transaction in a currency other than U.S. dollars shall be calculated based on the relevant exchange rate, as may be determined by the Borrower in good faith, for such foreign currency (the “Exchange Rate”) on the date of such determination (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than U.S. dollars, and the relevant refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of the Refinanced Indebtedness, except by an amount equal to (x) unpaid accrued interest and premiums (including premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing unutilized commitments and letters of credit undrawn thereunder and (z) additional amounts permitted to be incurred under Section 6.3 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the Exchange Rate occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of the calculation of compliance with any financial ratio for purposes of taking any action under this Agreement, on any relevant date of determination, amounts denominated in currencies other than U.S. dollars shall be translated into U.S. dollars at the applicable Exchange Rate used in preparing the financial statements delivered pursuant to Section 5.1 (or, prior to the first such delivery, the most recent internally available financial statements), as

61 1094001.08-CHISR01A - MSW applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted under this Agreement in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the U.S. dollar equivalent amount of such Indebtedness. (h) For purposes of the calculation of the Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Debt to Total Capitalization Ratio and Fixed Charge Coverage Ratio, in connection with the incurrence of any Indebtedness pursuant to Section 6.3(a), such Person may elect to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by such Lien (whether by the Borrower, its Restricted Subsidiaries or any third party), as the case may be, as being incurred or secured, as the case may be, as of the date of determination and (i) any subsequent incurrence of such Indebtedness under such commitment that was so treated (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) such Person may revoke an election of an Elected Amount and (iii) for subsequent calculations of the Consolidated First Lien Debt Ratio, Consolidated Secured Debt Ratio, Consolidated Total Debt Ratio, Debt to Total Capitalization Ratio and Fixed Charge Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding. Section 2. LETTERS OF CREDIT. Section 2.1 Letters of Credit. (a) Issuance. The Issuing Bank agrees to consider from time to time during the Issuance Period and on the terms and subject to the conditions set forth in this Agreement, the Borrower’s requests that it issue one or more Letters of Credit denominated in Dollars for the Borrower’s own account (or, so long as the Borrower is a joint and several co-applicant with respect thereto, the account of any Subsidiary). This Agreement is not a commitment to issue any Letter of Credit but rather sets forth the procedures to be used in connection with the Borrower’s requests for the Issuing Bank’s issuing of Letters of Credit hereunder from time to time during the Issuance Period and, if the Issuing Bank issues any Letter of Credit hereunder, the Loan Parties’ obligations to the Issuing Bank with respect thereto. THE ISSUING BANK HAS NO COMMITMENT OR OBLIGATION TO ISSUE ANY LETTER OF CREDIT AND NOTHING IN THIS AGREEMENT SHALL BE INTERPRETED AS A PROMISE OR COMMITMENT BY THE ISSUING BANK TO ISSUE ANY ONE OR MORE LETTERS OF CREDIT. THE DECISION WHETHER OR NOT TO ISSUE A LETTER OF CREDIT WILL BE MADE BY THE ISSUING BANK AT ITS SOLE AND COMPLETE DISCRETION. IF THE ISSUING BANK ISSUES ANY ONE OR MORE LETTERS OF CREDIT UNDER THIS AGREEMENT, THE ISSUING BANK SHALL NOT BE COMMITTED TO ISSUE ANY OTHER LETTER OF CREDIT. (b) Form of Letter of Credit. All Letters of Credit (if any) shall be in such form as may be requested by the Borrower and approved by the Issuing Bank (as determined by it in its sole discretion). Letters of Credit issued hereunder (if any) shall be used solely to support or make payment on account of any default by the Borrower or any Subsidiary account party in the performance of a commercial obligation (and not in contravention of any Requirements of Law or any terms of the Loan Documents). (c) LC Limit and Sub-limit; Reductions in LC Limits. (i) The Issuing Bank will not agree to issue, amend or extend any Letter of Credit if, after giving effect to such issuance, amendment or extension (A) the Stated Amount of all Letters of Credit issued and outstanding hereunder, in the aggregate, for any one beneficiary (and its Affiliates) in any country or territory will exceed 62 1094001.08-CHISR01A - MSW $30,000,000 or (B) the Stated Amount of all Letters of Credit issued and outstanding hereunder, in the aggregate, will exceed the LC Limit, unless the Borrower has deposited Dollars into the LC Cash Collateral Account in an amount equal to the difference of (x) 102% of the LC Exposure with respect to all Letters of Credit issued and outstanding hereunder (as determined at such time by the Issuing Bank) (after giving effect to such Credit Event), in the aggregate, minus (y) the LC Limit. (ii) The Issuing Bank will not issue any Letter of Credit hereunder if, as determined by it in its sole discretion, any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such action, or any Applicable Law or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, the issuance of letters of credit generally or the issuance of such individual Letter of Credit in particular. (d) Request for LC Activity. The Borrower may request the issuance, extension or amendment (including any increase or decrease in the Stated Amount thereof) of any Letter of Credit (provided that, for the avoidance of doubt, no Request for LC Activity shall be required with respect to any automatic extension of a Letter of Credit as contemplated in Section 2.1(f)(iii)) by delivering to Issuing Bank a written notice in the form of Exhibit D, appropriately completed and with all required attachments (a “Request for LC Activity”), which, among other things: (i) specifies the requested Stated Amount of the Letter of Credit (or, in the case of an extension or amendment, the Stated Amount of the Letter of Credit after giving effect to the requested extension or amendment, as applicable), which shall be in accordance with Section 2.1(c); (ii) specifies the requested date of issuance, extension or amendment, as applicable, of such Letter of Credit; (iii) specifies the requested expiration date of the Letter of Credit (or, in the case of an extension or amendment, the expiration date of the Letter of Credit after giving effect to the requested extension or amendment, as applicable), which shall in no event be later than the first anniversary of the date of issuance or extension of such Letter of Credit (unless such letter of Credit is an Auto-Extension Letter of Credit); (iv) attaches (x) an LC Application, completed to the reasonable satisfaction of the Issuing Bank and (y) evidence (reasonably satisfactory to the Issuing Bank, but which nevertheless may be limited to such information the Borrower may reasonably provide in order to protect proprietary information and trade secrets or comply with any confidentiality or similar obligations) of the commercial obligation in respect of which the Letter of Credit is requested to be (or, as applicable, has been) issued; (v) specifies the name and address of the beneficiary of such Letter of Credit; (vi) specifies the Borrower (or, if applicable, Subsidiary of the Borrower) for whose account such Letter of Credit is requested to be issued; (vii) in the case of an amendment that reduces the Stated Amount of a Letter of Credit, attaches the original Letter of Credit to be so modified; and (viii) specifies whether the Letter of Credit (or the requested extension or amendment thereof, as applicable) is requested to be delivered to the beneficiary thereof or to the Borrower. The Borrower shall deliver any Request for LC Activity (with all attachments thereto) to the Issuing Bank at least four (4) Business Days before the requested date of issuance, extension or amendment (including 63 1094001.08-CHISR01A - MSW any increase or decrease in the Stated Amount thereof) of such Letter of Credit. Any delivered Request for LC Activity shall be irrevocable. From the effective date of any such increase or decrease in the Stated Amount of a Letter of Credit (if such increase is or decrease has been approved in accordance with this Agreement), the Letter of Credit fees payable pursuant to Error! Reference source not found. shall be calculated taking into account the applicable Stated Amount of such Letter of Credit issued by the Issuing Bank as so increased or decreased. Notwithstanding anything contained in any LC Application (i) all provisions of such letter of credit application purporting to grant Liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement, the Control Agreement and in the other Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such LC Application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. To the extent that any provision of any Request for LC Activity related to any Letter of Credit is inconsistent with the provisions of this Section 2.1, the provisions of this Section 2.1 shall apply. (e) Drawings and Reimbursement Obligations. (i) Drawings. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, Borrower shall be obligated to reimburse the Issuing Bank hereunder in full in Dollars for any and all LC Disbursements made by the Issuing Bank. Borrower hereby acknowledges that the issuance of any Letters of Credit hereunder for the account of its Subsidiaries inures to the benefit of Borrower and that its business derives substantial benefits from the businesses of its Subsidiaries. (ii) Reimbursement. (1) Not later than 2:00 p.m., New York time, on the date that is ten (10) Business Days after any payment by the Issuing Bank of any LC Disbursement under any Letter of Credit (or, in the case of any LC Disbursement made on or after the date that is thirty (30) days prior to the then- current Maturity Date, five (5) Business Days after the payment by the Issuing Bank of such LC Disbursement), Borrower shall make or cause to be made to the Issuing Bank for its own account a Reimbursement Payment in an amount equal to the full amount of such LC Disbursement, including interest accruing at the Interest Rate if such Reimbursement Payment is received or is deemed received (in accordance with Error! Reference source not found.) on a Business Day after such LC Disbursement. Each such payment shall be made to the Issuing Bank in immediately available funds. Interest shall accrue at the Interest Rate on any Reimbursement Obligation from the date on which the relevant LC Disbursement is made under the relevant Letter of Credit until and including the date of repayment in full in immediately available funds. (2) Notwithstanding any of the foregoing (and in addition to each other right and remedy of the Issuing Bank provided hereunder and under the other Loan Documents), in the event that any Reimbursement Payment is not made by Borrower by the date and time specified in clause (A) of this Section 2.1(e)(ii) (each such unpaid Reimbursement Payment or portion thereof, an “Unpaid Drawing”), Borrower agrees that the Issuing Bank may, and is hereby authorized to, (x) withdraw from the LC Cash Collateral Account an amount up to the amount of such Unpaid Drawing (together with any interest thereon and other amounts payable with respect thereto), and promptly apply such amount to the Unpaid Drawing together with any interest thereon and other amounts payable with respect thereto and (y) pursue its rights under and in accordance with Error! Reference source not found. and the Security Documents, and apply all amounts received 64 1094001.08-CHISR01A - MSW thereunder to the Reimbursement Obligations (and Borrower’s Reimbursement Obligations shall be discharged to the extent of any such payment). (3) The obligations of the Borrower relating to the Letters of Credit and any Reimbursement Obligations shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any other agreement or instrument delivered in connection herewith or therewith (including the other Loan Documents); (ii) any amendment to, waiver of, consent to or departure from the terms of any of the Loan Documents or any Letter of Credit; (iii) the existence of any dispute between the Borrower or any of its Subsidiaries and any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any transferee may be acting), the Issuing Bank or any other Person, or any claim, counterclaim, set- off, defense or other right that the Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement or the other Loan Documents, the transactions contemplated hereby or thereby, or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iv) any statement or any other document or endorsement thereon presented under any Letter of Credit that appears on its face to be valid, sufficient or genuine, which proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (vi) the occurrence or continuance of a Default or an Event of Default; (vii) any payment made by the Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code of the State of New York, the International Standby Practices, International Chamber of Commerce Publication No. 590 or the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600, as applicable; (viii) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Bankruptcy Laws; and (ix) any other circumstance or happening whatsoever in making or failing to make payment hereunder, whether or not similar to any of the foregoing. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid. The Borrower assumes any and all risks in connection with its use of this Agreement and the Letters of Credit and any amounts made available by the Issuing Bank thereunder. (4) All Obligations (other than Unasserted Contingent Obligations) outstanding on the Maturity Date shall be paid in full in Dollars, and any outstanding Letters of Credit shall be cash collateralized as provided in Section 2.5(d), in each case not later than 3:00 p.m., New York time on the Maturity Date. (5) To the extent that there is no Reimbursement Obligation as of (i) the date of expiration or cancellation of a Letter of Credit; and (ii) ten (10) Business Days after the date of

65 1094001.08-CHISR01A - MSW expiration or cancellation of such Letter of Credit, such Letter of Credit will be cancelled and returned by the Borrower to the Issuing Bank. (f) Reduction of Stated Amount; Cancellation; Expiration. (i) Reductions in Stated Amount Due to Drawings. The Stated Amount of each Letter of Credit at any time shall be reduced by the amount of LC Disbursements made thereunder at such time. Notwithstanding anything to the contrary contained in this Error! Reference source not found., once so reduced as a result of a LC Disbursement, the Stated Amount of any Letter of Credit shall not be reinstated unless and until the Borrower has (A) made the required Reimbursement Payment, together with applicable interest thereon, and (B) certified in writing to the Issuing Bank that the default, event of default, breach, delay or other event giving rise to the LC Disbursement has been cured, resolved or corrected, as applicable. (ii) Other Reductions in Stated Amount. (1) The Borrower may, from time to time upon the delivery of a Request for LC Activity pursuant to Section 2.1(d) to the Issuing Bank, and where consented to by the applicable beneficiary, permanently reduce the Stated Amount with respect to a Letter of Credit, or the Borrower may, from time to time upon not less than three (3) Business Days’ prior notice to the Issuing Bank, cancel a Letter of Credit in its entirety. (2) From the effective date of any reduction of the Stated Amount with respect to a Letter of Credit or a cancellation of a Letter of Credit, in each case, under this Section 2.1(f), the Letter of Credit Fees payable pursuant to Error! Reference source not found. shall be calculated taking into account the Stated Amount of such Letter of Credit as so reduced or the cancellation of such Letter of Credit, as applicable. (iii) Expiration. The Borrower shall instruct the beneficiary of each Letter of Credit to surrender and return such Letter of Credit to the Issuing Bank for cancellation on the earlier to occur of the expiration date for such Letter of Credit and the date of its earlier termination, and all fees and other amounts accrued in connection therewith shall be repaid in full. Each Letter of Credit shall expire on its expiration date, which shall in no event be later than one (1) year from the date of issuance of such Letter of Credit (provided that, if the Borrower so requests in any applicable Request for LC Activity, a Letter of Credit may include automatic extension provisions (each such Letter of Credit, an “Auto-Extension Letter of Credit”) so long as any such Auto-Extension Letter of Credit also permits the Issuing Bank to prevent any such extension at least once per annum (commencing with the date of issuance of such Letter of Credit) by giving prior written notice to the Borrower and the beneficiary thereof at least sixty (60) days before the expiry date of such Auto-Extension Letter of Credit. Notwithstanding anything herein to the contrary, the Issuing Bank shall not permit any auto-extension of any Auto-Extension Letter of Credit if a Default or Event of Default has occurred and is continuing at the time that the Issuing Bank has the ability to prevent an auto-extension pursuant to the terms of such Auto-Extension Letter of Credit. (g) Sanctions; Illegality. (i) The Issuing Bank will not agree to issue any Letter of Credit hereunder if the beneficiary of such Letter of Credit is a person described in Section 3.21(c)(i) or (ii). (ii) If, at any time, it becomes unlawful for the Issuing Bank to comply with any of its obligations under any Letter of Credit (including as a result of any 66 1094001.08-CHISR01A - MSW Sanctions imposed by the United Nations, the European Union, the United Kingdom and/or the United States), the obligations in question shall be suspended (and all corresponding rights shall cease to accrue) until such time as it may again become lawful for the Issuing Bank to comply with them and neither the Issuing Bank nor any of its Related Parties shall have any liability or responsibility for any losses which the Borrower or its Affiliates may incur as a result of such suspension. (h) Amendments. Notwithstanding anything to the contrary herein, the Issuing Bank shall not amend or consent to the amendment of any Letter of Credit without the prior written consent or request of the Borrower; provided, however, that such consent of the Borrower shall not be required for any automatic amendments or automatic extensions contemplated in Section 2.1(f)(iii), in each case as may be provided for in a Letter of Credit, if any. (i) Commercial Practices. The Borrower assumes all risks of the acts or omissions of the beneficiary or any transferee of any Letter of Credit with respect to the use of any such Letter of Credit. The Borrower agrees that neither the Issuing Bank nor any of its Related Parties shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or for any acts or omissions of the beneficiary or any transferee in connection therewith; (b) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents; (c) the validity, sufficiency or genuineness of documents other than the Letters of Credit, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (d) payment by the Issuing Bank against presentation of documents which do not strictly comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (e) any error, omission, interruption, loss or delay in transmission, dispatch or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), however transmitted; (f) any error in interpretation of technical terms; (g) any error in translation; or (h) any consequence arising from causes beyond the control of the Issuing Bank, except only that the Issuing Bank shall be liable to the Borrower for acts or events described in clauses (a) through (h) above, to the extent, but only to the extent, of any direct damages, as opposed to indirect, special or consequential damages, suffered by the Borrower arising solely from (i) the Issuing Bank’s willful misconduct or gross negligence in determining whether an LC Disbursement made under the applicable Letter of Credit complies with the terms and conditions therefor stated in such Letter of Credit or (ii) the Issuing Bank’s willful failure to pay under any Letter of Credit after a drawing by the respective beneficiary strictly complying with the terms and conditions of the applicable Letter of Credit. Without limiting the foregoing, the Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation. The Borrower hereby waives any right to object to any payment made under a Letter of Credit with regard to a Drawing that is in the form provided in such Letter of Credit but which varies with respect to punctuation (except punctuation with respect to any Dollar amount specified therein), capitalization, spelling or similar matters of form. (j) Increased Costs; Capital Requirements. (i) If any Change in Law shall: (1) impose, modify or deem applicable any reserve, special loan, insurance charge or similar requirement against assets of, deposit, compulsory deposits with or for the account of, or credit extended or participated in by, the Issuing Bank; (2) subject the Issuing Bank to any Taxes (other than Taxes referred to in clauses (i), (ii) or (iii) of Section 2.3) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; 67 1094001.08-CHISR01A - MSW (3) shall impose on any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or any Letter of Credit or participation therein; and the effect of any of the foregoing is to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by the Issuing Bank hereunder (whether of principal, interest or any other amount) then the Borrower shall from time to time, within 30 days of demand by the Issuing Bank (which demand shall be accompanied by a certificate setting forth the amount of such increased costs or reduced amounts and certifying that the determination of such amount is in accordance with the Issuing Bank’s internal practices as consistently applied), pay to the Issuing Bank additional amounts sufficient to compensate the Issuing Bank for such increased costs or to compensate the Issuing Bank for such additional costs incurred or reduction suffered. (ii) If the Issuing Bank determines that any Change in Law affecting the Issuing Bank or any lending office of the Issuing Bank or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Issuing Bank’s capital or on the capital of such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Letters of Credit, to a level below that which such Issuing Bank or its holding company could have achieved but for such Change in Law (taking into consideration its policies and the policies its holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Issuing Bank, within 30 days of demand of such Issuing Bank (which demand shall be accompanied by a certificate setting forth the amount of such increased costs or reduced amounts and certifying that the determination of such amount is in accordance with the Issuing Bank’s internal practices as consistently applied), such additional amount or amounts as will compensate such Issuing Bank or its holding company for any such reduction suffered. (iii) A certificate of the Issuing Bank setting forth the amount or amounts necessary to compensate the Issuing Bank or its holding company, as the case may be, as specified in Section 2.1(j)(i) or (ii) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay the Issuing Bank the amount shown in Dollars as due on any such certificate within thirty (30) days after receipt thereof. Failure or delay on the part of any Issuing Bank to demand compensation pursuant to this paragraph (j) shall not constitute a waiver of its right to demand such compensation; provided that, Borrower shall not be required to compensate any Issuing Bank pursuant to this paragraph (j) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Issuing Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of its intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). (k) Alternate Office; Minimization of Costs. At the request of the Borrower, to the extent reasonably possible, the Issuing Bank shall use reasonable efforts to designate an alternative lending office with respect to its obligations hereunder to reduce any liability of the Borrower to such Issuing Bank under this Section, so long as the Issuing Bank, in its reasonable discretion, determines that such designation would not subject the Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to it. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by the Issuing Bank in connection with any such designation or assignment. (l) LC Exposure Determination. For all purposes of this Agreement, the Stated Amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the amount thereof shall be deemed to be the maximum amount of such 68 1094001.08-CHISR01A - MSW Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum amount may be drawn immediately at the time of determination. Section 2.2 Fees; General Provisions Regarding Payments. (a) [Reserved.] (b) On the last Business Day in each calendar quarter (where all or any portion of such calendar quarter occurs on or after the date hereof and prior to the Maturity Date) and on the Maturity Date (or, if a Letter of Credit is cancelled prior to such date, on the date of such cancellation) (and, if any LC Exposure remains outstanding following the Maturity Date, within five (5) Business Days following the end of each calendar quarter ending while such LC Exposure remains outstanding and on the last day such LC Exposure remains outstanding). The Borrower shall pay to the Issuing Bank, accruing from the Closing Date or the last Business Day of the immediately preceding quarter, as the case may be, a letter of credit fee in Dollars for such quarter (or portion thereof) then ending equal to the product of (A)(1) the daily average Stated Amount of all Letters of Credit outstanding for the relevant calendar quarter or portion thereof multiplied by (2) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is 360, multiplied by (B) 1.75%. (c) All payments by the Borrower hereunder shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, to the Issuing Bank on the date due thereof. (d) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360 day year for the actual days elapsed. (e) Whenever any payment to be made hereunder shall be stated to be due on a day (other than the Maturity Date) that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of interest or fees, as the case may be. (f) Borrower shall make all payments due to the Issuing Bank as directed by the Issuing Bank in writing from time to time, in lawful money of the United States and in immediately available funds not later than 2:00 p.m., New York time, on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the next Business Day after such payment is received. (g) Upon the occurrence and during the continuance of an Event of Default under Section 7.1(a)(i), Section 7.1(a)(viii) or Section 7.1(a)(ix), the overdue principal amount of all unreimbursed LC Disbursements outstanding and, to the extent permitted by applicable law, any interest payments on the unreimbursed LC Disbursements outstanding, and any fees or other amounts otherwise payable to Issuing Bank under the Loan Documents, shall bear interest (including post-petition interest in any proceeding under Bankruptcy Laws (or interest that would have accrued after the commencement of a proceeding but for the commencement of such proceeding)) payable on demand at a per annum rate equal to the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.2 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Issuing Bank. Section 2.3 Taxes. All payments made by or on account of any obligation of the Borrower to or for the benefit of the Issuing Bank hereunder shall be made without deduction for any Taxes, unless an applicable withholding agent is required by law to deduct or withhold such Taxes, in which case such payment will be grossed up by the Borrower for the amount deducted, except (i) any such Taxes imposed on or measured by net income (however denominated) as a result of any connection of the Issuing Bank with the jurisdiction of such taxing authority (other than a connection arising from the execution,

69 1094001.08-CHISR01A - MSW delivery and performance of this Agreement, or of any transaction contemplated by or pursuant to this Agreement, and the receipt of payment under this Agreement or any such transaction), (ii) any U.S. federal withholding Taxes imposed pursuant to a law in effect on the date hereof (or, in the case of a successor Issuing Bank, on the date on which such successor Issuing Bank becomes a party to this Agreement, except to the extent amounts with respect to such Taxes were payable to a predecessor Issuing Bank pursuant to this Section immediately before the successor Issuing Bank became a party to this Agreement), or (iii) to the extent such Taxes would not have been imposed (or would have been imposed but at a lower rate) but for the failure of the Issuing Bank to provide forms or other information permitting such payments to be made without (or at a reduced rate of) withholding that are reasonably requested by the Borrower and that the Issuing Bank is legally eligible to provide. Section 2.4 Extension of Maturity Date. (a) Requests for Extension. The Borrower may, by notice to the Issuing Bank not later than 60 days prior to each anniversary of the date of this Agreement (each such date, an “Extension Date”), request that the Issuing Bank extend the then-current Maturity Date (the “Applicable Maturity Date”) to the date falling 364 days after the Applicable Maturity Date (such date that is 364 days after such Applicable Maturity Date, the “Extended Maturity Date”). (b) The Issuing Bank shall notify the Borrower of its determination under this Section no later than the date that is twenty (20) Business Days prior to the applicable Extension Date. (c) In connection with any extension of any Maturity Date, the Borrower and the Issuing Bank may make such amendments to this Agreement as the Issuing Bank determines to be reasonably necessary to evidence the extension and as agreed to by the Borrower. (d) Conditions to Effectiveness of Extension. Notwithstanding the foregoing, any extension of any Maturity Date pursuant to this Section shall not be effective unless: (i) No Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto; (ii) the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof; (iii) no Reimbursement Obligations shall be outstanding on the applicable Extension Date; (iv) the Borrower shall have paid to the Issuing Bank for its own benefit a structuring fee equal to 0.10% of the LC Limit as the applicable Extension Date; (v) such extension is permitted by the terms of any Equal Priority Obligations; and (vi) the Borrower shall have informed the Issuing Bank of any change in the information provided in an Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification. Section 2.5 Cash Collateralization. (a) On or prior to the date of issuance of any Letter of Credit prior to the Substantial Collateral Completion Date, the Borrower shall cash collateralize such Letter of Credit by 70 1094001.08-CHISR01A - MSW depositing Dollars in the LC Cash Collateral Account in an amount equal to 102% of the Stated Amount of such Letter of Credit in accordance with this Agreement and the Control Agreement. (b) Subject to paragraphs (c) and (e) of this Section, on or prior to the date of issuance of any Letter of Credit during the period from and after the Substantial Collateral Completion Date and prior to the date that is fifteen (15) Business Days prior to the then-current Maturity Date, the Borrower shall cash collateralize such Letter of Credit by depositing Dollars in the LC Cash Collateral Account in an amount equal to 20% of the Stated Amount of such Letter of Credit in accordance with this Agreement and the Control Agreement. (c) If, as a result of any Credit Event (or for any other reason), the LC Exposure with respect to all Letters of Credit issued and outstanding hereunder, in the aggregate, exceeds the LC Limit at any time, (i) the Borrower shall promptly (and in any event within five (5) Business Days of delivery of a written demand by the Issuing Bank) deposit into the LC Cash Collateral Account Dollars in an amount equal to the difference of (x) 102% of the LC Exposure with respect to all Letters of Credit issued and outstanding hereunder (as determined at such time by the Issuing Bank) (after giving effect to such Credit Event), in the aggregate, minus (y) the LC Limit. (d) Not later than the date that is fifteen (15) Business Days prior to the then- current Maturity Date, if any Letter of Credit is scheduled to remain outstanding on or after the then-current Maturity Date and the Issuing Bank has not agreed to an extension of the then-current Maturity Date in accordance with Section 2.4, the Borrower shall cash collateralize any such Letter(s) of Credit that is scheduled to remain outstanding on or after the then-current Maturity Date by depositing Dollars in the LC Cash Collateral Account in an amount equal to 102% of the LC Exposure (as determined at such time by the Issuing Bank) with respect to such Letter(s) of Credit as of the then-current Maturity Date in accordance with this Agreement and the Control Agreement. (e) If and when required pursuant to Section 7.1(b)(ii) the Borrower shall cash collateralize the Letter(s) of Credit outstanding at the time specified by depositing Dollars in the LC Cash Collateral Account in the applicable amount specified in Section 7.1(b)(ii)(B) in accordance with this Agreement and the Control Agreement. (f) The Borrower hereby grants to the Issuing Bank and agrees to maintain, a first priority (subject to Permitted Liens) security interest in the LC Cash Collateral Account and all balances therein, and in all proceeds of the foregoing, all as security for the Obligations. If at any time the Issuing Bank determines that funds in the LC Cash Collateral Account are less than the Required Cash Level, the Borrower will, promptly upon (and in any event within five (5) Business Days of delivery of) written demand by the Issuing Bank, deposit Dollars in the LC Cash Collateral Account in an amount sufficient to eliminate such deficiency. The Borrower shall pay promptly (and in any event within give (5) Business Days of delivery of demand therefor) all reasonable and customary activity and other administrative fees and charges in connection with the maintenance and disbursement of the LC Cash Collateral Account and the deposits therein. Section 3. REPRESENTATIONS AND WARRANTIES To induce the Issuing Bank to enter into this Agreement and to issue Letters of Credit, the Borrower represents and warrants to the Issuing Bank that: Section 3.1 Financial Condition. The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2020 and the audited consolidated statements of operations, comprehensive loss and cash flow of the Borrower and its consolidated Subsidiaries for such fiscal period then ended, copies of which have heretofore been furnished to the Issuing Bank, in each case, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of operations and consolidated cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year then ended. 71 1094001.08-CHISR01A - MSW The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2020, and the unaudited consolidated statements of operations, comprehensive loss and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal period then ended, copies of which have heretofore been furnished to the Issuing Bank, in each case, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of operations and consolidated cash flows of the Borrower and its consolidated Subsidiaries for the fiscal period then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved (except as disclosed therein). Section 3.2 No Change. Since December 31, 2020, there has been no development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.3 Existence; Compliance with Law. Each Loan Party (a) is duly incorporated, organized or formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation, organization or formation, (b) has the organizational power and authority and all requisite Permits from Governmental Authorities to own and operate its Property, to lease the Property it leases as a lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization or body corporate and in good standing under the laws of each jurisdiction (if applicable) where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with such Loan Party’s Organizational Documents and all Requirements of Law, except, in the case of clause (a) above with respect to any Loan Party other than the Borrower, and in the cases of clauses (b), (c) and (d) above, to the extent that failure of the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.4 Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the requisite corporate or other organizational power and authority to make, deliver and perform the Loan Documents to which it is a party. (b) Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. (c) No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with any Credit Event hereunder, the granting of Liens pursuant to the Security Documents or the execution, delivery or performance of this Agreement or any of the other Loan Documents, except (i) those consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) the filings or other actions referred to in Section 3.19. (d) Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto and constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Section 3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, any Credit Event hereunder and the use of the proceeds thereof will not contravene, violate or result in a breach of or default under any Loan Party’s Organizational Documents, the Existing Indentures, the Credit Agreement any Requirement of Law or any Contractual Obligation of any Loan Party, other than any violation that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). 72 1094001.08-CHISR01A - MSW Section 3.6 No Material Litigation. No litigation, action, suit, claim, dispute, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of their respective properties or revenues that (i) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as of the Closing Date, purports to affect or pertain to any of the Loan Documents or any of the transactions contemplated hereby or thereby. Section 3.7 No Default. No Default or Event of Default has occurred and is continuing. No Loan Party is in default under or with respect to, or a party to, any Contractual Obligation that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.8 Ownership of Property; Liens. Each of the Loan Parties has title in fee simple or good and valid title, as the case may be, to, or a valid leasehold interest in, or easements or other limited property interests in, all its real or immoveable property necessary in the ordinary conduct of its business, and good title to, or a valid leasehold interest in, or valid license of or other right to use, all its other Property necessary for the conduct of its business as currently conducted, in each case except where the failure to have such title, interest, license or right could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by Section 6.6. Section 3.9 IP Rights. Each of the Loan Parties owns, or is licensed or otherwise has the right to use, all IP Rights necessary for the conduct of its business as currently conducted except to the extent such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights by any Loan Party or the validity or effectiveness of any IP Rights, and the Borrower does not know of any valid basis for any such claim, in each case except to the extent that any such claim could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrower, the use of IP Rights by the Loan Parties does not infringe on the IP Rights of any Person, except for such infringements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.10 Taxes. Each of the Loan Parties has filed or caused to be filed all tax returns that are required to be filed and has paid all Taxes due and payable by it (including in its capacity as a withholding agent) other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party or (b) where the failure to make such filing, payment, deduction, withholding, collection or remittance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no Lien for Tax has been filed, other than a Permitted Lien, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge except, in each case, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Section 3.11 Federal Regulations. No part of the proceeds of any Letter of Credit, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of Regulations T, U or X. Section 3.12 Labor Matters. There are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of the Borrower threatened, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All payments due from the Loan Parties on account of employee health and welfare insurance that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Loan Party.

73 1094001.08-CHISR01A - MSW Section 3.13 ERISA. As of the date hereof, there are no Pension Plans or Multiemployer Plans. None of the Borrower or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.14 Investment Company Act. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. Section 3.15 Subsidiaries. (a) The Persons listed on Schedule 3.15 constitute all the Subsidiaries of the Borrower as of the Closing Date. Schedule 3.15 sets forth as of the Closing Date the name and jurisdiction of incorporation or organization of each Person listed therein and the percentage of each class of Capital Stock of such Person owned by the Borrower and each Subsidiary. (b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments granted to any Person other than the Borrower and its Subsidiaries (other than directors’ qualifying shares or other similar shares required pursuant to applicable Law) of any nature relating to any Capital Stock of any Subsidiary owned directly or indirectly by the Borrower; provided that, with respect to any non-Wholly-Owned Subsidiary, its Capital Stock may be subject to customary rights of first refusal, tag-along, drag-along and other similar rights. Section 3.16 Use of Proceeds. The Letters of Credit and the proceeds thereof shall be used solely to support or make payment on account of any default by the Borrower or Subsidiary account party in the performance of a nonfinancial or commercial obligation and not in contravention of any Requirements of Law or any terms of the Loan Documents. Section 3.17 Environmental Matters. Other than exceptions to any of the following that could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect: (a) The Loan Parties and each of their respective facilities and operations: (i) are in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (iii) are in compliance with all of their Environmental Permits; (iv) have taken reasonable steps to ensure each of their Environmental Permits will be timely maintained, renewed and complied with; and (v) have no knowledge of any facts or circumstances upon which any such Environmental Permits could reasonably be expected to be adversely amended or revoked. (b) Hazardous Materials are not present at, on, under, in, or emanating from any property now or, to the knowledge of the Borrower, formerly owned, leased or operated by the Borrower or any of the Loan Parties, or, to the knowledge of the Borrower, at any other location (including any location to which Hazardous Materials have been sent for reuse or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or Loan Party under any applicable Environmental Law or otherwise result in costs to the Borrower or any Loan Party, or (ii) interfere with the Borrower’s or any Loan Party’s continued operations. (c) There are no Environmental Claims to which the Borrower or any of the Loan Parties is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened. To the knowledge of the Borrower, there are no facts or circumstances that could reasonably be expected to give rise to any such Environmental Claim. (d) None of the Borrower nor any Loan Party has received any written request for information, or been notified that it is a potentially responsible party or subject to liability under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 74 1094001.08-CHISR01A - MSW or any other Environmental Law, or with respect to any Hazardous Materials, excluding any such matters that have been fully resolved with no further obligation or liability on the part of the Borrower or any Loan Party. (e) None of the Borrower nor any Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral or other form of dispute resolution, relating to compliance with or liability under any Environmental Law, excluding any such matters that have been fully resolved with no further obligation or possible liability on the part of the Borrower or any Loan Party. Section 3.18 Accuracy of Information, Etc. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement (other than any projections and information of a general economic or general industry nature) furnished to the Issuing Bank by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (as modified or supplemented by other information so furnished), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Issuing Bank that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. Section 3.19 Security Documents. Each of the Security Documents is effective to create in favor of the Issuing Bank or any Common Representative, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of (i) any Pledged Stock (as defined in the Security Agreement) which is in certificated form, when any stock, membership or partnership unit certificates representing such Pledged Stock are delivered to, and in the possession of, the Issuing Bank (or the Controlling Authorized Representative in accordance with the terms of the Equal Priority Intercreditor Agreement) and (ii) the other Collateral described in the Security Documents, when financing statements and other filings in appropriate form are filed or registered in the office specified on Schedule 3.19, the security interest created in favor of the Issuing Bank or any Common Representative in such Pledged Stock and other Collateral shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Stock, other Collateral and the proceeds thereof, in which a security interest may be perfected by delivery to the Issuing Bank of such Pledged Stock or by filing a financing statement in the United States or other filing or registration in any applicable non-U.S. jurisdiction as security for the Obligations, in each case, prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights that are permitted by this Agreement to be incurred pursuant to Section 6.6). Section 3.20 Solvency. As of the Closing Date and after giving effect to any Letters of Credit issued on the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Section 3.21 [Reserved]. Section 3.22 Anti-Money Laundering and Anti-Corruption Laws; Sanctions. (a) To the extent applicable, each of the Borrower and each Restricted Subsidiary is in compliance in all material respects, and the operations of the Borrower and each Restricted Subsidiary are and have been conducted at all times in compliance in all material respects, with all applicable financial recordkeeping and reporting requirements, including those of the (i) the Trading with 75 1094001.08-CHISR01A - MSW the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act and (iii) the material applicable anti-money laundering statutes of jurisdictions where the Borrower and each such Restricted Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Borrower or any Restricted Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Loan Parties party hereto, threatened. (b) No part of the proceeds of the Letters of Credit, and no other extensions of credit hereunder, will be used, directly or, to the knowledge of any Loan Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in material violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), or otherwise in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any material applicable anti-corruption laws. None of the Borrower nor any Restricted Subsidiary or any director or officer thereof, nor, to the knowledge of any Loan Party, any employee, agent, Affiliate or representative thereof, has taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or, to the knowledge of any Loan Party, indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) in order to influence official action, or to any Person in material violation of the FCPA or any material applicable anti-corruption laws. The Borrower and its Restricted Subsidiaries have conducted their businesses in compliance in all material respects with the FCPA and material applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve material compliance with such laws and with the representations and warranties contained in this clause (b). (c) None of the Borrower nor any Restricted Subsidiary, nor, to the knowledge of any Loan Party, any employee, agent, Affiliate or representative of any Loan Party or any Restricted Subsidiary, is a Person that is, or is owned or controlled by one or more Persons that are, (i) on the list of “Specially Designated Nationals and Blocked Persons” or (ii) subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) and the Borrower will not directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any extension of credit hereunder or lend, contribute or otherwise make available such proceeds to any Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, in violation of Sanctions or (B) in any other manner that will result in a violation of Sanctions by the Borrower or any Restricted Subsidiary. The Loan Parties have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve material compliance with applicable Sanctions. Section 3.23 Insurance. The properties of the Borrower and the other Loan Parties are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Loan Party operates. 76 1094001.08-CHISR01A - MSW Section 4. CONDITIONS PRECEDENT Section 4.1 Closing Date. This Agreement shall not become effective, and the Issuing Bank shall have no obligations hereunder or under any other Loan Document, until the prior satisfaction of each of the following conditions (unless waived in writing pursuant to the terms of this Agreement): (a) Loan Documents. The Issuing Bank shall have received (i) this Agreement, executed and delivered by a duly authorized officer or signatory of the Borrower, (ii) the Control Agreement, executed and delivered by a duly authorized officer or signatory of each party thereto, (iii) the Security Agreement, executed and delivered by a duly authorized officer or signatory of each Loan Party that is a party thereto, (iv) the Fee Letter, executed and delivered by a duly authorized officer or signatory of each party thereto and (v) the Equal Priority ICA Joinder Agreement, executed and delivered by a duly authorized officer or signatory of each party thereto. (b) Fees and Expenses. All fees due to the Issuing Bank on the Closing Date (including those specified in the Fee Letter) shall have been paid in full in Dollars, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Issuing Bank on the Closing Date that have been invoiced at least three Business Days prior to the Closing Date shall have been paid. (c) Solvency Certificate. The Issuing Bank shall have received a solvency certificate substantially in the form of Exhibit E, executed by a Responsible Officer (which shall be the chief financial officer, chief accounting officer or other officer with equivalent duties) of the Borrower. (d) [Reserved]. (e) Closing Certificate. The Issuing Bank shall have received a certificate signed by a Responsible Officer of the Borrower, certifying that the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof. (f) Legal Opinions. The Issuing Bank shall have received, in form and substance reasonably acceptable to the Issuing Bank, (i) a legal opinion of Skadden, Arps, Slate Meagher & Flom LLP, New York counsel to the Borrower and its Subsidiaries (which opinion shall include a non- contravention opinion with respect to material debt) dated the date hereof and addressed to the Issuing Bank and (ii) legal opinions of applicable local counsel to the Borrower or to the Issuing Bank (which opinions shall include a existence, good standing, execution and delivery, authorization and authority with respect to each Foreign Subsidiary that is a Loan Party as of the Closing Date) dated the date of the date hereof and addressed to the Issuing Bank. (g) Organizational Documents. A certificate of an Responsible Officer of each Loan Party, certifying (A) as to copies of the Organizational Documents of such Loan Party, together with all amendments thereto, (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the execution and delivery of this Agreement and the incurrence of the Obligations hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party (including, but not limited to, Requests for LC Activity and LC Applications) and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith and (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of the Borrower, including all notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other

77 1094001.08-CHISR01A - MSW documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers. (h) Uniform Commercial Code Filings. Each Uniform Commercial Code financing statement required as of the Closing Date by the Security Documents or under law to be filed in order to create in favor of the Issuing Bank, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.6), shall have been filed, or shall have been delivered to the Issuing Bank in proper form for filing, or arrangements reasonably satisfactory to the Issuing Bank for such filing shall have been made. (i) PATRIOT Act; Beneficial Ownership. The Issuing Bank shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Issuing Bank in writing at least ten (10) Business Days prior to the Closing Date. At least five (5) Business Days prior to the Closing Date, the Borrower shall have delivered a Beneficial Ownership Certification to the Issuing Bank to the extent the Issuing Bank has requested such certification, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities and Industry and Financial Markets Association, in relation to the Borrower. (j) Financial Statements. The Issuing Bank shall have received (a) audited consolidated balance sheets and related statements of income and cash flows of the Borrower and its consolidated subsidiaries for the three most recently completed fiscal years ended at least 75 days prior to the Closing Date and (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower and its consolidated subsidiaries for each fiscal quarter (other than any fourth fiscal quarter) ended after the most recent audited financial statements delivered pursuant to clause (a) above and at least 45 days prior to the Closing Date. Section 4.2 Each Credit Event. The Issuing Bank’s decision to effect or permit each Credit Event (including the initial Credit Event hereunder) is subject to the prior satisfaction of each of the following conditions (unless waived in writing pursuant to the terms of this Agreement): (a) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text hereof. (b) No Default. (i) No event shall have occurred and be continuing or would result from the issuance, amendment or extension of such Letter of Credit, as applicable, that would constitute an Event of Default or a Default. (ii) The issuance, amendment or extension of such Letter of Credit, as applicable, and the Reimbursement Obligations with respect thereto, constitute Equal Priority Obligations permitted pursuant to the Credit Agreement. (c) Lien Searches; LC Cash Collateral Account. (i) Solely with respect to the first Credit Event requested hereunder, the Borrower shall have established and opened the LC Cash Collateral Account. 78 1094001.08-CHISR01A - MSW (ii) With respect to each Credit Event (including the first Credit Event requested hereunder), as of the date of the applicable Credit Event, the amount on deposit in the LC Cash Collateral Account shall not be less than the Required Cash Level (and the Borrower shall have provided or caused to be provided to the Issuing Bank evidence reasonably satisfactory to the Issuing Bank of the same). (d) Request for LC Activity. Borrower shall have delivered a duly executed Request for LC Activity (with all required attachments, including an LC Application (if applicable)) to the Issuing Bank at least four (4) Business Days prior to the date of the requested issuance or amendment of any applicable Letter of Credit, and the Stated Amount of such Letter of Credit shall comply with Section 2.1(c). (e) Letter of Credit Reimbursement. There shall be no outstanding Reimbursement Obligations. To the extent such Credit Event includes an increase or reinstatement of the Stated Amount of any Letter of Credit following an LC Disbursement with respect to such Letter of Credit, all Reimbursement Obligations have been repaid in full in Dollars. (f) Acceptance of Request for LC Activity by Issuing Bank. The Issuing Bank (in its sole discretion) shall have accepted such Request for LC Activity and agreed, subject to the prior satisfaction or waiver of each of the other conditions precedent set forth in this Section 4.2, to such Credit Event (as evidenced by Issuing Bank’s effecting or permitting such Credit Event). Each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section. Section 5. AFFIRMATIVE COVENANTS The Borrower agrees that, so long as the Termination Conditions have not been satisfied, the Borrower shall and shall cause each of the Restricted Subsidiaries of the Borrower to: Section 5.1 Financial Statements. Furnish to the Issuing Bank and take the following actions: (a) within 90 days (or the successor time period then in effect under the Exchange Act for a non-accelerated filer plus any grace period provided by Rule 12b-25 under the Exchange Act) after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2020, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, audited by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing, together with a report and opinion by such certified public accountants, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than solely as a result of (a) the impending maturity of any Indebtedness or (b) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period); and (b) not later than 45 days (or the successor time period then in effect under the Exchange Act for a non-accelerated filer plus any grace period provided by Rule 12b-25 under the Exchange Act) after the end of each of the first three fiscal quarters of the Borrower, beginning with the fiscal quarter ending June 30, 2021, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the 79 1094001.08-CHISR01A - MSW previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes). (c) If the Borrower has designated any of its Subsidiaries as an Unrestricted Subsidiary, then the annual and quarterly information required by Section 5.1(a) and 5.1(b) shall include information (which need not be audited or reviewed by the Borrower’s auditors) regarding such Unrestricted Subsidiaries substantially comparable to the financial information of the Unrestricted Subsidiaries presented in the Offering Memorandum; provided that no such information shall be required if such financial information is not material compared to the applicable financial information of the Borrower and its Subsidiaries on a consolidated basis or if such Unrestricted Subsidiaries are not material to the Borrower and its Subsidiaries on a consolidated basis. Financial statements, segment information and other information required to be delivered pursuant to this Section 5.1, Section 5.2 or Section 5.7 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower, as applicable, posts such financial statements, segment information or other information, or provides a link thereto, on the website of the Borrower, as applicable; (ii) on which such financial statements, segment information or other information is posted on behalf of the Borrower on an Internet or intranet website, if any, to which the Issuing Bank has access (whether a commercial or third-party website or whether sponsored by the Issuing Bank); or (iii) to the extent such financial statements, segment information or other information are set forth in the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC, on which date such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System. Section 5.2 Certificates; Other Information. Furnish to the Issuing Bank: (a) concurrently with the delivery of any financial statements pursuant to Section 5.1, a Compliance Certificate of the Borrower (the first such Compliance Certificate to be delivered for the fiscal quarter ending June 30, 2021) as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be; (b) no later than 60 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2021, a consolidated budget for the Borrower and its Subsidiaries for the following fiscal year (including a consolidated statement of projected results of operations of the Borrower and its consolidated Subsidiaries as of the end of the following fiscal year presented on a quarterly basis); (c) concurrently with the delivery of any financial statements pursuant to Section 5.1(a) or (b), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, in each case, for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter; and (d) promptly, from time to time, such other customary information regarding the operations, business affairs and financial condition of the Borrower and its Restricted Subsidiaries and their compliance with the terms of any Loan Document, in each case, as the Issuing Bank may reasonably request. Section 5.3 Payment of Taxes. Pay, before the same shall become delinquent or in default, all Taxes required to be paid except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries or (b) the failure to make payment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Section 5.4 Conduct of Business and Maintenance of Existence; Compliance with Law. (a)(i) Except as otherwise permitted by Section 6.9, preserve, renew and keep in full force and effect its organizational existence and good standing in its jurisdiction of incorporation or organization and 80 1094001.08-CHISR01A - MSW (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 or 6.9 or, other than with respect to the organizational existence of the Borrower, to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) comply with all Requirements of Law, except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.5 Maintenance of Property; Insurance. (a) Keep all real and tangible Property and systems used, useful, or necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses) as are customarily carried under similar circumstances by such other Persons. Section 5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which entries which are full, true and correct, in all material respects, in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities. Permit representatives of the Issuing Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired (but the Issuing Bank may not have more than one visit per any twelve month period except during an Event of Default), upon reasonable advance notice to the Borrower, and to discuss the business, operations, properties and financial and other condition of the Borrower and the Borrower’s Restricted Subsidiaries with officers and employees of the Borrower and the Borrower’s Restricted Subsidiaries and with their independent certified public accountants (and the Borrower will be given the opportunity to participate in any such discussions with such independent certified accountants). So long as no Event of Default has occurred and is continuing at the time of such inspection, the Borrower shall not bear the cost of more than one such inspection per calendar year by the Issuing Bank (or its representatives). Notwithstanding anything to the contrary in this Section 5.6, none of the Borrower and its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non- financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Issuing Bank (or its representatives) is prohibited by any Requirement of Law or any binding agreement (provided that, with respect to any prohibition by any binding agreement, the Borrower shall attempt to obtain consent to such disclosure if requested by the Issuing Bank or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product. Section 5.7 Notices. Promptly after obtaining knowledge of the same, give notice to the Issuing Bank of: (a) the occurrence of any Default or Event of Default; (b) any dispute, claim, litigation, investigation or proceeding (i) affecting the Borrower or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby; and (c) any other development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

81 1094001.08-CHISR01A - MSW Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary has taken or proposes to take with respect thereto. Section 5.8 Environmental Laws. (a) Except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all material Environmental Permits. (b) Except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other similar actions required by any Governmental Authority under Environmental Laws, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws. Section 5.9 Plan Compliance. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, establish, maintain and operate any and all Pension Plans, Multiemployer Plans and Foreign Employee Benefit Plans (other than government- sponsored plans) in compliance with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plans to the extent the Borrower or any Commonly Controlled Entity has the authority to establish, maintain and operate such plans. Section 5.10 Additional Guarantors; Additional Collateral, Collateral Limitations. (a) Subject to Section 5.12, the Borrower shall cause each Wholly-Owned Subsidiary that is a guarantor under any Existing Indenture and any other Equal Priority Obligations (other than (a) the Guarantors, (b) any Qualified Liquefaction Development Entities, (c) any Receivables Subsidiaries, (d) any Immaterial Subsidiaries, (e) any Captive Insurance Subsidiaries, (f) not-for-profit or special purpose Subsidiary and (g) any Subsidiary with respect to which a guarantee by it of the Obligations would result in material adverse tax consequences to any Loan Party, as reasonably determined by the Borrower and notified to the Issuing Bank in writing) to become a Guarantor under this Agreement and satisfy the requirements of this Section 5.10 within 60 days (subject to extensions, and exceptions as to scope of foreign security and perfection requirements, as are reasonably agreed by the Issuing Bank) of the later of (i) such Subsidiary becoming a Wholly-Owned Restricted Subsidiary and (ii) the Borrower determining such Subsidiary ceased to meet any of the exceptions set forth in the preceding parenthetical. Such Subsidiary shall execute and deliver (A) a Joinder Agreement, (B) a joinder to the Security Agreement substantially in the form of Exhibit A thereto, (C) an acknowledgment to the Equal Priority Intercreditor Agreement substantially in the form of Annex A thereto, (D) subject to the applicable limitations set forth in this Section 5.10, Security Documents in respect of the Collateral in the relevant jurisdictions outside of the United States, or, with respect to Single Lien Collateral (defined in the Equal Priority Intercreditor Agreement), new agreements, or amendments, amendments and restatements, supplements or other modifications to Single Lien Security Documents (as defined in the Equal Priority Intercreditor Agreement) in respect of such Single Lien Collateral, (E) a perfection certificate for such Wholly-Owned Restricted Subsidiary substantially in the form of the Perfection Certificate delivered on the Closing Date, and (F) all filings and other documents required by such Security Documents (including any Single Lien Security Documents) to create or perfect (to the extent required by such Security Documents) the security interests in the Collateral of such Wholly-Owned Restricted Subsidiary. The Borrower may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor (and no 60-day period described in the foregoing sentence shall apply to such Subsidiary). 82 1094001.08-CHISR01A - MSW (b) The Borrower shall, and shall cause each Guarantor to, grant a first-priority perfected security interest upon any Property (including, for the avoidance of doubt, any real property, tankers and other marine vessels) that constitutes collateral under any Existing Indenture and any other Equal Priority Obligations, in each case substantially concurrently with (and in no event later than 90 days of) such Subsidiary becoming a guarantor under any Existing Indenture or any other Equal Priority Obligation and such Property becoming collateral under any Existing Indenture or any other Equal Priority Obligation (subject to extensions and exceptions as to scope of foreign security and perfection requirements as are reasonably agreed by the Issuing Bank). (c) [Reserved]. (d) [Reserved]. (e) Notwithstanding anything to the contrary, to the extent that the Lien on any Collateral is not or cannot be created and/or perfected on the Closing Date (other than (a) by the execution and delivery of the Security Agreement by the Borrower and the Guarantors and (b) a Lien on Collateral that is of the type that may be perfected by the filing of a financing statement in the United States under the UCC), the Borrower shall take all necessary actions to create and/or perfect such Lien pursuant to arrangements to be mutually agreed between the Borrower and the Issuing Bank acting reasonably, including those Post-Closing Actions set forth on Schedule 5.12. In addition, notwithstanding anything to the contrary, it is understood and agreed that: (i) the Issuing Bank may waive or grant extensions of time for the creation and perfection of security interests in, or obtaining Mortgages, policies of title insurance, legal opinions, surveys, appraisals or other deliverables with respect to, particular assets or the provision of any Guarantee by any Restricted Subsidiary; (ii) other than with respect to the LC Cash Collateral Account, (1) perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including Deposit Accounts, securities accounts and commodities accounts (other than control or possession of pledged Equity Interests (to the extent certificated) that constitute Collateral) and (2) no blocked account agreement, deposit account control agreement or similar agreement shall be required for any Deposit Account, securities account or commodities account; (iii) the Issuing Bank will only be authorized to take actions in any non-U.S. jurisdiction or under the laws of any non-U.S. jurisdiction to create security interests in assets located or titled outside of the U.S. or to perfect or make enforceable any security interests in any such assets as follows: (1) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Barbados as of the Closing Date, a charge over shares and debentures under the Laws of Barbados and any customary filings associated therewith; (2) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Bermuda as of the Closing Date, a share charge under the Laws of Bermuda and any customary filings associated therewith; (3) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Ireland as of the Closing Date, a charge over shares under the laws of Ireland and any customary filings associated therewith; (4) with respect to Equity Interests and Collateral located in Jamaica as of the Closing Date, (i) a debenture creating charges over Collateral, (ii) four share charges by a Barbadian parent over shares in four Jamaican subsidiaries, (iii) a share charge by a United States parent over shares in a Jamaican subsidiary and (iv) two mortgages over certain real property interests under the Laws 83 1094001.08-CHISR01A - MSW of Jamaica (and Barbados, as applicable, with respect to the charge over shares), and any customary filings associated therewith; (5) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Mexico as of the Closing Date, equity interests pledge agreements and non-possessory pledge agreements under the Laws of Mexico, and any customary filings associated therewith; (6) with respect to Equity Interests in, and Collateral owned by, Guarantors located in The Netherlands as of the Closing Date, a pledge of shares and pledge on receivables and accounts under the Laws of The Netherlands, and any customary filings associated therewith; (7) with respect to Collateral owned by, Guarantors located in Nicaragua as of the Closing Date, movable pledge over a Power Purchase Agreement under the laws of Nicaragua, and any customary filings associated therewith; (8) with respect to Equity Interests in, and Collateral owned by, Guarantors located in Puerto Rico as of the Closing Date, a filing of the applicable financing statement before the Commonwealth of Puerto Rico Department of State’s Secured Transactions Registry and any customary filings associated therewith; (9) with respect to Equity Interests in, and Collateral owned by, Guarantors incorporated in England and Wales as of the Closing Date, a charge over shares and debentures under the Laws of England and Wales and any customary filings associated therewith; and (10) with respect to Equity Interests in, and Collateral owned by, Foreign Subsidiaries that become Guarantors after the Closing Date, only such share pledges, debentures and similar instruments as are substantially consistent with those described in the foregoing (1) through (10), as applicable. (f) No actions shall be required to perfect a security interest in (1) any vehicle, tanker, marine vessel, ISO container or other asset subject to a certificate of title, other than tankers or other marine vessels with a value (as reasonably estimated by the Borrower) in excess of $40.0 million, (2) letter- of-credit rights not constituting supporting obligations of other Collateral, (3) the Equity Interests of any Immaterial Subsidiary not constituting Collateral, (4) the Equity Interests of any Person that is not a Subsidiary or (5) commercial tort claims with a value of less than $40.0 million, except in the case of each of clauses (1) through (5), perfection actions limited solely to the filing of a UCC financing statement. Section 5.11 LC Cash Collateral Account. Notwithstanding anything to the contrary contained herein but subject to the immediately following sentences, the Borrower shall maintain the Required Cash Level in the LC Cash Collateral Account. The Borrower (a) may maintain cash in the LC Cash Collateral Account in excess of the Required Cash Level at any time and (b) shall, within five (5) Business Days after the Issuing Bank has applied any amounts from the LC Cash Collateral Account to any Reimbursement Obligations, restore the amount of cash on deposit in the LC Cash Collateral Account to the Required Cash Level. So long as no Default or Event of Default has occurred and is then continuing, upon at least five (5) Business Days written notice to the Issuing Bank, the Borrower shall have the right to request a withdrawal of the amount, if any, on deposit in the LC Cash Collateral Account that exceeds the then applicable Required Cash Level, and promptly after receipt of written notice of any such request the Issuing Bank shall direct the Account Bank to transfer an amount equal to any such excess (or such lesser amount as requested by Borrower in accordance herewith) from the LC Cash Collateral Account to the Borrower. So long as no Event of Default has occurred and is continuing, the Borrower may invest deposits in the LC Cash Collateral Account. Section 5.12 Post-Closing Covenants. The Borrower shall, and shall cause the Restricted Subsidiaries to, take the actions set forth on Schedule 5.12 (the “Post-Closing Actions”) within the time periods specified therein (it being understood that the Borrower and its subsidiaries shall not be 84 1094001.08-CHISR01A - MSW required to enter into any Loan Documents governed by the laws of a jurisdiction outside of the United States until the date that is at least 90 days after the Closing Date (subject to extensions, and exceptions as to scope of foreign security and perfection requirements, as are reasonably agreed by the Issuing Bank, in each case as applicable)). Section 5.13 Use of Proceeds. Use the proceeds of the Letters of Credit only for those purposes set forth in Section 3.16. Section 5.14 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Issuing Bank may, subject to the terms of the Intercreditor Agreement, reasonably request for the purposes of more fully creating, maintaining, preserving, perfecting or renewing the Liens granted in favor of (together with the other rights of) the Issuing Bank (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Loan Party which are required to become part of the Collateral pursuant to Section 5.10) pursuant hereto or thereto. Upon the exercise by the Issuing Bank of any power, right, privilege or remedy pursuant to this Agreement, the Control Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of all applications, certifications, instruments and other documents and papers that the Issuing Bank may be reasonably required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization. Section 6. NEGATIVE COVENANTS The Borrower agrees that, so long as the Termination Conditions are not satisfied: Section 6.1 Limitation on Restricted Payments. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to: (i) declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than: (A) dividends, payments or distributions by the Borrower payable solely in Qualified Capital Stock of the Borrower or in options, warrants or other rights to purchase Qualified Capital Stock; or (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities; (ii) redeem, purchase, repurchase, defease or otherwise acquire or retire for value any Equity Interests of the Borrower, including in connection with any merger, amalgamation or consolidation, in each case, held by a Person other than the Borrower or a Restricted Subsidiary; (iii) make any principal payment on, or redeem, purchase, repurchase, defease, discharge or otherwise acquire or retire for value, in each case, prior

85 1094001.08-CHISR01A - MSW to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (such payment and other actions described in the foregoing (subject to the exceptions in clauses (A) and (B) below), “Restricted Debt Payments”), other than: (A) Indebtedness permitted to be incurred or issued under Section 6.3(b)(iii); or (B) the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, redemption, purchase, repurchase, defeasance, discharge or acquisition or retirement; or (iv) make any Restricted Investment, (all such payments and other actions set forth in clauses (i) through (iv) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment: (1) in the case of a Restricted Payment under any of clauses (i), (ii) and (iii) above (other than with respect to amounts attributable to subclauses (A) and (C) through (H) of clause (2) below), no Event of Default described under Section 7.1(a)(1), (7) or (8) shall have occurred and be continuing or would occur as a consequence thereof; and (2) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Issue Date pursuant to this clause (2), is less than the sum of (without duplication): (A) $75.0 million; plus (B) 50.0% of the cumulative Consolidated Net Income of the Borrower for each fiscal quarter (if greater than zero for such quarter) commencing on July 1, 2020 to the end of the most recent Test Period; plus (C) the sum of (x) the amount of any cash capital contribution to the common equity capital of the Borrower or any Restricted Subsidiary, plus (y) the cash proceeds received by the Borrower from any issuance of Qualified Capital Stock (including Treasury Capital Stock, and other than any Designated Preferred Stock or Refunding Capital Stock) of the Borrower after the Issue Date, plus (z) the Fair Market Value of Cash Equivalents, marketable securities or other property received by the Borrower or any Restricted Subsidiary as a capital contribution to the common equity capital of the Borrower or such Restricted Subsidiary, or that becomes part of the common equity capital of the Borrower or a Restricted Subsidiary as a result of any consolidation, merger or similar transaction with the Borrower or any Restricted Subsidiary (in each case, other than any amount (A) constituting an Excluded Contribution, (B) received from the Borrower or any Restricted Subsidiary, (C) consisting of any loan or advance made pursuant to clause (h)(i) of the definition of “Permitted Investments” received as cash equity by the Borrower or any of its Restricted Subsidiaries, (D) used to make a Restricted Payment pursuant to Section 6.1(a)(i)(B) or (xxix)(1), in each case, during the period from and including the day immediately following the Issue Date 86 1094001.08-CHISR01A - MSW through and including such time or (E) used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 6.3(b)(xviii)); plus (D) the net cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the incurrence after the Issue Date of any Indebtedness or from the issuance after the Issue Date of any Disqualified Stock, in each case, of the Borrower or any Restricted Subsidiary (other than Indebtedness owed or Disqualified Stock issued to the Borrower or any Restricted Subsidiary) that has been converted into or exchanged for Qualified Capital Stock of the Borrower during the period from and including the day immediately following the Issue Date through and including such time; plus (E) the net cash proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Issue Date through and including such time in connection with the disposition to any Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to this clause (2); plus (F) to the extent not already reflected as a Return with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Issue Date through and including such time in connection with cash Returns and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made after the Issue Date pursuant to this clause (2); plus (G) an amount equal to the sum of (A) the amount of any Investment by the Borrower or any Restricted Subsidiary pursuant to this clause (2) in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary (equal to the lesser of (1) the Fair Market Value of the Investment of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger, consolidation or amalgamation and (2) the Fair Market Value of the original Investments by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary; provided that, in the case of original Investments made in cash, the Fair Market Value thereof shall be such cash value), (B) the Fair Market Value of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to the Borrower or any Restricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made after the Issue Date pursuant to this clause (2) and (C) the Net Proceeds of any disposition of any Unrestricted Subsidiary (including the issuance or sale of the Equity Interests thereof) received by the Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Issue Date through and including such time; plus 87 1094001.08-CHISR01A - MSW (H) to the extent not included in Consolidated Net Income or Consolidated EBITDA and without duplication of any dividends, distributions or other Returns or similar amounts included in the calculation of any basket or other provision of this Agreement (and other than any amount that has previously been applied as an Excluded Contribution), dividends, distributions or other Returns received by the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary or joint ventures or Investments in entities that are not Restricted Subsidiaries; provided that, for the avoidance of duplication, any item or amount that increases the amount of Excluded Contributions shall not also increase the amount available under this clause (2). (b) Section 6.1(a) shall not prohibit any of the following: (i) [Reserved]; (ii) any payments by the Borrower to repurchase, redeem, retire or otherwise acquire or retire for value the Equity Interests (other than Disqualified Stock) of the Borrower held by any future, present or former employee, director, member of management, officer, manager, member, partner, independent contractor or consultant (or any Immediate Family Member thereof) of the Borrower or any Restricted Subsidiary of any of the foregoing (or any options, warrants, profits interests, restricted stock units or equity appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests), in each case pursuant to any management, director, employee, consultant and/or advisor equity plan or equity option plan, equity appreciation rights plan, or any other management, director, employee, consultant and/or advisor benefit plan or agreement or any equity subscription or equityholder agreement, any employment termination agreement or any other employment agreement or equityholders’ or similar agreement: (1) with cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of Indebtedness issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Equity Interests of the Borrower held by any future, present or former employee, director, member of management, officer, manager, member, partner, independent contractor or consultant (or any Immediate Family Member of the foregoing) of the Borrower or any Restricted Subsidiary of any of the foregoing), including any Equity Interests rolled over by management, directors, employees or consultants (or any Immediate Family Member of the foregoing) of the Borrower or any of its Restricted Subsidiaries in connection with any corporate transaction; provided that the aggregate amount of all such Restricted Payments made pursuant to this clause (ii)(1) in any fiscal year shall not exceed the greater of $35.0 million and 10.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries, which, if not used in such fiscal year, may be carried forward to succeeding fiscal years; (2) with the proceeds of any sale or issuance of the Equity Interests of the Borrower (to the extent such proceeds have not otherwise been applied to the payment of Restricted Payments by virtue of clause (2) of Section 6.1(a) or are not an Excluded Contribution); (3) with the net proceeds of any key-man life insurance policy; or (4) the amount of any cash bonuses otherwise payable to future, present or former employees, directors, members of management, officers, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing) of the Borrower or any of its Restricted Subsidiaries that are foregone in exchange for the receipt of Equity 88 1094001.08-CHISR01A - MSW Interests of the Borrower pursuant to any compensation arrangement, including any deferred compensation plan; provided further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or their respective Immediate Family Members) of the Borrower or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 6.1 or any other provision of this Agreement; (iii) Restricted Payments that are made (1) in an amount that does not exceed the aggregate amount of Excluded Contributions received following the Issue Date and (2) without duplication of clause (1), in an amount that does not exceed the aggregate net cash proceeds from any sale, conveyance, transfer or disposition of, or distribution in respect of, Investments acquired after the Issue Date, to the extent the acquisition of such Investments was financed in reliance on clause (1); (iv) Restricted Payments (1) to make cash payments in lieu of the issuance of fractional shares or interests in connection with any share dividend, share split or share combination or any acquisition or Investment (or other similar transaction) or the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any Restricted Subsidiary and (2) consisting of (A) repurchases of Equity Interests in connection with the exercise of warrants, options or other securities convertible with or exchangeable for Equity Interests or upon the vesting of any profits interests, restricted stock units or similar incentive interests, and (B) payments made or expected to be made in respect of withholding or similar taxes payable by any future, present or former officer, director, employee, member of management, manager, member, partner, independent contractor and/or consultant (or any of their respective Immediate Family Members) of the Borrower or any Restricted Subsidiary in connection with or in lieu of repurchases described in the foregoing clause (A); (v) repurchases of Equity Interests upon the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests or upon the vesting of any profits interests, restricted stock units or similar incentive interests, in each case if such Equity Interests represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Equity Interests as part of a “cashless” exercise upon such exercise or vesting, as applicable; (vi) [reserved]; (vii) the declaration and payment of regular quarterly dividends or distributions, including the initial dividend or distribution following the Closing Date, to holders of the Borrower’s common equity, in each case to the extent approved by the Board of Directors of the Borrower in good faith; (viii) (1) Restricted Payments to (A) redeem, repurchase, retire, defease, discharge or otherwise acquire any Equity Interests (“Treasury Capital Stock”) of the Borrower and/or any Restricted Subsidiary, including any accrued and unpaid dividends thereon, in exchange for, or out of the proceeds of a sale or issuance (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower that is made within 120 days of such sale or issuance to the extent any such proceeds are received by or contributed to the capital of the Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock after the Issue Date (“Refunding Capital Stock”) and (B) declare and pay dividends on any Treasury Capital Stock out of the

89 1094001.08-CHISR01A - MSW proceeds of such sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock or (2) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 6.1(b)(xvii), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per fiscal year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement; (ix) to the extent constituting a Restricted Payment, the making or consummation of any Asset Sale or Disposition not constituting an Asset Sale pursuant to the exclusions from the definition thereof or transaction in accordance with the provisions of Section 6.5(b) (other than pursuant to clause (iv) of such paragraph); (x) so long as no Event of Default under Section 7.1(a)(1), (7) or (8) then exists or would result therefrom, additional Restricted Payments; provided that the aggregate amount of all such Restricted Payments made and then outstanding pursuant to this clause (x) shall not exceed the greater of $100.0 million and 25.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries; (xi) so long as no Event of Default under Section 7.1(a)(1), (7) or (8) then exists or would result therefrom, additional Restricted Payments so long as the Consolidated Total Debt Ratio, calculated on a pro forma basis at the time of the determination thereof, would not exceed 2.00 to 1.00; (xii) the distribution, by dividend or otherwise, or other transfer or disposition of Equity Interests of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (or any Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), other than Unrestricted Subsidiaries the primary assets of which are cash and Cash Equivalents; (xiii) payments or distributions (1) to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), (2) made in connection with working capital adjustments or purchase price adjustments or (3) made in connection with the satisfaction of indemnity and other similar obligations, in each case pursuant to or in connection with any acquisition, other Investment, disposition or consolidation, amalgamation, merger or transfer of assets that is not prohibited under this Agreement; (xiv) Restricted Payments constituting fixed dividend payments in respect of Disqualified Stock incurred in accordance with Section 6.3 to the extent such Restricted Payments are included in the calculation of Fixed Charges; (xv) the declaration and payment of regular dividends or distributions to holders of the Preferred Stock of Golar LNG Partners LP, a Marshall Islands limited partnership, for so long as such Preferred Stock is outstanding, provided that the amount of such dividends or distributions are not increased from the amounts of such dividends or distributions in effect on the Closing Date; (xvi) [Reserved]; (xvii) Restricted Payments consisting of (1) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Borrower after the Issue Date, (2) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 6.1(b)(viii); provided, 90 1094001.08-CHISR01A - MSW however, that, in the case of each of sub-clause (1) and sub-clause (2) of this clause (xvii), at the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00; (xviii) [Reserved]; (xix) distributions or payments of Receivables Fees and purchases of receivables in connection with any Permitted Receivables Financing or any repurchase obligation in connection therewith; (xx) (1) payments made to optionholders or holders of phantom equity or profits interests of the Borrower in connection with, or as a result of, any distribution made to stockholders of the Borrower (to the extent such distribution is otherwise permitted under this Agreement), which payments are being made to compensate such optionholders or holders of phantom equity or profits interests as though they were stockholders at the time of, and entitled to share in, such distribution (it being understood that no such payment may be made to an optionholder or holder of phantom equity or profits interests pursuant to this clause (xx) to the extent such payment would not have been permitted to be made to such optionholder or holder of phantom equity or profits interests if it were a stockholder pursuant to the provisions of this Section 6.1) and (2) Restricted Payments to pay for the redemption, purchase, repurchase, defeasance or other acquisition or retirement of Equity Interests of the Borrower for nominal value, from a former investor of an acquired business or a present or former employee, director, officer, manager, member, partner, independent contractor or consultant (or any Immediate Family Member of the foregoing) of an acquired business, which Equity Interests were issued as part of an earn-out or similar arrangement in the acquisition of such business, and which repurchase relates to the failure of such earn-out to fully vest; (xxi) [Reserved]; (xxii) the making of any Restricted Payment within 60 days after the date of declaration thereof or the giving of irrevocable notice thereof, as applicable, if, at such date of declaration or the giving of such notice, such payment would have been permitted by any of the other clauses in this Section 6.1 (and any Restricted Payment made in reliance on this clause (xxii) shall also be deemed to have been made under such applicable clause, except for the purpose of testing the permissibility of such Restricted Payment on the date it is actually made); (xxiii) the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of any Subordinated Indebtedness (1) in accordance with provisions similar to those set forth in Sections 4.10 and 4.14 of the Existing Indentures or (2) after completion of an Asset Sale Offer or Advance Offer, as applicable, from any Declined Proceeds (as each term is defined in the Existing Indentures); (xxiv) [Reserved]; (xxv) Restricted Debt Payments made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted under Section 6.3; (xxvi) any Restricted Debt Payments made as part of an applicable high yield discount obligation catch-up payment; (xxvii) [Reserved]; 91 1094001.08-CHISR01A - MSW (xxviii) [Reserved]; (xxix) (1) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower and/or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Restricted Subsidiary (in each case, other than to or by the Borrower or any Restricted Subsidiary), (2) Restricted Debt Payments as a result of the conversion of all or any portion of any Subordinated Indebtedness into Qualified Capital Stock of the Borrower and (3) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Subordinated Indebtedness that is permitted under Section 6.3; (xxx) [Reserved]; (xxxi) Restricted Debt Payments with respect to Subordinated Indebtedness assumed pursuant to Section 6.3(b)(xv) (other than any such Subordinated Indebtedness incurred (x) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Borrower or a Restricted Subsidiary or (y) otherwise in connection with or in contemplation of such acquisition), so long as such Restricted Debt Payment is made or deposited with a trustee or other similar representative of the holders of such Subordinated Indebtedness contemporaneously with, or substantially simultaneously with, the closing of the transaction under which such Subordinated Indebtedness is assumed; and (xxxii) any mandatory redemption, repurchase, retirement, termination or cancellation of Disqualified Stock (to the extent treated as Indebtedness outstanding and/or incurred in compliance with Section 6.3). The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the relevant date of determination, in the case of a Subject Transaction, or the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Borrower or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. (c) As of the Closing Date, NFE South Power Holdings Limited, a company incorporated under the laws of Jamaica, and each of its Subsidiaries will be Unrestricted Subsidiaries, and all of the Borrower’s other Subsidiaries will be Restricted Subsidiaries. The Borrower shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second and third paragraphs of the definition of “Unrestricted Subsidiary”. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement and will not guarantee the Obligations. (d) Unrestricted Subsidiaries may use value transferred from the Borrower and its Restricted Subsidiaries pursuant to this Section 6.1 or in a Permitted Investment to purchase or otherwise acquire Indebtedness or Equity Interests of the Borrower or any of the Borrower’s Restricted Subsidiaries, and to transfer value to the holders of the Equity Interests of the Borrower or any Restricted Subsidiary or to Affiliates thereof, and such purchase, acquisition, or transfer will not be deemed to be a “direct or indirect” action by the Borrower or its Restricted Subsidiaries. Section 6.2 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to: (i) (1) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries that is a Guarantor on its Equity Interests or 92 1094001.08-CHISR01A - MSW with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries that is a Guarantor; (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries that is a Guarantor; or (iii) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries that is a Guarantor. (b) The restrictions in Section 6.2(a) shall not apply to encumbrances or restrictions: (i) set forth in any agreement evidencing or governing (1) Indebtedness of a Restricted Subsidiary that is not a Guarantor permitted to be incurred pursuant to Section 6.3 and any corresponding Organizational Documents of any such Restricted Subsidiary structured as a special purpose entity incurring such Indebtedness, (2) Secured Indebtedness permitted to be incurred pursuant to Sections 6.3 and 6.6 if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness, (3) Indebtedness permitted to be incurred pursuant to Section 6.3(a) and Sections 6.3(b)(i), (ii), (xiv), (xv) and (xvii) (as it relates to Indebtedness in respect of Section 6.3(a) and Sections 6.3(b)(i), (ii), (xiv), (xv), (xviii), (xxi), (xxv), (xli) and/or (xlii)), and Sections 6.3(b)(xv), (xxi), (xxv), (xxxix), (xli) and/or (xlii) and (4) any Permitted Receivables Financing solely with respect to the assets subject to such Permitted Receivables Financing; (ii) arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business; (iii) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Equity Interests not otherwise prohibited under this Agreement; (iv) that are assumed in connection with any acquisition of property or the Equity Interests of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its Subsidiaries (including the Equity Interests of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition; (v) set forth in any agreement for any disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such disposition; (vi) set forth in provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis; (vii) imposed by customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, other organizational and governance documents and other similar agreements; (viii) on cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such cash, other deposits or net worth or similar restrictions exist;

93 1094001.08-CHISR01A - MSW (ix) set forth in documents that exist on the Closing Date, including pursuant to the Existing Notes, the Existing Note Guarantees, the Existing Notes Indentures, the Credit Agreement, this Agreement and the other Loan Documents and, in each case, related documentation and related Derivative Transactions; (x) (1) arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date or (2) arising under customary separateness, bankruptcy remoteness and similar provisions included in governing or other documents related to entities structured as special purpose entities in anticipation of financing arrangements, acquisition of assets or similar transactions, in each case, if the relevant restrictions, taken as a whole (as determined in good faith by the Borrower) (A) are not materially less favorable to the holders than the restrictions contained in this Agreement, (B) generally represent market terms at the time of incurrence or structuring, as applicable, taken as a whole, or (C) would not, in the good faith determination of senior management of the Borrower, at the time of incurrence or structuring, as applicable, materially impair the Borrower’s ability to pay the Obligations when due; (xi) arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit; (xii) arising in any Hedge Agreement and/or any agreement relating to Banking Services; (xiii) relating to any asset (or all of the assets) of and/or the Equity Interests of the Borrower and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any disposition of such asset (or assets) and/or all or a portion of the Equity Interests of the relevant Person that is not prohibited by the terms of this Agreement; (xiv) set forth in any agreement relating to any Permitted Lien that limits the right of the Borrower or any Restricted Subsidiary to dispose of or encumber the assets subject thereto; (xv) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; provided that such agreement (i) prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are subject to such agreements, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary or (ii) would not, in the good faith of the Borrower, at the time such Indebtedness is incurred, materially impair the Borrower’s ability to make payments under the Loan Documents when due; (xvi) any encumbrance or restrictions with respect to a Subsidiary that was previously an Unrestricted Subsidiary which encumbrance or restriction exists pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became or is redesignated as a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming or being redesignated as a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Borrower 94 1094001.08-CHISR01A - MSW or any Restricted Subsidiary other than the assets and property of such Subsidiary and its Subsidiaries; and/or (xvii) imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (i) through (xvi) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. For purposes of determining compliance with this Section 6.2, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (2) the subordination of (including the application of any standstill requirements to) loans and advances made to the Borrower or a Restricted Subsidiary to other Indebtedness incurred by the Borrower or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances. Section 6.3 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not a Guarantor to issue Preferred Stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), and issue shares of Disqualified Stock or Preferred Stock, if the Fixed Charge Coverage Ratio of the Borrower would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the Test Period. (b) The provisions of Section 6.3(a) shall not apply to: (i) the incurrence of Indebtedness under Credit Facilities by the Borrower or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate outstanding principal amount (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) not to exceed, except as contemplated by Section 6.3(b)(xvii), the greater of (i) $175.0 million and (ii) 50.0% of Annualized EBITDA; (ii) the Indebtedness represented by the obligations under the Credit Agreement and the Existing Notes (including any Existing Note Guarantee thereof) outstanding on the Closing Date; (iii) Indebtedness, Disqualified Stock and Preferred Stock of the Borrower issued or owing to any Restricted Subsidiary and/or of any Restricted Subsidiary 95 1094001.08-CHISR01A - MSW issued or owing to the Borrower and/or any other Restricted Subsidiary; provided that any such Indebtedness, Disqualified Stock and Preferred Stock of the Borrower or a Guarantor owing to any Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations (but only to the extent any such Indebtedness, Disqualified Stock or Preferred Stock is outstanding at any time after the date that is 30 days after the Closing Date and thereafter only to the extent permitted by applicable law and not giving rise to material adverse tax consequences); (iv) Indebtedness in respect of Permitted Receivables Financings; (v) Indebtedness, Disqualified Stock and Preferred Stock (1) arising from any agreement providing for indemnification, adjustment of purchase price, earn out or similar obligations (including contingent earn out obligations), in each case, incurred, issued or assumed in connection with any disposition, any acquisition or Investment permitted under this Agreement or consummated prior to the Closing Date or any other purchase of assets or Equity Interests, and (2) arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement described in the foregoing subclause (1); (vi) Indebtedness, Disqualified Stock and Preferred Stock of the Borrower and/or any Restricted Subsidiary (1) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, completion, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business, consistent with past practice or consistent with industry norm (including relating to any litigation not constituting an Event of Default under Section 7.1(a)(6)) and (2) in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments to support any of the foregoing items; (vii) Indebtedness of the Borrower and/or any Restricted Subsidiary in respect of Banking Services (including Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business, consistent with past practice or consistent with industry norm that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Restricted Subsidiaries) and incentive, supplier finance or similar programs; (viii) (1) guaranties by the Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, consistent with past practice or consistent with industry norm, (2) Indebtedness incurred in the ordinary course of business, consistent with past practice or consistent with industry norm in respect of obligations of the Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (3) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (ix) guarantees of Indebtedness by the Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to the terms of this Agreement or other obligations not prohibited by this Agreement; 96 1094001.08-CHISR01A - MSW (x) Indebtedness of the Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing on the Closing Date (other than Indebtedness described in clause (i) or (ii) above); (xi) Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xi) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $100.0 million and 25.0% of Annualized EBITDA; (xii) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (xiii) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (1) the financing of insurance premiums, (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business, consistent with past practice or consistent with industry norm, and/or (3) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business, consistent with past practice or consistent with industry norm; (xiv) Indebtedness (including with respect to Financing Leases and purchase money Indebtedness), Disqualified Stock and Preferred Stock of the Borrower and/or any Restricted Subsidiary incurred or issued to finance or refinance the acquisition, construction, lease, expansion, development, design, installation, repair, replacement, relocation, renewal, maintenance, upgrade or improvement of property (real or personal), equipment or any other asset (whether through the direct purchase of property, equipment or other assets or Equity Interests of any Person owning such property, equipment or other assets); provided that such incurrence or issuance is prior to, at the time of or within two years after the completion of such acquisition, construction, lease, expansion, development, installation, repair, replacement, relocation, renewal, maintenance, upgrade or improvement; (xv) Indebtedness, Disqualified Stock or Preferred Stock (1) of the Borrower or a Restricted Subsidiary incurred or issued to finance an acquisition or Investment or (2) of Persons that are acquired by the Borrower or a Restricted Subsidiary or merged into, amalgamated with or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement (including designating an Unrestricted Subsidiary as a Restricted Subsidiary) or that are assumed in connection with an acquisition of assets; provided that after giving pro forma effect to such Investment, acquisition, merger, amalgamation or consolidation, either: (A) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a) or (B) the Fixed Charge Coverage Ratio of the Borrower is equal to or greater than immediately prior to such Investment, acquisition, merger, amalgamation or consolidation; (xvi) Indebtedness issued by the Borrower or any Restricted Subsidiary to any shareholder of the Borrower or any future, current or former director,

97 1094001.08-CHISR01A - MSW officer, employee, member of management, manager, member, partner, independent contractor or consultant (or any Immediate Family Member of the foregoing) of the Borrower or any Subsidiary to finance the purchase or redemption of Equity Interests of the Borrower permitted under Section 6.1; (xvii) the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or Preferred Stock incurred or issued in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, Borrowers and/or guarantors, or, after the original instrument giving rise to such Indebtedness, Disqualified Stock or Preferred Stock has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, acquiring, amending, supplementing, restructuring, repaying, prepaying, retiring, extinguishing or refunding (collectively, “refinance” with “refinances”, “refinanced” and “refinancing” having a correlative meaning) any Indebtedness (or unutilized commitment in respect of Indebtedness), Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this Section 6.3 or any of clauses (i), (ii), (x), (xi), (xiv), (xv), (xvii), (xviii), (xxi), (xxiii), (xxiv), (xxv), (xxxvi), (xli) and (xlii) of this Section 6.3(b) (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness” and such Indebtedness, Disqualified Stock or Preferred Stock being refinanced, the “Refinanced Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that: (1) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to the consummation of such refinancing, except by (A) an amount equal to unpaid accrued interest, dividends and premiums (including tender premiums) thereon plus defeasance costs, underwriting discounts and other fees, commissions and expenses (including upfront fees, closing payments, original issue discount, initial yield payments and similar fees) incurred in connection with the relevant refinancing, (B) an amount equal to any existing commitments unutilized and letters of credit undrawn thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.3 (provided that (1) any additional Indebtedness, Disqualified Stock or Preferred Stock referenced in this clause (C) satisfies the other applicable requirements of this clause (xvii) (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Refinancing Indebtedness is permitted pursuant to Section 6.6); (2) solely in the case of Refinancing Indebtedness with respect to Indebtedness, Disqualified Stock or Preferred Stock incurred or issued under Section 6.3(b)(x), (A) such Refinancing Indebtedness either (1) has a final maturity the same as or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) or (2) requires no or nominal payments in cash (other than interest payments) prior to, in each case, the earlier of (x) the final maturity of the Refinanced Indebtedness and (y) the Maturity Date and (B) other than with respect to revolving Indebtedness, such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness (without giving effect to any amortization or prepayments in respect of such Refinanced Indebtedness); (3) such Refinancing Indebtedness shall not include: 98 1094001.08-CHISR01A - MSW (A) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness or Disqualified Stock of the Borrower; (B) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or (C) Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and (4) in the case of Refinancing Indebtedness incurred in respect of Indebtedness incurred under Section 6.3(b)(i) or that is secured by Liens on the Collateral that are equal in priority (without regard to control of remedies) with the Obligations, such Refinancing Indebtedness ranks equal or junior in right of payment with the Obligations and is secured by Liens on the Collateral on an equal or junior priority basis with respect to the Obligations or is unsecured; provided that any such Refinancing Indebtedness that is (A) secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Obligations shall be subject to an Equal Priority Intercreditor Agreement or (B) secured by Liens on the Collateral ranking junior in priority to the Liens on the Collateral securing the Obligations shall be subject to a Junior Priority Intercreditor Agreement; (xviii) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower and/or any Guarantors; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of proceeds thereof, the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xviii) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to 100.0% of the net proceeds received by the Borrower since immediately after the Issue Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (other than proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any of its Subsidiaries) to the extent such net proceeds have not otherwise been applied to make Restricted Payments pursuant to clause (2) of Section 6.1(a) or to make Permitted Investments (other than Permitted Investments specified in any of clauses (a), (b) and (e) of the definition thereof); (xix) Indebtedness of the Borrower and/or any Restricted Subsidiary under any Derivative Transaction that was, at the time entered into, not for speculative purposes; (xx) Indebtedness of the Borrower and/or any Restricted Subsidiary representing (1) deferred compensation to current or former directors, officers, employees, members of management, managers, members, partners, independent contractors and consultants of the Borrower and/or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower and/or its Subsidiaries and (2) deferred compensation or other similar arrangements in connection with any Investment or any acquisition permitted under this Agreement; 99 1094001.08-CHISR01A - MSW (xxi) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower and/or any Restricted Subsidiary; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xxi) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $215.0 million and 60.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries; (xxii) [reserved]; (xxiii) the incurrence of Indebtedness constituting Junior Priority Obligations up to an aggregate outstanding principal amount (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) not to exceed, except as contemplated by Section 6.3(b)(xvii), an amount such that, after giving pro forma effect to the incurrence of such amount and the application of the proceeds therefrom, the Consolidated Secured Debt Ratio of the Borrower would be no greater than 4.00 to 1.00; provided that for purposes of determining the amount that may be incurred under this clause (xxiii), all Indebtedness incurred under this clause (xxiii) shall be deemed to be Consolidated Secured Debt; (xxiv) the incurrence of Indebtedness that is secured by Liens on assets that do not constitute Collateral (assuming, for purposes of this clause (xxiv) and future ratio calculations for so long as such Indebtedness remains outstanding, that such assets constitute Collateral), up to an aggregate outstanding principal amount (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) not to exceed, except as contemplated by Section 6.3(b)(xvii), an amount such that, after giving pro forma effect to the incurrence of such amount and the application of the proceeds therefrom, the Consolidated Secured Debt Ratio of the Borrower would be no greater than 4.00 to 1.00; provided that for purposes of determining the amount that may be incurred under this clause (xxiv), all Indebtedness incurred under this clause (xxiv) shall be deemed to be Consolidated Secured Debt; (xxv) Indebtedness (including in the form of Financing Leases) of the Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease- Back Transactions; (xxvi) [Reserved]; (xxvii) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance compensation claims; (xxviii) [Reserved]; (xxix) [Reserved]; 100 1094001.08-CHISR01A - MSW (xxx) Indebtedness of the Borrower or any Restricted Subsidiary supported by any letter of credit, bank guaranty or similar instrument issued in compliance with this Section 6.3 in a principal amount not exceeding the face amount of such instrument; (xxxi) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower and/or any Restricted Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm; (xxxii) (i) customer deposits and advance payments (including progress premiums) received in the ordinary course of business, consistent with past practice or consistent with industry norm from customers or (ii) obligations to pay, in each case, for goods and services purchased or sold in the ordinary course of business, consistent with past practice or consistent with industry norm; (xxxiii) without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses, charges and additional or contingent interest with respect to Indebtedness of the Borrower and/or any Restricted Subsidiary otherwise permitted under this Agreement; (xxxiv) [Reserved]; (xxxv) [Reserved]; (xxxvi) Indebtedness, Disqualified Stock or Preferred Stock incurred or issued by the Borrower or any Restricted Subsidiary for the benefit of joint ventures; provided that, at the time of incurrence or issuance thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount or liquidation preference of such Indebtedness, Disqualified Stock or Preferred Stock then outstanding pursuant to this clause (xxxvi) (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to Section 6.3(b)(xvii) in respect of such Indebtedness then outstanding) shall not, except as contemplated by Section 6.3(b)(xvii), exceed an amount equal to the greater of $50.0 million and 15.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries; (xxxvii) [Reserved]; (xxxviii) [Reserved]; (xxxix) Indebtedness, Disqualified Stock or Preferred Stock incurred or issued by the Borrower or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the applicable trustee in connection with a legal defeasance, covenant defeasance or satisfaction and discharge of any Indebtedness; (xl) Indebtedness of the Borrower or any Restricted Subsidiary incurred through the provision of bonds, guarantees, letters of credit or similar instruments required by any maritime commission or authority or other governmental or regulatory agencies, including, without limitation, customs authorities in connection with ships owned or chartered or ordinary course business conducted by the Borrower or any Restricted Subsidiary, not to exceed the amount required by such governmental or regulatory authority; (xli) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness in relation to: (i) regular maintenance required to maintain the classification of any of the ships owned or chartered on bareboat terms by the Borrower or any Restricted Subsidiary, (ii) scheduled dry-docking of any of the ships owned by the

101 1094001.08-CHISR01A - MSW Borrower or any Restricted Subsidiary for normal maintenance purposes and (iii) any expenditures that will or reasonably may be expected to be recoverable from insurance on such ships; and (xlii) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness to finance the replacement of a marine vessel upon the total loss, destruction, condemnation, confiscation, requisition, seizure or forfeiture of, or other taking of title to or use of, such marine vessel (collectively, a “Total Loss”) in an aggregate principal amount no greater than the amount that is equal to the contract price for such replacement marine vessel less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by the Borrower or any Restricted Subsidiary from any Person in connection with such Total Loss in excess of amounts actually used to repay Indebtedness secured by the marine vessel subject to such Total Loss. (c) For the avoidance of doubt and notwithstanding anything herein to the contrary, (a) the accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or additional Equity Interests and (b) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of prepayment, redemption, repurchase, defeasance, acquisition or similar payment or making of a mandatory offer to prepay, redeem, repurchase, defease, acquire, or similarly pay such Indebtedness will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 6.3. (d) For purposes of determining compliance with this Section 6.3, the principal amount of Indebtedness or the liquidation preference of Disqualified Stock or Preferred Stock outstanding under any clause of this Section 6.3 shall be determined after giving effect to the application of proceeds of any such Indebtedness, Disqualified Stock or Preferred Stock to refinance any such other Indebtedness, Disqualified Stock or Preferred Stock. This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because such Indebtedness is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness solely because such Indebtedness has a junior priority with respect to shared collateral or because it is secured by different collateral or issued or guaranteed by other obligors. Section 6.4 Asset Sales. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale unless: (i) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, in connection with such Asset Sale) at the time of such Asset Sale at least equal to the Fair Market Value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and (ii) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration (measured at the time of contractually agreeing to such Asset Sale) for such Asset Sale, together with all other Asset Sales completed or contractually agreed upon since the Issue Date (on a cumulative basis), received (or to be received) by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents. 102 1094001.08-CHISR01A - MSW (b) For purposes of Section 6.4(a)(ii) (and no other provision), the following shall be deemed to be cash or Cash Equivalents: (i) the greater of the principal amount and the carrying value of any liabilities (as reflected on the most recent balance sheet of the Borrower or such Restricted Subsidiary or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Borrower or such Restricted Subsidiary or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases or indemnifies the Borrower or such Restricted Subsidiary from such liabilities; (ii) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Asset Sale; (iii) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted or reasonably expected by the Borrower acting in good faith to be converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and (iv) any Designated Non-Cash Consideration received in respect of such Asset Sale having an aggregate Fair Market Value (measured at the time of contractually agreeing to such Asset Sale and without giving effect to subsequent changes in value), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is outstanding at such time, not in excess of the greater of $50.0 million and 15.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries. Section 6.5 Transactions with Affiliates. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of (at the time of the relevant transaction) the greater of $25.0 million and 7.5% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries, unless: (i) such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis or, if in the good faith judgment of the Borrower, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and (ii) the Borrower delivers to the Issuing Bank with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate 103 1094001.08-CHISR01A - MSW payments or consideration in excess of the greater of $50.0 million and 15.0% of Annualized EBITDA of the Borrower and its Restricted Subsidiaries, a resolution adopted by the Board of Directors of the Borrower approving such Affiliate Transaction. (b) Section 6.5(a) shall not apply to the following: (i) any transaction between or among the Borrower, one or more Restricted Subsidiaries and/or one or more joint ventures with respect to which the Borrower or any of its Restricted Subsidiaries holds Equity Interests (or any entity that becomes a Restricted Subsidiary or a joint venture, as applicable, as a result of such transaction) to the extent not prohibited by this Agreement; (ii) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower; (iii) (1) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors, (2) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors, (3) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any supplemental executive retirement benefit plan, any health, disability or similar insurance plan that covers current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors or any employment contract or arrangement and (4) any transaction with an Immediate Family Member of a current or former officer, director, member of management, manager, employee, member, partner, consultant or independent contractor of the Borrower or any of its Restricted Subsidiaries, in connection with any agreement, arrangement or transaction described in the foregoing clauses (1) through (3); (iv) (1) Restricted Payments not prohibited by Section 6.1 (other than pursuant to Section 6.1(b)(ix)) and the definition of “Permitted Investments” (other than clause (ll) of such definition) and (2) issuances of Equity Interests and issuances and incurrences of Indebtedness, Disqualified Stock and Preferred Stock not restricted by this Agreement; (v) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Issuing Bank or (ii) more disadvantageous, in any material respect, to the Issuing Bank than the relevant transaction in existence on the Closing Date, in each case as determined in the good faith judgment of the Board of Directors or the senior management of the Borrower; (vi) the payment of all indemnification obligations and expenses owed to any Management Investor and any of their respective directors, officers, members of management, managers, employees, members, partners, independent contractors and consultants (or any Immediate Family Member of the foregoing) in connection with such management, monitoring, consulting, advisory or similar services provided by them, whether currently due or paid in respect of accruals from prior periods; 104 1094001.08-CHISR01A - MSW (vii) [Reserved]; (viii) compensation to Affiliates in connection with financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, including in connection with any acquisitions or divestitures, which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of the Borrower in good faith; (ix) guarantees not prohibited by Section 6.1, Section 6.3 or the definition of “Permitted Investments”; (x) [Reserved]; (xi) the payment of customary fees and reasonable out-of- pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers, employees, members of management, managers, members, partners, consultants and independent contractors (or any Immediate Family Members of the foregoing) of the Borrower and/or any of its Restricted Subsidiaries; (xii) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, consistent with past practice or consistent with industry norm, which are (1) fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the Board of Directors of the Borrower or the senior management thereof or (2) on terms, taken as a whole, that are not materially less favorable to the Borrower and/or its applicable Restricted Subsidiary as might reasonably have been obtained at such time from a Person other than an Affiliate; (xiii) (1) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any equityholders agreement, investor rights agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (xiii) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous in the good faith judgment of the Board of Directors or the senior management of the Borrower to the Borrower when taken as a whole as compared to the applicable agreement as in effect on the Closing Date and (2) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equityholders of the Borrower pursuant to any equityholders agreement, investor rights agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto); (xiv) [Reserved]; (xv) any transaction in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Issuing Bank a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s length basis;

105 1094001.08-CHISR01A - MSW (xvi) transactions in connection with any Permitted Receivables Financing; (xvii) (1) Affiliate purchases of the Existing Notes to the extent permitted under the Existing Indentures, the holding of such Existing Notes and the payments and other related transactions in respect thereof (including any payment of out- of-pocket expenses incurred by such Affiliate in connection therewith), (2) other investments by Fortress, its Affiliates or Permitted Holders in securities or loans of the Borrower or any of its Restricted Subsidiaries (and any payment of out-of-pocket expenses incurred by such Permitted Holders in connection therewith), so long as the investment is being offered generally to other investors on the same terms or on terms that are more favorable to the Borrower and (3) payments to Fortress, its Affiliates or Permitted Holders in respect of securities or loans of the Borrower or any of its Restricted Subsidiaries contemplated in the foregoing subclause (2) or that were acquired from Persons other than the Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans; (xviii) transactions undertaken pursuant to a shared services agreement or pursuant to a membership in a purchasing consortium; (xix) payment to any Permitted Holder of out of pocket expenses incurred by such Permitted Holder in connection with any direct or indirect Investment in the Borrower and its Subsidiaries; (xx) the issuance or transfer of (1) Equity Interests (other than Disqualified Stock) of the Borrower and the granting and performing of customary registration rights and (2) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; (xxi) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Borrower arising solely because the Borrower or any Restricted Subsidiary owns any Equity Interests in, or controls, such Person; (xxii) any lease entered into between the Borrower or any Restricted Subsidiary, on the one hand, and any Affiliate of the Borrower, on the other hand, which is approved by the Board of Directors of the Borrower or is entered into in the ordinary course of business; (xxiii) intellectual property licenses entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; (xxiv) transactions between the Borrower or any Restricted Subsidiary and any other Person that would constitute an Affiliate solely because a director of such other Person is also a director of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower on any matter including such other Person; (xxv) (1) pledges of Equity Interests of Unrestricted Subsidiaries and (2) in connection with the incurrence of any Indebtedness not prohibited by Section 6.3, pledges of equity interests of a Qualified Liquefaction Development Entity to secure such Indebtedness; (xxvi) any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or Equity Interests in any Restricted Subsidiary not in violation of Section 6.4 that the Board of Directors of the Borrower determines is either fair to the Borrower or 106 1094001.08-CHISR01A - MSW otherwise on customary terms for such type of arrangements in connection with similar transactions; (xxvii) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in anticipation of such Unrestricted Subsidiary becoming or being redesignated as a Restricted Subsidiary; (xxviii) payments by the Borrower and its Subsidiaries pursuant to tax sharing agreements among the Borrower and its Subsidiaries on customary terms; provided that such payments shall not exceed the excess (if any) of the amount of taxes that the Borrower and its Subsidiaries would have paid on a stand-alone basis over the amount of such taxes actually paid by the Borrower and its Subsidiaries directly to governmental authorities; (xxix) payments to and from, and transactions with, any joint ventures or Unrestricted Subsidiary entered into in the ordinary course of business, consistent with past practice or consistent with industry norm (including any cash management activities related thereto); and (xxx) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Borrower in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement. Section 6.6 Liens. (a) The Borrower shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur or assume any Lien (except Permitted Liens) (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of the Borrower or any Guarantor, unless: (i) in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and (ii) in the case of any Subject Lien on any such asset or property that is not Collateral, (i) the Obligations are equally and ratably secured with (or, at the Borrower’s option or if such Subject Lien secures Subordinated Indebtedness, on a senior basis to) the obligations secured by such Subject Lien until such time as such obligations are no longer secured by such Subject Lien. (b) Any Lien created for the benefit of the Issuing Bank pursuant to clause (a)(ii) of this Section 6.6 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to secure the Obligations. In addition, in the event that a Subject Lien is or becomes a Permitted Lien, the Borrower may, at its option and without consent from the Issuing Bank, elect to release and discharge any Lien created for the benefit of the Issuing Bank pursuant to Section 6.6(a) in respect of such Subject Lien. (c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation 107 1094001.08-CHISR01A - MSW preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. Section 6.7 [Reserved]. Section 6.8 [Reserved] Section 6.9 Merger, Consolidation or Sale of All or Substantially All Assets. (a) The Borrower shall not merge, consolidate or amalgamate with or into or wind up into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless: (i) the Borrower is the surviving Person or the Person formed by or surviving any such merger, consolidation, amalgamation or winding up (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (the Borrower or such Person, as the case may be, being herein called the “Successor Company”); (ii) the Successor Company (if other than the Borrower) expressly assumes all of the obligations of the Borrower under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the applicable Security Documents pursuant to joinders hereto and to the applicable Security Documents, or other documents or investments in form and substance reasonably satisfactory to the Issuing Bank, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement, and has provided all documentation and other information required by the Issuing Bank under applicable “know your customer” and anti- money laundering rules and regulations, including the PATRIOT Act; (iii) immediately after such transaction, no Event of Default shall have occurred and be continuing; (iv) in the case of the Borrower, immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Test Period, either: (1) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a), or (2) the Fixed Charge Coverage Ratio immediately after such transaction would be equal to or greater than the Fixed Charge Coverage Ratio of the Borrower immediately prior to such transaction; (v) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Successor Company are assets of the type that would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Agreement or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents. (b) The Successor Company will succeed to and be substituted for the Borrower under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor 108 1094001.08-CHISR01A - MSW Agreement] and the other applicable Loan Documents and the Borrower will automatically be released and discharged from its obligations under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the applicable Loan Documents, as applicable. Notwithstanding clauses (iii) and (iv) of Section 6.9(a), (i) any Restricted Subsidiary may merge, consolidate or amalgamate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Borrower or any Restricted Subsidiary, (ii) the Borrower may merge, consolidate or amalgamate with or into or wind up into an Affiliate of the Borrower solely for the purpose of reincorporating the Borrower in the United States, any state or territory thereof or the District of Columbia, and (iii) the Borrower may merge, consolidate or amalgamate with or into, wind up into or sell, assign, transfer, lease convey or otherwise dispose of all or part of its properties and assets to any Guarantor. (c) Subject to the provisions described in this Agreement and the Security Documents governing release of a Guarantee, no Guarantor shall, and the Borrower shall not permit a Guarantor to, merge, consolidate or amalgamate with or into or wind up into (whether or not the Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ properties or assets, taken as a whole, in one or more related transactions, to any Person unless: (i) such Guarantor is the surviving Person or the Person formed by or surviving any such merger, consolidation, amalgamation or winding up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Guarantor or any other Guarantor or the laws of the United States, any state or territory thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”); (ii) the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Agreement and such Guarantor’s related Guarantee pursuant to joinders hereto and to the applicable Security Documents and the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement or other documents or instruments; and (iii) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Successor Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Agreement or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents; or (iv) the transaction is not prohibited by Section 6.4. (d) The Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the applicable Security Documents and such Guarantor’s Guarantee and such

109 1094001.08-CHISR01A - MSW Guarantor will automatically be released and discharged from its obligations under this Agreement, the Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement and the applicable Security Documents. (e) Notwithstanding the foregoing, any Guarantor may (i) merge, consolidate or amalgamate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties or assets to another Guarantor or the Borrower, (ii) merge, consolidate or amalgamate with or into or wind up into the Borrower or an Affiliate of the Borrower solely for the purpose of reincorporating or reorganizing such Guarantor in the United States, any state or territory thereof, the District of Columbia or the jurisdiction of organization of any other Guarantor, (iii) convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Guarantor or any other Guarantor, or the laws of a jurisdiction in the United States, any state or territory thereof or the District of Columbia or (iv) liquidate or dissolve or change its legal form if the Board of Directors or the senior management of the Borrower determines in good faith that such action is in the best interests of the Borrower and is not materially disadvantageous to the Issuing Bank, in each case, without regard to the requirements set forth in Section 6.9(c). Section 6.10 Financial Covenants. (a) Debt to Total Capitalization Ratio. The Borrower shall not permit the Debt to Total Capitalization Ratio for the Borrower and the Restricted Subsidiaries as of the last day of any Test Period to exceed 0.70 to 1.00. (b) Consolidated First Lien Debt Ratio. Commencing with the fiscal quarter ending December 31, 2021, if, as of the last Business Day of any Test Period, the Borrower is required to test the Consolidated First Lien Debt Ratio under Section 6.10 of the Credit Agreement, the Borrower shall not permit the Consolidated First Lien Debt Ratio as of the last day of such Test Period to be greater than 5.00 to 1.00. Section 7. EVENTS OF DEFAULT Section 7.1 Events of Default. (a) Each of the following events shall constitute an “Event of Default”: (1) the Borrower shall fail to pay any Reimbursement Obligation within ten (10) Business Days of the applicable LC Disbursement (unless sufficient funds are immediately available in cash in the LC Cash Collateral Account for payment of such Reimbursement Obligation and are so applied at the end of such period); or the Borrower shall fail to pay any interest, fees or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or (2) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or (3) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a) or Section 6; or (4) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in 110 1094001.08-CHISR01A - MSW paragraphs (1) through (3) of this Section 7.1(a)), and such default shall continue unremedied for a period of 60 days after the earlier of (i) the date on which a Responsible Officer of any Loan Party obtains knowledge of such default and (ii) the date on which the Borrower has received written notice of such default from the Issuing Bank, or if such default is of a nature that it cannot with reasonable effort be completely remedied within said period of 60 days, such additional period of time as may be reasonably necessary to cure same, provided that the applicable Loan Party commences such cure within such 60 day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed 90 days; or (5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Borrower or any of its Restricted Subsidiaries (other than (i) Indebtedness owed to the Borrower or a Restricted Subsidiary, (ii) any Permitted Receivables Financing, (iii) with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by the Borrower or any Restricted Subsidiary and (iv) Indebtedness of a Restricted Subsidiary as to which the Borrower delivers to the Issuing Bank an Officer’s Certificate certifying a resolution adopted by the Borrower to the effect that the obligees of such Indebtedness have no recourse to the assets of the Borrower or any Guarantor), whether such Indebtedness or guarantee now exists or is created after the Closing Date, if both: (A) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in the aggregate equal to $100.0 million (or its foreign currency equivalent); provided that if any such acceleration is being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, then the Event of Default by reason thereof would not be deemed to have occurred until the conclusion of such proceedings; (6) failure by the Borrower or any Restricted Subsidiary that is a Significant Subsidiary (other than any Receivables Subsidiary) (or group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary, other than any Receivables Subsidiary) to pay final non-appealable judgments aggregating in excess of $100.0 million (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation), which final non-appealable judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgment becomes final and non-appealable, and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; provided that such failure shall not be an Event of Default with respect to a judgment against a Significant Subsidiary as to which the Borrower delivers to the Issuing Bank an Officer’s Certificate certifying a resolution adopted by the Board of Directors of the Borrower to the effect that the creditors of such Significant Subsidiary have no 111 1094001.08-CHISR01A - MSW recourse to the assets of the Borrower or any Guarantor (other than such Significant Subsidiary) and that the Board of Directors of the Borrower has determined in good faith that the assets of such Significant Subsidiary have a Fair Market Value less than the sum of (x) the amount of such outstanding judgment, and (y) the outstanding Indebtedness of such Significant Subsidiary; (7) the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary, other than a Receivables Subsidiary), pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) makes an admission in writing of its inability generally to pay its debts as they become due; or (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary), in a proceeding in which the Borrower or any such Significant Subsidiary or any such group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary, is to be adjudicated bankrupt or insolvent; (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary), or for all or substantially all of the property of the Borrower or any such Significant Subsidiary or any such group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary; or 112 1094001.08-CHISR01A - MSW (iii) orders the liquidation of the Borrower or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary other than a Receivables Subsidiary); and the order or decree remains unstayed and in effect for 60 consecutive days; or (9) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan, (ii) any failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived, shall exist with respect to any Pension Plan, or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Pension Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Issuing Bank, likely to result in the termination of such Pension Plan for purposes of Title IV of ERISA, (iv) any Pension Plan shall terminate for purposes of Title IV of ERISA or (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition results in or could reasonably be expected to result in a Material Adverse Effect; or (10) (i) (A) the Liens created by the Security Documents (other than those relating to the LC Cash Collateral Account) shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Agreement or the Security Documents) other than (1) in accordance with the terms of the relevant Security Document and this Agreement, (2) as a result of the satisfaction of the Termination Conditions or (3) any loss of perfection that results from the failure of the Controlling Authorized Representative or Issuing Bank to maintain possession of certificates delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements or (B) the Liens on the LC Cash Collateral Account created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Agreement or the Security Documents) other than (1) in accordance with the terms of the relevant Security Document and this Agreement, (2) as a result of the satisfaction of the Termination Conditions and the termination or expiration of all Letters of Credit or (3) any loss of perfection that results from the failure of the Controlling Authorized Representative or Issuing Bank to maintain possession of certificates delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements; and (ii) such default continues for 30 days after receipt of written notice given by the Issuing Bank; or (11) any Guarantee of any Guarantor that is a Significant Subsidiary (or group of Guarantors that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or such Guarantor or such group of Guarantors denies or disaffirms its obligations under its Guarantee (other than by reason of the satisfaction of the Termination Conditions); or (12) the Borrower or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that together (as determined as of the most recent consolidated financial statements of the Borrower for a fiscal quarter end provided as required under Section 5.1) would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any

113 1094001.08-CHISR01A - MSW security interest in any material Security Document is invalid or unenforceable (other than by reason of the satisfaction of the Termination Conditions, the release of the Guarantee of such Guarantor in accordance with the terms of this Agreement or the release of such security interest in accordance with the terms of this Agreement and the Security Documents); or (13) any Change of Control shall occur. (b) Upon the occurrence and during the continuation of an Event of Default, the Issuing Bank may elect, by notice to the Borrower but with no requirement for further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such other notices and demands being waived, exercise any or all of the following rights and remedies, in any combination or order that the Issuing Bank may elect, in addition to such other rights or remedies as the Issuing Bank may have hereunder, under the Security Documents or at law or in equity subject to the terms of the Equal Priority Intercreditor Agreement: (i) Acceleration. Declare and make all sums of outstanding Reimbursement Obligations and interest thereon under this Agreement, together with all unpaid fees, costs, charges and other amounts due hereunder or under any other Loan Document, immediately due and payable, provided that, in the event of an Event of Default occurring under Section 7.1(a)(7) or Section 7.1(a)(8) in respect of the Borrower, all such amounts shall become immediately due and payable without further act of the Issuing Bank or any other Person. (ii) Cash Collateral. (A) Subject to the Control Agreement, apply any amounts on deposit in the LC Cash Collateral Account to the outstanding Obligations. (B) Require Borrower to cash collateralize the Letters of Credit outstanding at such time in an amount equal to 102% of the aggregate LC Exposure (as determined at such time by the Issuing Bank) with respect to all such Letters of Credit (in each case, whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit); provided that, in the event of an Event of Default occurring under Section 7.1(a)(7) or Section 7.1(a)(8) in respect of the Borrower, the Borrower shall be required to provide such cash collateral without further act of the Issuing Bank or any other Person. (iii) Remedies Under Loan Documents. Exercise any and all rights and remedies available to it under any of the Loan Documents (including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Security Documents and Applicable Law). (c) In the event of any Event of Default specified in Section 7.1(a)(5), such Event of Default and all consequences thereof (excluding any resulting payment default hereunder, other than as a result of acceleration of the Obligations) shall be annulled, waived and rescinded, automatically and without any action by the Issuing Bank, if within 30 days after such Event of Default arose: (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or 114 1094001.08-CHISR01A - MSW (2) the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (3) the default that is the basis for such Event of Default has been cured. provided that the foregoing shall not apply (A) to the failure to provide notice of a Default or Event of Default resulting from taking such prohibited action (B) following the acceleration of the Obligations and all other amounts due under this Agreement pursuant to Section 7.1(b) or (C) following receipt by the Borrower of written notice from the Issuing Bank of any Default or Event of Default in respect of which the Issuing Bank has expressly reserved its rights. Section 7.2 Application of Proceeds. Subject to the terms of the Equal Priority Intercreditor Agreement, all proceeds collected by the Issuing Bank upon any collection, sale, foreclosure or other realization upon any Collateral (other than the LC Cash Collateral Account and any cash, or the proceeds of any investments, on deposit therein) (including any distribution pursuant to a plan of reorganization), including any Collateral consisting of cash, shall be applied as follows: FIRST, to the payment of all costs and expenses incurred by the Issuing Bank in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document; SECOND, to the payment in full of all Obligations; and THIRD, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. In addition, in the event that the Issuing Bank receives any non-cash distribution upon any collection, sale, foreclosure or other realization upon any Collateral, such non-cash distribution shall be allocated in the manner described above, with the value of such non-cash distribution being reasonably determined by the Issuing Bank; provided that the Issuing Bank shall apply any cash distribution in accordance with this Section 7.2 prior to application of any such non-cash distribution. The Issuing Bank shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Issuing Bank (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Issuing Bank or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Issuing Bank or such officer or be answerable in any way for the misapplication thereof. Section 8. [RESERVED]. Section 9. MISCELLANEOUS Section 9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in writing by the Issuing Bank, the Borrower and each other Loan Party who is a party to the relevant Loan Document. Section 9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days 115 1094001.08-CHISR01A - MSW after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows: the Loan Parties: C/o New Fortress Energy Inc. 111 W. 19th Street, 8th Floor New York, NY 10011 Attention: Christopher S. Guinta – Chief Financial Offer Telephone: 516-268-7406 Email: cguinta@newfortressenergy.com with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP Attention: Seth E. Jacobson 155 N. Wacker Drive Chicago, IL 60606 Telephone: (312) 407-0889 Email: seth.jacobson@skadden.com the Issuing Bank: Natixis, New York Branch 1251 Avenue of the Americas, 5th Floor New York, NY 10020 Tel: (212) 872-5051 Attention: Letters of Credit Email: Letter_Of_Credit@natixis.com Section 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuing Bank, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Section 9.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the extensions of credit hereunder. Section 9.5 Payment of Expenses; Indemnification. (a) The Borrower agrees (i) to pay or reimburse the Issuing Bank for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, limited in the case of counsel fees to the reasonable and documented fees and disbursements of a single law firm as counsel to the Issuing Bank and one local counsel to the Issuing Bank in any relevant jurisdiction, (ii) to pay or reimburse the Issuing Bank for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including all costs and expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Laws, limited in the case of counsel fees to the reasonable and documented fees and 116 1094001.08-CHISR01A - MSW disbursements of a single law firm as counsel to the Issuing Bank, and one local counsel to the Issuing Bank in any relevant material jurisdiction (or, with respect to enforcement, any relevant jurisdiction), (iii) to pay, indemnify, or reimburse the Issuing Bank for; and hold the Issuing Bank harmless from, any and all reasonable recording and filing fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (iv) to pay, indemnify or reimburse the Issuing Bank, its affiliates, and their respective officers, directors, members employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims (including Environmental Claims), actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees and disbursements of a single law firm as counsel to the Indemnitees taken as a whole and one local counsel to the Indemnitees taken as a whole in any relevant jurisdiction and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel (plus if applicable, any additional counsel in the event of a conflict) in each relevant jurisdiction), whether direct, indirect, special or consequential, incurred by an Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (A) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (B) any Letter of Credit or the use or proposed use of the proceeds thereof, (C) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned, occupied or operated by the Borrower or any of its Subsidiaries, or any liability under any Environmental Law related in any way to the Borrower or any of its Subsidiaries or any of their respective properties, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any other Loan Party or their respective equity holders, affiliates, creditors or security holders, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”), but excluding, in each case, Taxes other than any Taxes that represent losses, claims or damages arising from a non-tax claim; provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, willful misconduct or material breach of its obligations under this Agreement of such Indemnitee or any of its Related Parties or (y) resulted from any dispute that does not involve an act or omission by the Borrower or any of its affiliates, shareholders, partners or other equity holders and that is brought by an Indemnitee or any of its Related Parties against another Indemnitee or any of its Related Parties. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems. No Indemnitee shall assert against any Loan Party and no Loan Party shall assert against any Indemnitee, and each Indemnitee and each Loan Party hereby waives, any special, punitive, indirect or consequential or exemplary damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) provided that nothing contained in this sentence shall limit any Indemnitee’s indemnification and reimbursement obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim with respect to which such Indemnified Party is entitled to indemnification hereunder. Without limiting the foregoing, and to the extent permitted by applicable Law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be

117 1094001.08-CHISR01A - MSW payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to the Borrower at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Issuing Bank. The agreements in this Section 9.5 shall survive the repayment of all amounts payable hereunder. (b) Without duplication of Section 2.3(b) or clause (a) above, Borrower agrees (i) to hold Issuing Bank harmless from any and all reasonable recording and filing fees and any and all reasonably liability with respect to, or resulting from any delay in paying Other Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (ii) to hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages. penalties, claims (including Environmental Claims), actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (limited to, in the case of counsel, the reasonable and documented fees and disbursements of a single law firm as counsel to the Indemnitees taken as a whole and one local counsel to the Indemnitees taken as a whole in any relevant jurisdiction and, if a conflict exists among such Persons, one additional primary counsel and, if necessary or advisable, one local counsel (plus if applicable, any additional counsel in the event of a conflict) in each relevant jurisdiction) whether direct, indirect, special or consequential, incurred by an Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (A) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (B) any Letter of Credit or the use or proposed use of the proceeds thereof, (C) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned, occupied or operated by the Borrower or any of its Subsidiaries, or any liability under any Environmental Law related in any way to the Borrower or any of its Subsidiaries or any of their respective properties, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract. tort or any other theory, whether brought by any third party or by the Borrower or any other Loan Party or their respective equity holders, affiliates creditors or security holders, and regardless of whether any Indemnitee is a party thereto, but excluding, in each case of this clause (ii), Taxes other than any Taxes that represent losses, claims or damages arising from a non-tax claim; provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (x) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, willful misconduct or material breach of its obligations under this Agreement of such Indemnitee or any of its Related Parties or (y) resulted from any dispute that does not involve an act or omission by the Borrower or any of its affiliates, shareholders, partners or other equity holders and that is brought by an Indemnitee or any of its Related Parties against another Indemnitee or any of its Related Parties. Section 9.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors the Issuing Bank and their respective successors and assigns, except that no Loan Party may assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Issuing Bank, and the Issuing Bank may not assign or otherwise transfer any of its rights or obligations hereunder except as described in this Section 9.6. (b) The Issuing Bank may sell a participation in its LC Exposure or any other interest of the Issuing Bank hereunder and under the other Loan Documents to one or more banks, financial institutions or other entities (each, a “Participant”) in all or a portion of the Issuing Bank’s rights and/or obligations under this Agreement (including all or a portion of the Letters of Credit owing to it, if any); provided that: 118 1094001.08-CHISR01A - MSW (i) no such sale of a participation shall alter the Issuing Bank’s obligations hereunder; (ii) the Issuing Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the Borrower shall continue to deal solely and directly with the Issuing Bank in connection with the Issuing Bank’s rights and obligations under this Agreement; (iv) the agreement with respect to which such participation is granted shall include the Participant’s agreement, for the benefit of the Borrower, to comply with provisions of Section 2.3 to the same extent as if it were the Issuing Bank; (v) any agreement pursuant to which the Issuing Bank may grant a participation in its rights with respect to its LC Exposure or any other interest of the Issuing Bank hereunder and under the other Loan Documents shall provide that, with respect to such LC Exposure or other interests, the Issuing Bank shall retain the sole right and responsibility to exercise the rights of and the Issuing Bank and to enforce the obligations of Borrower relating to such LC Exposure or other interests, including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document and the right to take action to have the Obligations declared due and payable pursuant to Section 7. (c) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, the Issuing Bank may assign all or any portion of its interest in this Agreement and the other Loan Documents and/or LC Exposure to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank; provided that, any payment in respect of such assigned interest in this Agreement and the other Loan Documents and/or LC Exposure made by Borrower to or for the account of the Issuing Bank in accordance with the terms of this Agreement shall satisfy Borrower’s obligations hereunder in respect to such assigned interest in this Agreement and the other Loan Documents and/or LC Exposure to the extent of such payment. No such assignment shall release the Issuing Bank from its obligations hereunder. (d) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the replaced Issuing Bank and any successor Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.2. From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein or in any other Loan Document to the term “Issuing Bank” shall be deemed to refer to such successor Issuing Bank or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Section 9.7 Set-off. (a) In addition to any rights and remedies of the Issuing Bank provided by law, upon the occurrence and during the continuation of any Event of Default, the Issuing Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply 119 1094001.08-CHISR01A - MSW against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Issuing Bank or any branch or agency thereof to or for the credit or the account of the Borrower. The Issuing Bank agrees promptly to notify the Borrower after any such setoff and application made by the Issuing Bank; provided that the failure to give such notice shall not affect the validity of such setoff and application. Section 9.8 Counterparts. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Issuing Bank. (b) The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Issuing Bank to accept electronic signatures in any form or format without its prior written consent. Section 9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Issuing Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Issuing Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Section 9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 9.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally: (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case, in the County of New York, Borough of Manhattan, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding 120 1094001.08-CHISR01A - MSW in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 9.2 or at such other address of which the Issuing Bank (or in the case of the Issuing Bank, the other parties hereto) shall have been notified pursuant thereto; (d) agrees that the Issuing Bank retains the right to bring proceedings against any Loan Party in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment; (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any special, exemplary, punitive or consequential damages. Section 9.13 Acknowledgments. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the services regarding this Agreement provided by the Issuing Bank are arm’s- length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Issuing Bank, on the other hand, (ii) each of the Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Issuing Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) the Issuing Bank has no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (c) the Issuing Bank and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Issuing Bank has no obligation to disclose any of such interests to the Borrower or any of its Affiliates; and (d) the Issuing Bank (i) is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services, (ii) in the ordinary course of business, may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships and (iii) with respect to any securities and/or financial instruments so held by the Issuing Bank and its respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby agrees not to assert any claim that the Issuing Bank owes it any agency, fiduciary or similar duty and agrees no such duty is owed in connection with any aspect of any transaction contemplated hereby. Section 9.14 Confidentiality. The Issuing Bank agrees to keep confidential all non- public information provided to it by any Loan Party pursuant to this Agreement (“Information”); provided that nothing herein shall prevent the Issuing Bank from disclosing any such information (a) [reserved], (b) to any prospective Participant that agrees to comply with the provisions of this Section 9.14 or substantially equivalent provisions, (c) to its affiliates and any of its or its affiliates’ employees, directors, agents, attorneys, accountants, other professional advisors and service providers, it being understood and

121 1094001.08-CHISR01A - MSW agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (d) [reserved], (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) to the extent required in response to any order of any court or other Governmental Authority or to the extent otherwise required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section 9.14, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about the Issuing Bank’s investment portfolio in connection with ratings issued with respect to the Issuing Bank, (j) [reserved], (k) with the consent of the Borrower or (l) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided that, in the event the Issuing Bank receives a summons or subpoena to disclose confidential information to any party, the Issuing Bank shall, if legally permitted and practicable, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena and to afford the Loan Parties an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Loan Parties may deem reasonable. Any Person required to maintain the confidentiality of Information as provided in this Section 9.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 9.15 [Reserved.] Section 9.16 WAIVERS OF JURY TRIAL. EACH LOAN PARTY AND THE ISSUING BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. Section 9.17 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Section 9.18 USA PATRIOT ACT. The Issuing Bank hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Issuing Bank to identify each Loan Party in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Issuing Bank, provide all documentation and other information that the Issuing Bank requests in order to comply with its ongoing obligations under 122 1094001.08-CHISR01A - MSW applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. Section 9.19 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Issuing Bank, or the Issuing Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Issuing Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. Section 9.20 Releases of Collateral and Guarantees. The Issuing Bank agrees that: (a) The Issuing Bank’s Lien on any Property granted to or held by the Issuing Bank under any Loan Document shall be automatically and fully released (i) (other than the LC Cash Collateral Account to the extent Letters of Credit remain outstanding after the satisfaction of the Termination Conditions) upon satisfaction of the Termination Conditions, (ii) at the time the Property subject to such Lien is sold (other than to any other Loan Party or other Person that would be required pursuant to any Security Document to grant a Lien on such Collateral to the Issuing Bank after giving effect to such Disposition) as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) if the Property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its obligations under its Guarantee pursuant to clause (b) below, (iv) to the extent (and only for so long as) such property constitutes an Excluded Asset, (v) if approved, authorized or ratified in writing in accordance with Section 9.1 or (vi) concurrently with the release if released by the other Equal Priority Secured Parties. (b) The Guarantee of a Guarantor shall be automatically and unconditionally released, and no further action by such Guarantor or the Issuing Bank is required for the release of such Guarantor’s Guarantee under this Agreement or any other Loan Document, if: (i) in connection with any sale, exchange, transfer or other disposition of all or substantially all the assets of that Guarantor (including by way of merger, consolidation or dissolution) to a Person that is not the Borrower or a Guarantor, if the sale, exchange, transfer or other disposition does not violate this Agreement; (ii) in connection with any sale, transfer or other disposition of Capital Stock of that Guarantor to a Person that is not the Borrower or a Restricted Subsidiary and that results in such Guarantor ceasing to be a Restricted Subsidiary, if the sale, transfer or other disposition does not violate this Agreement; (iii) if the Borrower designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 6.1(c) and the definition of “Unrestricted Subsidiary” in this Agreement, or upon such Guarantor becoming (A) a Qualified Liquefaction Development Entity, (B) a Receivables Subsidiary, (C) an Immaterial Subsidiary, (D) a Captive Insurance Subsidiary, (E) a not-for-profit or special purpose Subsidiary or (F) a Subsidiary with respect to which a guarantee would result in material adverse tax consequences, as reasonably determined by the Issuer, in each case in compliance with the applicable provisions of this Agreement; (iv) upon the merger, amalgamation, consolidation or winding up of such Guarantor with and into the Borrower or another Guarantor that is the surviving Person in such merger, amalgamation, consolidation or winding up, or upon the liquidation of such Guarantor; or 123 1094001.08-CHISR01A - MSW (v) in accordance with the provisions of any Equal Priority Intercreditor Agreement. (c) In addition, any Lien on any Collateral (other than the LC Cash Collateral Account) may be subordinated to the holder of any Lien on such Collateral that is created, incurred, or assumed pursuant to clauses (c), (d), (e), (f), (g), (i), (j), (l), (m) (with respect to any assets subject to such Sale and Lease-Back Transaction), (n) (solely to the extent such Lien related to Indebtedness incurred under Section 6.3(b)(xiv)), (o) (other than any Lien on the Equity Interests of any Guarantor), (p), (r), (u) (to the extent the relevant Lien is of the type to which the Lien of the Issuing Bank is otherwise required or, if requested by the Borrower, permitted to be subordinated pursuant to any of the other exceptions included in this clause (c)), (w), (x), (y), (z)(i), (bb), (cc), (dd) (in the case of subclause (dd)(ii), to the extent the relevant Lien covers cash collateral posted to secure the relevant obligation), (ee), (ff), (gg), (hh), (ii), (jj), (kk), (ll), (oo), (rr) and/or (ss) of the definition of “Permitted Liens” (and, in the case of each such clause, any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under clause (k) of the definition of “Permitted Liens”) to the extent required by the terms of the obligations secured by such Liens. (d) Notwithstanding anything to the contrary contained herein, (i) no Lien on any Property shall be released pursuant to clause (a) above unless any Lien on such Property securing the Secured Notes Obligations and any other Equal Priority Obligations is also being released substantially concurrently, (ii) no Guarantor shall be released pursuant to clause (b) above unless such Guarantor is also released substantially concurrently from any guarantee obligations of the Secured Notes Obligations and any other Equal Priority Obligations and (ii) no Lien on any Collateral shall be subordinated pursuant to clause (c) above unless any Lien on such Collateral securing the Secured Notes Obligations and any other Equal Priority Obligations is also being subordinated by the holders of such obligations substantially concurrently. (e) On the date that the Termination Conditions are satisfied, the Collateral (other than the LC Cash Collateral Account, to the extent any Letters of Credit remain outstanding in accordance with the terms hereof), shall be released from the Liens created by the Security Documents, and the Security Documents (other than the Control Agreement, to the extent any Letters of Credit remain outstanding in accordance with the terms hereof) and all obligations (other than those expressly stated to survive such termination) of the Issuing Bank and each Loan Party under the Security Documents shall terminate, all without the need to deliver any instrument or performance of any act by any Person. (f) The Issuing Bank will promptly execute, authorize or file such documentation as may be reasonably requested by any Loan Party to release, or evidence the release (in registrable form, if applicable), its Liens with respect to any Collateral or the guarantee obligations of any Guarantor as set forth in this Section 9.20; provided that the foregoing shall be at the Borrower’s expense and in a form reasonably satisfactory to the Issuing Bank. Section 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: 124 1094001.08-CHISR01A - MSW (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority. Section 9.22 [Reserved]. Section 9.23 Intercreditor Agreement. This Agreement is subject to the terms and provisions of the Equal Priority Intercreditor Agreement. In the event of a conflict between the terms hereof and the terms of the Equal Priority Intercreditor Agreement, the terms of the Equal Priority Intercreditor Agreement shall govern and control. Section 9.24 No Fiduciary Duty. Each Loan Party, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Loan Parties, their respective Subsidiaries and Affiliates, on the one hand, and the Issuing Bank, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Issuing Bank, and no such duty will be deemed to have arisen in connection with any such transactions or communications). Section 9.25 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by the Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Issuing Bank in accordance with applicable law, the rate of interest payable hereunder, together with all fees and charges that are treated as interest under applicable law payable to the Issuing Bank, shall be limited to the Maximum Rate, provided, that such excess amount shall be paid to the Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation. Section 10. GUARANTEES. Subject to this Section 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, as primary obligor and not merely as surety, to the Issuing Bank, irrespective of the validity and enforceability of this Agreement or the Borrower Obligations, that: (a) the Borrower Obligations shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Borrower Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loan Documents, the absence of any action to enforce the same, any waiver or consent by the Issuing Bank with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might

125 1094001.08-CHISR01A - MSW otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives (to the extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except pursuant to Section 9.20, and any rights of orden and excusión it may have by virtue of law or otherwise, as provided in Articles 2812 (two thousand eight hundred and twelve), 2814 (two thousand eight hundred and fourteen) and 2816 (two thousand eight hundred and sixteen) of the Mexican Federal Civil Code, and its relative articles of the civil code of any state of Mexico. This Section 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Issuing Bank or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower for liquidation or reorganization, should the Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Obligations, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be equal in right of payment with all existing and future Senior Indebtedness of such Guarantor, including the 2025 Note Guarantees and the 2026 Note Guarantees of such Guarantor. Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature. Each Guarantor and the Issuing Bank hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Issuing Bank and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 10, result in the obligations of such Guarantor under its Guarantee not constituting unlawful financial assistance, a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Agreement to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. 126 1094001.08-CHISR01A - MSW Any Guarantee of a Guarantor incorporated under the laws of England and Wales shall not apply to the extent that it would result in such Guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006. Any Guarantee of a Guarantor incorporated under the laws of Ireland shall not apply to the extent that it would result in such Guarantee constituting financial assistance as prohibited by section 82 of the Irish Companies Act 2014. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 10, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Issuing Bank against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the Termination Conditions have been satisfied. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the date the Termination Conditions are satisfied and the Maturity Date, such amount shall be held in trust for the benefit of the Issuing Bank and shall forthwith be paid to the Issuing Bank to be credited and applied to the Obligations and all other amounts payable under this Section 10, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Section 10 thereafter arising. If (i) any Guarantor shall make payment to the Issuing Bank of all or any part of the Obligations, (ii) the Termination Conditions have been satisfied and (iii) the Maturity Date shall have occurred, the Issuing Bank will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor. For purposes of this Section 10, each Guarantor incorporated or formed under the laws of Mexico (each a “Mexican Guarantor”), specifically for the purpose of receiving legal and/or judicial service of process in the United States of America in connection with this Section 10, independently from the Issuing Bank’s right to make and deliver services of process to the Mexican Guarantors in any other way or form which is legally valid, hereby designate the following agent and attorney-in-fact for such purposes in the United States of America (the “Mexican Process Agent”): NFE Management LLC The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 United States of America Each Mexican Guarantor represents and warrants to the Issuing Bank that on the Closing Date, they have received evidence of the acceptance by the Mexican Process Agent of its appointment as such by the Mexican Guarantors. Additionally, each Mexican Guarantor covenants and agrees that it will take all necessary and appropriate action in order to grant in favor of the Mexican Process Agent, and within the fifteen (15) calendar days immediately following the Closing Date, a document of authority or power of attorney granted by each Mexican Guarantor in favor of the Mexican Process Agent in full compliance with Mexican law and duly formalized for its validity in Mexico, through such corporate actions as may be required by each Mexican 127 1094001.08-CHISR01A - MSW Guarantor’s incorporation documents and bylaws, in order to fully and duly formalize the designation of the Mexican Process Agent as each Mexican Guarantor’s agent for service of process in the United States of America in accordance with Mexican law. Each Mexican Guarantor hereby agrees to provide a copy of the formalization of the designation of the Mexican Process Agent within the twenty-five (25) Business Day immediately following the Closing Date. [Signature Pages Follow] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. NEW FORTRESS ENERGY INC., as the Borrower . Ads Name: Christopher S. Guinta Title: Chief Financial Officer NEW FORTRESS INTERMEDIATE LLC . Cd Name: Christopher S. Guinta Title: Chief Financial Officer NFE ATLANTIC HOLDINGS LLC .d Title: Chief Financial Officer [Signature Page to Uncommitted Letter of Credit and Reimbursement Agreement]

AMERICAN ENERGY LOGISTICS SOLUTIONS LLC
AMERICAN LNG MARKETING LLC
ATLANTIC ENERGY HOLDINGS LLC
BRADFORD COUNTY DEVELOPMENT HOLDINGS LLC
BRADFORD COUNTY GPF HOLDINGS LLC
BRADFORD COUNTY GPF PARTNERS LLC
BRADFORD COUNTY POWER HOLDINGS LLC
BRADFORD COUNTY POWER PARTNERS LLC
BRADFORD COUNTY TRANSPORT HOLDINGS LLC
BRADFORD COUNTY TRANSPORT PARTNERS LLC
GOLAR GP LLC
ISLAND LNG LLC
LA DEVELOPMENT HOLDINGS LLC
LA REAL ESTATE HOLDINGS LLC
LA REAL ESTATE PARTNERS LLC
LNG HOLDINGS (FLORIDA) LLC
LNG HOLDINGS LLC
NEW FORTRESS ENERGY MARKETING LLC
NEW FORTRESS ENERGY HOLDINGS LLC
NFE ANGOLA HOLDINGS LLC
NFE BCS HOLDINGS (A) LLC
NFE BCS HOLDINGS (B) LLC
NFE EQUIPMENT HOLDINGS LLC
NFE EQUIPMENT PARTNERS LLC
NFE GHANA HOLDINGS LLC
NFE GHANA PARTNERS LLC
NFE HONDURAS HOLDINGS LLC
NFE INTERNATIONAL LLC
NFE ISO HOLDINGS LLC
NFE ISO PARTNERS LLC
NFE JAMAICA GP LLC
NFE LOGISTICS HOLDINGS LLC
NFE MANAGEMENT LLC
NFE MEXICO HOLDINGS LLC
NFE NICARAGUA DEVELOPMENT PARTNERS LLC
NFE NICARAGUA HOLDINGS LLC
NFE NORTH TRADING LLC
NFE PLANT DEVELOPMENT HOLDINGS LLC
NFE SOUTH POWER HOLDINGS LLC
NFE SUB LLC
NFE TRANSPORT HOLDINGS LLC
NFE TRANSPORT PARTNERS LLC
NFE US HOLDINGS LLC
PA DEVELOPMENT HOLDINGS LLC
PA REAL ESTATE HOLDINGS LLC
PA REAL ESTATE PARTNERS LLC
TICO DEVELOPMENT PARTNERS HOLDINGS LLC
TICO DEVELOPMENT PARTNERS LLC

By: ______________________________
Name: Christopher S. Guinta
Title: Chief Financial Officer

[Signature Page to Uncommitted Letter of Credit and Reimbursement Agreement]

ATLANTIC DISTRIBUTION HOLDINGS SRL
ATLANTIC POWER HOLDINGS SRL
ATLANTIC ENERGY INFRASTRUCTURE HOLDINGS SRL
ATLANTIC PIPELINE HOLDINGS SRL
ATLANTIC TERMINAL INFRASTRUCTURE HOLDINGS SRL

By: ______________________________
Name: Christopher S. Guinta
Title: Manager

ATLANTIC POWER HOLDINGS LIMITED
NFE NORTH HOLDINGS LIMITED
NFE NORTH INFRASTRUCTURE LIMITED
NFE SOUTH HOLDINGS LIMITED
NFE SOUTH POWER TRADING LIMITED
NFE SOUTH TRADING LIMITED

By: ______________________________
Name: Christopher S. Guinta
Title: Director

NFE SHANNON HOLDINGS LIMITED

By: ______________________________
Name: Christopher S. Guinta
Title: Director

NFE NORTH DISTRIBUTION LIMITED
NFE NORTH TRANSPORT LIMITED
NFE SOUTH POWER TRADING LIMITED

By: ______________________________
Name: Christopher S. Guinta
Title: Director

[Signature Page to Uncommitted Letter of Credit and Reimbursement Agreement]

AMAUNET, S. DE R.L. DE C.V.
NFENERGIA MEXICO, S. DE R.L. DE C.V.
NFENERGIA GN DE BCS, S. DE R.L. DE C.V.
NFE PACIFICO LAP, S. DE R.L. DE C.V.

By: ______________________________
Name: Christopher S. Guinta
Title: Legal Representative

NFENERGÍA LLC
SOLUCIONES DE ENERGIA LIMPIA PR LLC
NFE POWER PR LLC
ENCANTO EAST LLC
ENCANTO WEST LLC
ENCANTO POWER LLC
ENCANTO POWER WEST LLC

By: ______________________________
Name: Christopher S. Guinta
Title: Authorized Signatory

NFE MEXICO HOLDINGS B.V.
NFE MEXICO HOLDINGS PARENT B.V.

By: ______________________________
Name: Christopher S. Guinta
Title: Authorized Signatory

NFE NICARAGUA DEVELOPMENT PARTNERS LLC SUCURSAL NICARAGUA

By: ______________________________
Name: Christopher S. Guinta
Title: Chief Financial Officer

NFE INTERNATIONAL HOLDINGS LIMITED

By: ______________________________

Name: Christopher S. Guinta

Title: Director

[Signature Page to Uncommitted Letter of Credit and Reimbursement Agreement]

NFE NORTH HOLDINGS LIMITED
NFE SOUTH HOLDINGS LIMITED

By: ______________________________

Name: Christopher S. Guinta

Title: Director

[Signature Page to Uncommitted Letter of Credit and Reimbursement Agreement]

NATIXIS, NEW YORK BRANCH,
as Issuing Bank

By: ______________________
Name: Guillaume de Parscau
Title: Managing Director

By: ______________________
Name: Abraham Edholm
Title: Vice President

[Signature Page to Uncommitted Letter of Credit and Reimbursement Agreement]

Schedule 3.15
Subsidiaries

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
NFE US Holdings LLC	Delaware	New Fortress Energy Inc.	83 limited liability company membership interests
NFE US Holdings LLC	Delaware	NFE Sub LLC	17 limited liability company membership interests
New Fortress Intermediate LLC	Delaware	NFE US Holdings LLC	174,621,759 units
NFE Atlantic Holdings LLC	Delaware	New Fortress Intermediate LLC	100 LLC membership interests
American Energy Logistics Solutions LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
Atlantic Energy Holdings LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
Island LNG LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
NFE Management LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
American LNG Marketing LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
American Natural Gas Holdings LLC	Delaware	Bradford County Real Estate Holdings LLC	100 LLC membership interests

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
NFE Plant Development Holdings LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
Bradford County Development Holdings LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
New Fortress Energy Marketing LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
NFE Ghana Holdings LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
NFE International LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
NFE Logistics Holdings LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
PA Development Holdings LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
LA Development Holdings LLC	Delaware	NFE Atlantic Holdings LLC	100 LLC membership interests
NFE Mexico Holdings LLC[1]	Delaware	Atlantic Energy Holdings LLC	100 LLC membership interests
Atlantic Distribution Holdings SRL	Barbados	Atlantic Energy Holdings LLC	1,000
Atlantic Power Holdings SRL	Barbados	Atlantic Energy Holdings LLC	1,000

[1] Beneficially owned by Bradford County Power Partners LLC

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
Atlantic Power Holdings Limited	Bermuda	Atlantic Energy Holdings LLC	10,000
NFEnergía LLC	Puerto Rico	Atlantic Energy Holdings LLC	100 LLC membership interests
Atlantic Terminal Holdings Limited[2]	Barbados	Atlantic Terminal Infrastructure Holdings SRL	1,000
Atlantic Energy Holdings Limited[3]	Barbados	Atlantic Energy Infrastructure Holdings SRL	1,000
NFE Mexico Holdings Parent B.V. [4]	The Netherlands	Atlantic Energy Holdings LLC	1 ordinary share at € 1.00 per share
NFE Honduras Holdings LLC	Delaware	Atlantic Energy Holdings LLC	100 LLC membership interests
NFEnergía Honduras, S. de R.L.	Honduras	Atlantic Energy Holdings LLC	2% membership interest
NFEnergía Honduras, S. de R.L.	Honduras	NFE Honduras Holdings LLC	98% membership interest
NFE Shannon Holdings Limited	Ireland	Atlantic Energy Holdings LLC	1,000 ordinary shares at €1.00 per share (100%)
LNG Holdings LLC	Delaware	NFE Plant Development Holdings LLC	100 LLC membership interests

[2] This entity is in the process of being dissolved.
[3] This entity is in the process of being dissolved.
[4] Beneficially owned by Bradford County Power Partners LLC

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
LNG Holdings (Florida) LLC	Delaware	LNG Holdings LLC	100 LLC membership interests
TICO Development Partners Holdings LLC	Delaware	NFE Plant Development Holdings LLC	100 LLC membership interests
NFE ISO Holdings LLC	Delaware	NFE Logistics Holdings LLC	100 LLC membership interests
NFE Transport Holdings LLC	Delaware	NFE Logistics Holdings LLC	100 LLC membership interests
NFE Equipment Holdings LLC	Delaware	NFE Logistics Holdings LLC	100 LLC membership interests
Energy Transport Solutions LLC	Delaware	Bradford County Real Estate Holdings LLC	100 LLC membership interests
Bradford County Real Estate Holdings LLC	Delaware	Bradford County Development Holdings LLC	100 LLC membership interests
Bradford County Power Holdings LLC	Delaware	Bradford County Development Holdings LLC	100 LLC membership interests
Bradford County GPF Holdings LLC	Delaware	Bradford County Development Holdings LLC	100 LLC membership interests
Bradford County Transport Holdings LLC	Delaware	Bradford County Development Holdings LLC	100 LLC membership interests
NFE Ghana Partners LLC	Delaware	NFE Ghana Holdings LLC	100 LLC membership interests
PA Real Estate Holdings LLC	Delaware	PA Development Holdings LLC	100 LLC membership interests

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
PA Real Estate Partners LLC	Delaware	PA Real Estate Holdings LLC	100 LLC membership interests
LA Real Estate Holdings LLC	Delaware	LA Development Holdings LLC	100 LLC membership interests
LA Real Estate Partners LLC	Delaware	LA Real Estate Holdings LLC	100 LLC membership interests
NFE BCS Holdings (A) LLC	Delaware	NFE Mexico Holdings LLC	100 LLC membership interests
NFE BCS Holdings (B) LLC	Delaware	NFE Mexico Holdings LLC	100 LLC membership interests
NFEnergia Mexico, S. de R.L. de C.V.	Delaware	Atlantic Energy Holdings LLC	.01% membership interests
NFEnergia Mexico, S. de R.L. de C.V.	Delaware	NFE BCS Holdings (A) LLC	.01% membership interests
NFEnergia Mexico, S. de R.L. de C.V.	Delaware	NFE Mexico Holdings B.V.	99.98% membership interest
NFE Pacifico LAP, S. de R.L. de C.V.	Mexico	NFE BCS Holdings (A) LLC	.01% membership interest
NFE Pacifico LAP, S. de R.L. de C.V.	Mexico	Atlantic Energy Holdings LLC	.01% membership interest
NFE Pacifico LAP, S. de R.L. de C.V.	Mexico	NFEnergia Mexico, S. de R.L. de C.V.	99.98% membership interest
Amaunet, S. de R.L. de C.V.	Mexico	NFE BCS Holdings (A) LLC	.00026% membership interest

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
Amaunet, S. de R.L. de C.V.	Mexico	NFE BCS Holdings (B) LLC	.00026% membership interest
Amaunet, S. de R.L. de C.V.	Mexico	NFE Mexico Holdings LLC	99.99948% membership interest
NFEnergia GN de BCS, S. de R.L. de C.V.	Mexico	NFE Mexico Holdings B.V.	99.90% membership interest
NFEnergia GN de BCS, S. de R.L. de C.V.	Mexico	NFEnergia Mexico, S. de R.L. de C.V.	.10% membership interest
NFE North Distribution Limited	Jamaica	Atlantic Distribution Holdings SRL	100 (out of 111.111 shares outstanding)
NFE North Transport Limited	Jamaica	Atlantic Distribution Holdings SRL	100
NFE South Power Holdings Limited	Jamaica	Atlantic Power Holdings SRL	100
NFE South Power Holdings LLC	Delaware	Atlantic Power Holdings Limited	100 LLC membership interests
NFE North Holdings Limited [Bermuda]	Bermuda	Atlantic Power Holdings Limited	10,000
NFE North Holdings Limited	Jamaica	Atlantic Energy Holdings Limited[5]	1,000
NFE North Trading LLC	Delaware	Atlantic Energy Holdings LLC	100%

[5] This entity is in the process of being dissolved.

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
NFE South Holdings Limited [Bermuda]	Bermuda	Atlantic Power Holdings Limited	10,000
NFE South Power Trading Limited [Bermuda]	Bermuda	Atlantic Power Holdings Limited	10,000
NFE South Power Trading Limited	Jamaica	Atlantic Energy Holdings LLC	100% (sole member)
NFE South Trading Limited	Bermuda	Atlantic Power Holdings Limited	10,000
NFE North Infrastructure Limited	Bermuda	NFE North Holdings Limited	10,000
NFE South Holdings Limited	Jamaica	Atlantic Terminal Holdings Limited[6]	1,000
NFE Mexico Holdings B.V.	The Netherlands	NFE Mexico Holdings Parent B.V.	1 ordinary share at € 1.00 per share
TICO Development Partners LLC	Delaware	TICO Development Partners Holdings LLC	N/A
NFE ISO Partners LLC	Delaware	NFE ISO Holdings LLC	100 LLC membership interests
NFE Transport Partners LLC	Delaware	NFE Transport Holdings LLC	100 LLC membership interests
NFE Equipment Partners LLC	Delaware	NFE Equipment Holdings LLC	100 LLC membership interests

[6] This entity is in the process of being dissolved.

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
Bradford County Real Estate Partners LLC	Delaware	Bradford County Real Estate Holdings LLC	100 LLC membership interests
Bradford County Power Partners LLC	Delaware	NFE International Holdings Limited	100 LLC membership interests
Bradford County GPF Partners LLC	Delaware	Bradford County GPF Holdings LLC	100 LLC membership interests
Bradford County Transport Partners LLC	Delaware	Bradford County Transport Holdings LLC	100 LLC membership interests
Shannon LNG Limited	Ireland	NFE Shannon Holdings Limited	20,000 A ordinary shares at €0.01 per share (80% Voting Rights; 11% Economic Ownership)
	Ireland	Sambolo Resources Limited	20,000 B ordinary shares at €0.01 per share (10% Voting Rights, 60% Economic Ownership) 20,000 C ordinary shares at €0.01 per share (10% Voting Rights, 29% Economic Ownership)

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
Shannon LNG Energy Limited	Ireland	NFE Shannon Holdings Limited	1 A ordinary share at €1.00 per share (80% Voting Rights; 11% Economic Ownership)
	Ireland	Sambolo Resources Limited	1 B ordinary share at €1.00 per share (10% Voting Rights, 60% Economic Interest) 1 C ordinary share at €1.00 per share (10% Voting Rights, 29% Economic Interest)
Soluciones de Energia Limpia PR LLC	Puerto Rico	NFEnergia LLC	100 LLC membership interests
NFE Angola Holdings LLC	Delaware	Atlantic Energy Holdings LLC	100
NFE Angola – Sociedade Unipessoal, Lda.	Angola	NFE Angola Holdings LLC	1
NFE Bahamas Holdings Ltd.	Bahamas	Atlantic Energy Holdings LLC	5,000
NFE International Holdings Limited	England and Wales	Atlantic Energy Holdings LLC	1
NFE Jamaica GP LLC	Delaware	Atlantic Energy Holdings LLC	100
NFE Nicaragua Development Partners LLC	Delaware	NFE Nicaragua Holdings LLC	100

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
NFE Nicaragua Development Partners, LLC (Sucursal Nicaragua)	Sucursal Nicaragua	NFE Nicaragua Development Partners LLC (Delaware)	N/A
NFE Nicaragua Holdings LLC	Delaware	NFE International Holdings Limited	100
PATH Ltd	Bahamas	Atlantic Power Holdings Limited	5,000
NFE Sub LLC	Delaware	New Fortress Energy Inc.	100% (sole member)
Encanto East LLC	Puerto Rico	NFEnergía LLC	100 LLC membership interests
Encanto West LLC	Puerto Rico	NFEnergía LLC	100 LLC membership interests
Encanto Power LLC	Puerto Rico	NFEnergía LLC	100 LLC membership interests
Encanto Power West LLC	Puerto Rico	NFEnergía LLC	100 LLC membership interests
NFE Power PR LLC	Puerto Rico	NFEnergía LLC	100 LLC membership interests
New Fortress Energy Holdings LLC	Delaware	New Fortress Intermediate LLC	N/A
Atlantic Energy Infrastructure Holdings SRL	Barbados	Atlantic Energy Holdings LLC	1,000
Atlantic Pipeline Holdings SRL	Barbados	Atlantic Energy Holdings LLC	1,000

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
Atlantic Terminal Infrastructure Holdings SRL	Barbados	Atlantic Energy Holdings LLC	1,000
Golar GP LLC	Marshall Islands	NFE International Holdings Limited	100%
Golar LNG Partners LP	Marshall Islands	NFE International Holdings Limited	100% of limited partnership interests[7]
Golar LNG Partners LP	Marshall Islands	Golar GP LLC	100% of general partnership interests
Golar Partners Operating LLC	Marshall Islands	Golar LNG Partners LP	100%
Golar Spirit Corporation	Marshall Islands	Golar Partners Operating LLC	100%
Golar Hull M2031 Corp.	Marshall Islands	Golar Partners Operating LLC	100%
Golar Winter Corporation	Marshall Islands	Golar Partners Operating LLC	100%
Golar Khannur Corporation	Marshall Islands	Golar Partners Operating LLC	100%
Golar LNG 2234 LLC	Marshall Islands	Golar Partners Operating LLC	100%
Golar Hull M2024 Corp.	Marshall Islands	Golar Partners Operating LLC	100%
Golar Partners Finco LLC	Delaware	Golar Partners Operating LLC	100%
Golar LNG 2215 Corporation	Marshall Islands	Golar Partners Operating LLC	100%

[7] In addition to these LP interests, there are publicly-held 8.75% Series A Cumulative Redeemable Preferred Units in Golar LNG Partners LP owned by third-parties.

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
Golar 2215 UK Ltd	UK	Golar Partners Operating LLC	100%
Gas Solutions Corp.	Marshall Islands	Golar Partners Operating LLC	100%
Golar Grand Corporation	Marshall Islands	Golar Partners Operating LLC	100%
Golar 2226 UK Ltd	UK	Golar Partners Operating LLC	100%
Golar Eskimo Corporation	Marshall Islands	Golar Partners Operating LLC	100%
Golar LNG (Singapore) Pte	Singapore	Golar Partners Operating LLC	100%
Golar Maritime (Asia) Inc.	Liberia	Golar Partners Operating LLC	100%
Golar Spirit UK Ltd.	UK	Golar Partners Operating LLC	100%
Golar Winter UK Ltd.	UK	Golar Partners Operating LLC	100%
Golar LNG Holdings Co	Marshall Islands	Golar Partners Operating LLC	100%
Golar Freeze Holding Co.	Marshall Islands	Golar LNG Holdings Corporation	100%
Golar Freeze UK Ltd.	UK	Golar LNG Holdings Corporation	100%
Golar Servicos de Operacao de Embarcacoes Ltda	Brazil	Golar Spirit UK Ltd.; Golar Winter UK Ltd.	50%/50%
Aurora Management Inc	Liberia	Golar Maritime (Asia) Inc.	90%

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
Faraway Maritime Shipping Company	Liberia	Golar Maritime (Asia) Inc.	60%
NFE Patent Holdings LLC	Delaware	NFE Atlantic Holdings LLC	100%
Bradford County LNG Marketing LLC	Delaware	Bradford County Real Estate Holdings LLC	100%
NFE Vessel Holdings LLC	Delaware	Atlantic Energy Holdings LLC	100%
NFE OSV 1 LLC	Delaware	NFE Vessel Holdings LLC	100%
NFE Vessel Operations LLC	Delaware	Atlantic Energy Holdings LLC	100%
NFE Vessel Management LLC	Delaware	Atlantic Energy Holdings LLC	100%
New Fortress Energy Foundation Limited	Jamaica	Atlantic Power Holdings Limited	100%
NFE Sri Lanka Power Holdings LLC	Delaware	NFE International Holdings Limited	100%
NFE Ecuador Holdings LLC	Delaware	NFE International Holdings Limited	100%
Zero Green LLC	Delaware	NFE Atlantic Holdings LLC	100%
Zero Blue LLC	Delaware	NFE Atlantic Holdings LLC	100%
NFE Brazil Holdings LLC	Delaware	NFE International Holdings Limited	100%

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
CH4 Energia Ltda	Brazil	NFE Brazil Holdings LLC	100%
Pecém Energia S.A.	Brazil	CH4 Energia Ltda	100%
Energética Camaçari Muricy II S.A.	Brazil	CH4 Energia Ltda	100%
NFE Brazil Participações Ltda.	Brazil	NFE Brazil Holdings LLC	100%
NFE Brazil Investments LLC	Bermuda	NFE International Holdings Limited	100% Class A Units
NFE Brazil Holdings Limited	Bermuda	NFE Brazil Investments LLC	100%
Lobos Acquisition LLC	Marshall Islands	NFE International Holdings Limited	100%
Lobos Acquisition Ltd.	Bermuda	NFE International Holdings Limited	100%
NFE SA Holdings (Pty) Ltd	South Africa	NFE International Holdings Limited	100%
NFE SA Terminal (Pty) Ltd	South Africa	NFE SA Holdings (Pty) Ltd	100%
NFE BGE Consortium Project Company (Pty) Ltd	South Africa	NFE SA Terminal (Pty) Ltd	100%
New Fortress Energy Servicios Mexico, S. de R.L. de C.V.	Mexico	NFE BCS Holdings (A) LLC; NFE BCS Holdings (B) LLC	50%/50%
NFE Mexico Power Holdings Limited	England and Wales	NFE International Holdings Limited	1

1187442.03A-CHISR02A - MSW

Current Legal Entities Owned	Issuer Jurisdiction of Incorporation or Organization	Record Owner	No. Shares/Interest
NFE Mexico Terminal Holdings Limited	England and Wales	NFE International Holdings Limited	1
NFE Mexico Power Holdings Limited	Brazil	NFE International Holdings Limited	100%
NFE Mexico Terminal Holdings Limited	Brazil	FLNG Global Production Co. Limited	100%
FLNG Global Production Co. Limited	Brazil	NFE International Holdings Limited	100%
Mexico FLNG SRL	Brazil	NFE Fast LNG Holdings LLC	100%
NFE Fast LNG Holdings LLC	Brazil	Golar Power Brasil 2 Participações S.A.	75%
NFE Fast LNG Operations LLC	Brazil	Hygo Energy Transition Ltd.	59%
NFE South Power Buyback Holdings Ltd	Jamaica	Atlantic Power Holdings SRL	100%

1187442.03A-CHISR02A - MSW

1187442.03A-CHISR02A - MSW Schedule 3.19 Filing Jurisdictions 1187442.03A-CHISR02A - MSW Type of Filing Entity Jurisdictions UCC-1 American Energy Logistics Solutions LLC Delaware UCC-1 American LNG Marketing LLC Delaware UCC-1 Atlantic Energy Holdings LLC Delaware UCC-1 Bradford County Development Holdings LLC Delaware UCC-1 Bradford County GPF Holdings LLC Delaware UCC-1 Bradford County GPF Partners LLC Delaware UCC-1 Bradford County Power Holdings LLC Delaware UCC-1 Bradford County Power Partners LLC Delaware UCC-1 Bradford County Transport Holdings LLC Delaware UCC-1 Bradford County Transport Partners LLC Delaware UCC-1 Island LNG LLC Delaware UCC-1 LA Development Holdings LLC Delaware UCC-1 LA Real Estate Holdings LLC Delaware UCC-1 LA Real Estate Partners LLC Delaware UCC-1 LNG Holdings (Florida) LLC Delaware UCC-1 LNG Holdings LLC Delaware UCC-1 New Fortress Intermediate LLC Delaware UCC-1 New Fortress Energy Marketing LLC Delaware UCC-1 NFE Atlantic Holdings LLC Delaware UCC-1 NFE BCS Holdings (A) LLC Delaware UCC-1 NFE BCS Holdings (B) LLC Delaware UCC-1 NFE Equipment Holdings LLC Delaware UCC-1 NFE Equipment Partners LLC Delaware UCC-1 NFE Ghana Holdings LLC Delaware UCC-1 NFE Ghana Partners LLC Delaware UCC-1 NFE Honduras Holdings LLC Delaware UCC-1 NFE ISO Holdings LLC Delaware UCC-1 NFE ISO Partners LLC Delaware 1187442.03A-CHISR02A - MSW UCC-1 NFE Logistics Holdings LLC Delaware UCC-1 NFE Management LLC Delaware UCC-1 NFE Mexico Holdings LLC Delaware UCC-1 NFE Plant Development Holdings LLC Delaware UCC-1 NFE South Power Holdings LLC Delaware UCC-1 NFE Transport Holdings LLC Delaware UCC-1 NFE Transport Partners LLC Delaware UCC-1 NFE US Holdings LLC Delaware UCC-1 PA Development Holdings LLC Delaware UCC-1 PA Real Estate Holdings LLC Delaware UCC-1 PA Real Estate Partners LLC Delaware UCC-1 TICO Development Partners Holdings LLC Delaware UCC-1 TICO Development Partners LLC Delaware UCC-1 NFE International LLC Delaware UCC-1 NFE Sub LLC Delaware UCC-1 NFE North Trading LLC Delaware UCC-1 Amaunet, S. de R.L. de C.V. District of Columbia UCC-1 Atlantic Distribution Holdings SRL District of Columbia UCC-1 Atlantic Power Holdings Limited District of Columbia / New York UCC-1 Atlantic Power Holdings SRL District of Columbia UCC-1 NFE Mexico Holdings B.V. District of Columbia UCC-1 NFE Mexico Holdings Parent B.V. District of Columbia UCC-1 NFE North Distribution Limited District of Columbia UCC-1 NFE North Holdings Limited District of Columbia / New York UCC-1 NFE North Holdings Limited District of Columbia 1187442.03A-CHISR02A - MSW UCC-1 NFE North Infrastructure Limited District of Columbia / New York UCC-1 NFE North Transport Limited District of Columbia UCC-1 NFE Pacifico LAP, S. de R.L. de C.V. District of Columbia UCC-1 NFE Shannon Holdings Limited District of Columbia UCC-1 NFE South Holdings Limited District of Columbia / New York UCC-1 NFE South Holdings Limited District of Columbia UCC-1 NFE South Power Trading Limited District of Columbia / New York UCC-1 NFE South Power Trading Limited District of Columbia UCC-1 NFE South Trading Limited District of Columbia / New York UCC-1 NFEnergia GN de BCS, S. de R.L. de C.V. District of Columbia UCC-1 NFEnergia Mexico, S. de R.L. de C.V. District of Columbia UCC-1 Golar GP LLC District of Columbia Form 16A- Mortgage and Debenture NFE South Holdings Limited Jamaica Form 16A- Debenture NFE South Power Trading Limited Jamaica Form 16A Mortgage and Debenture NFE North Holdings Limited Jamaica Form 16A - Debenture NFE North Transport Limited Jamaica Form 16A - Debenture NFE North Distribution Limited Jamaica NSIPP NFE South Holdings Limited Jamaica NSIPP NFE South Power Trading Limited Jamaica NSIPP NFE North Holdings Limited Jamaica NSIPP NFE North Transport Limited Jamaica

NSIPP	NFE North Distribution Limited	Jamaica
NSIPP - Charge over Shares	Atlantic Distribution Holdings SRL	Jamaica
NSIPP - Charge over Shares	Atlantic Energy Holdings LLC	Jamaica
Island Record Office- Debenture	NFE South Holdings Limited	Jamaica
Island Record Office- Debenture	NFE South Power Trading Limited	Jamaica
Island Record Office- Debenture	NFE North Holdings Limited	Jamaica
Island Record Office - Debenture	NFE North Transport Limited	Jamaica
Island Record Office - Debenture	NFE North Distribution Limited	Jamaica
Island Record Office- Mortgage	NFE North Holdings Limited	Jamaica
Island Record Office- Mortgage	NFE South Holdings Limited	Jamaica
Island Record Office – Charge over Shares	Atlantic Distribution Holdings SRL	Jamaica
Island Record Office – Charge over Shares	Atlantic Energy Holdings LLC	Jamaica
UCC-1	Soluciones de Energia Limpia PR LLC	Puerto Rico
UCC-1	NFEnergía LLC	Puerto Rico
UCC-1(P.R.E.P.A. Fuel Sale and Purchase Agreement Assignment	NFEnergía LLC	Puerto Rico

1187442.03A-CHISR02A - MSW

UCC-1 (Puerto Rico Ports Authority Leasehold Mortgage)	NFEnergía LLC	Puerto Rico
UCC-1	New Fortress Energy Inc.	Delaware
UCC-1	NFE Angola Holdings LLC	Delaware
UCC-1	NFE International Holdings Limited	District of Columbia / New York
MR01 Companies House	NFE International Holdings Limited	England and Wales
UCC-1	NFE Jamaica GP LLC	Delaware
UCC-1	NFE Nicaragua Development Partners LLC	Delaware
UCC-1	NFE Nicaragua Development Partners, LLC Sucursal Nicaragua	District of Columbia / New York
UCC-1	NFE Nicaragua Holdings LLC	Delaware
RUG (Assets Pledge)	Amaunet, S. de R.L. de C.V.	Mexico
RUG (Assets Pledge)	NFE Pacífico LAP, S. de R.L. de C.V.	Mexico
RUG (Assets Pledge)	NFEnergía GN de BCS, S. de R.L. de C.V.	Mexico
RUG (Assets Pledge)	NFEnergía México, S. de R.L. de C.V.	Mexico
Public Register of Property of Baja California Sur, Mexico	Amaunet, S. de R.L. de C.V.	Mexico
UCC-1	Encanto East LLC	Puerto Rico
UCC-1	Encanto West LLC	Puerto Rico
UCC-1	Encanto Power LLC	Puerto Rico
UCC-1	Encanto Power West LLC	Puerto Rico
UCC-1	NFE Power PR LLC	Puerto Rico
UCC-1	New Fortress Energy Holdings LLC	Delaware
UCC-1	Atlantic Energy Infrastructure Holdings SRL	District of Columbia

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UCC-1	Atlantic Pipeline Holdings SRL	District of Columbia
UCC-1	Atlantic Terminal Infrastructure Holdings SRL	District of Columbia

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Schedule 5.12
Post-Closing Matters

1. No later than ninety (90) days following the Closing Date (or such later date as the Issuing Bank may agree in its sole discretion) LNG Holdings (Florida) LLC (the "LNG Grantor") shall grant a Mortgage over its interests in that certain Ground Lease dated November 20, 2014 (the "Specified Lease"), pursuant to which the LNG Grantor, as tenant, leases certain premises in Miami-Dade County from FDG LR 7 LLC, together with such other deliverables as the Issuing Bank may reasonably request, in order to perfect the Issuing Bank's Lien in such Specified Lease, in substantially the same form, and covering substantially the same scope and substance (with such changes as the Issuing Bank may agree) as the Mortgage and other deliverables granted by the LNG Grantor in favor of U.S. Bank National Association, as 2020 Notes Collateral Agent (as defined in the Equal Priority Intercreditor Agreement).

2. No later than ninety (90) days following the Closing Date (or such later date as the Issuing Bank may agree in its sole discretion):

   2.1 the Guarantors located in Puerto Rico as of the Closing Date shall file the applicable financing statements before the Commonwealth of Puerto Rico Department of State's Secured Transactions Registry and any customary filings associated therewith, in each case in the same form as, and covering the same scope and substance (with such changes as the Issuing Bank may agree) as, the financing statements provided pursuant to the RCF Security Documents; and

2.2 the Guarantors located in Jamaica as of the Closing Date shall execute and deliver (i) a debenture creating charges over Collateral, (ii) four share charges by a Barbadian parent over shares in four Jamaican subsidiaries, (iii) a share charge by a United States parent over shares in a Jamaican subsidiary and (iv) two mortgages over certain real property interests under the Laws of Jamaica (and Barbados, as applicable, with respect to the charge over shares), and any customary filings associated therewith, in each case in the same form as, and covering the same scope and substance (with such changes as the Issuing Bank may agree) as the RCF Security Documents covering the same Collateral.

3. No later than ninety (90) days following the Closing Date (or, in each case, such later date as the Issuing Bank may agree in its sole discretion), each Foreign Subsidiary of the Borrower that is a Loan Party shall deliver to the Issuing Bank, in each case in the same form, and covering the same scope and substance (with such changes as the Issuing Bank may agree) as the RCF Security Documents: (i) subject to the applicable limitations set forth in Section 5.10 of the LC Agreement, Security Documents in respect of the Collateral in the relevant jurisdictions outside of the United States, or, with respect to Single Lien Collateral (defined in the Equal Priority Intercreditor Agreement), new agreements, or amendments, amendments and restatements, supplements or other modifications to Single Lien Security Documents (as defined in the Equal Priority Intercreditor Agreement) in respect of such Single Lien Collateral, (ii) all filings and other documents required by such Security Documents (including any Single Lien Security Documents) to create or perfect (to the extent required by such Security Documents) the security interests for the benefit of the Secured Parties in the Collateral of such Wholly-Owned Restricted Subsidiary, (iii) legal opinions in form and substance reasonably acceptable to the Issuing Bank, of applicable local counsel to the Borrower or to the Issuing Bank and such Wholly-Owned

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1187442.03A-CHISR02A - MSW Restricted Subsidiaries (which opinions shall cover the Security Documents in respect of the Collateral in relevant jurisdictions outside of the United States) dated the date of such Security Documents and addressed to the Issuing Bank and (iv) subject to the applicable limitations set forth in Section 5.10 of the LC Agreement and within the time periods or efforts requirements as set forth in such documents, joinders to any Security Documents (or new intercreditor agreements and Security Documents, if necessary in any relevant jurisdiction) and such other Loan Documents as the Issuing Bank may reasonably require, together with any filings and agreements to the extent required by the Security Documents to create or perfect the security interests in the Collateral of such Foreign Subsidiary. 4. Promptly upon receipt thereof, the Borrower shall provide the results of the Uniform Commercial Code (or other applicable personal property financing statements), tax and judgment lien searches performed by the Borrower prior to the Closing Date in each relevant jurisdiction with respect to each of the Loan Parties. A-1 1187444.03B-CHISR02A - MSW EXHIBIT A TO LC AGREEMENT FORM OF COMPLIANCE CERTIFICATE1 THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS: 1. I, [●], am the [●] of New Fortress Energy Inc. I am making the certifications below solely in my capacity as such and not in any individual capacity, for the Test Period ended [●]2. 2. I have reviewed the terms of that certain Uncommitted Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as it may be amended, supplemented or otherwise modified, the “LC Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among NEW FORTRESS ENERGY INC., a Delaware corporation, as the Borrower, the Guarantors from time to time party thereto and NATIXIS, NEW YORK BRANCH, as Issuing Bank, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Loan Parties during the accounting period covered by the attached financial statements. 3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default as of the last day of the Test Period nor the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in detail, the nature of the condition or event, and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event. 4. As of the last day of the Test Period, [the list of Immaterial Subsidiaries of the Borrower have not changed since the date of the Compliance Certificate previously delivered under the LC Agreement.]/[the following changes to the list of Immaterial Subsidiaries of the Borrower have occurred:] 5. As of the last Business Day of the Test Period, the LC Exposure was $[__]. 6. Attached hereto as Schedule 1 are the true and accurate calculations with respect to the Debt to Total Capitalization Ratio [and Consolidated First Lien Debt Ratio] for the Borrower and the Restricted Subsidiaries, as of the last day of the Test Period, to be used to determine whether the Borrower is in compliance with the applicable covenant(s) set forth in Section 6.10 of the LC Agreement: Debt to Total Capitalization Ratio: 1 To be delivered to the Issuing Bank together with each set of audited annual and unaudited quarterly financial statements delivered pursuant to Section 5.1 of the LC Agreement, beginning with the fiscal quarter ended June 30, 2021. 2 Insert date of last day of appropriate fiscal quarter or fiscal year covered by review period. (cont’d) A-2 1187444.03B-CHISR02A - MSW Actual Ratio = [●] to 1.00 Required Ratio ≤ 0.70 to 1.00 Compliance? [Yes / No] [Consolidated First Lien Debt Ratio3 Actual Ratio= [●] to 1.00 Required Ratio ≤ 5.00 to 1.00 Compliance? [Yes / No]] The foregoing certifications, together with the financial statements delivered with this Compliance Certificate in support hereof and furnished pursuant to Section 5.1 of the LC Agreement, are made and delivered on [mm/dd/yy] pursuant to Section 5.2(a) of the LC Agreement. NEW FORTRESS ENERGY INC. By: Name: Title: 3 Only required commencing with the fiscal quarter ending December 31, 2021, and only if the Borrower is required to test the Consolidated First Lien Debt Ratio under Section 6.10 of the Credit Agreement (as in effect on the Closing Date). A-3 1187444.03B-CHISR02A - MSW Schedule 1 For the Test Period ended [mm/dd/yy] (“Statement Date”) I. Section 6.10(a) – Debt to Total Capitalization Ratio. Numerator: A. Consolidated Total Debt outstanding as of the Statement Date: 1. the aggregate principal amount of all third party debt for borrowed money (including letter of credit drawings that have not been reimbursed within ten Business Days and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds and similar instruments), obligations in respect of Financing Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, (a) undrawn letters of credit, (b) Hedging Obligations, (c) all undrawn amounts under revolving credit facilities (except to the extent of any Elected Amounts) and (d) all obligations relating to Permitted Receivables Financings): $ plus 2. the aggregate amount of all outstanding Disqualified Stock of such Person and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case of such Person and its Restricted Subsidiaries on the Statement Date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of purchase or pushdown accounting in connection with any acquisition, Investment or other similar transaction); provided that “Consolidated Total Debt” shall be calculated (i) net of all unrestricted cash and Cash Equivalents of such Person and its Restricted Subsidiaries at such date of determination and (ii) to exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidence of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of cash and Cash Equivalents. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or

A-4 1187444.03B-CHISR02A - MSW Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Debt shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value shall be determined in good faith by the Board of Directors or senior management of such Person: $ 3. Consolidated Total Debt (the sum of Lines I.A.1. and I.A.2.): $ Denominator: B. The greater of: 1. total capitalization of the Borrower and the Restricted Subsidiaries, in each case, on a consolidated basis as of the Statement Date calculated in accordance with GAAP: $ 2. total capitalization calculated based on then-current stock trading price of the Borrower: $ C. Debt to Total Capitalization Ratio (Line I.A.3. divided by greater of Lines I.B,1, and I.B.2.): $ II. Section 6.10(b) – Consolidated First Lien Debt Ratio.4 Numerator A. Consolidated First Lien Debt as of the last day of the Test Period then most recently ended on or prior to the Statement Date: 1. Aggregate principal amount of Consolidated Total Debt of such Person outstanding on the Statement Date (a) that constitutes Obligations or Secured Notes Obligations or (b) that is secured by a Lien on the Collateral that does not rank junior to the Liens on the Collateral securing the Obligations (excluding, for the avoidance of doubt, any obligation with respect to a Financing Lease of the Borrower or any Restricted Subsidiary secured by Liens on the assets subject thereto): $ Denominator B. Annualized EBITDA: 4 Only required if the Borrower is required to test the Consolidated First Lien Debt Ratio under Section 6.10 of the Credit Agreement. A-5 1187444.03B-CHISR02A - MSW 1. Consolidated EBITDA: a. Consolidated Net Income: $ plus b. the sum of the following amounts5: 1. Fixed Charges as to the Borrower and its Restricted Subsidiaries at the Statement Date, on a consolidated basis, for any period, the sum of (without duplication): a. Consolidated Interest Expense for such period: $ plus b. all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of the Borrower and its Restricted Subsidiaries made during such period: $ plus c. all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Borrower and its Restricted Subsidiaries made during such period. d. Fixed Charges (the sum of Lines II.B.1.b.1.a. through II.B.1.b.1.c.) $ plus e. To the extent not reflected in such Fixed Charges, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and bank and letter of credit fees, debt rating monitoring fees and costs of surety, performance or completion bonds, together with 5 Without duplication and, other than with respect to Lines II.B.1.b.7., II.B.1.b.13 and II.B.1.b.15 to the extent already deducted (and not added back) or not included in arriving at such Consolidated Net Income. A-6 1187444.03B-CHISR02A - MSW items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (a) through (n) thereof: $ plus 2. taxes paid and any provision for taxes, including income, capital, profit, revenue, federal, state, foreign, provincial, franchise, unitary, excise and similar taxes, property taxes, foreign withholding taxes and foreign unreimbursed value added taxes (including (x) penalties and interest related to any such tax or arising from any tax examination, (y) pursuant to any tax sharing arrangement or as a result of any tax distribution and (z) in respect of repatriated funds) of such Person paid or accrued during such period, any net tax expense associated with any adjustment made pursuant to clauses (a) through (w) of the definition of “Consolidated Net Income”: $ plus 3. (A) depreciation and (B) amortization (including capitalized fees and costs, including in respect of any Permitted Receivables Financing, and amortization of goodwill, software, internal labor costs, deferred financing fees or costs, original issue discount resulting from the issuance of Indebtedness at less than par and other debt issuance costs, commissions, fees and expenses, other intangible assets (including intangible assets established through purchase accounting of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP), customer acquisition costs, capitalized expenditures (including Capitalized Software Expenditures) and incentive payments, conversion costs, and contract acquisition costs): $ plus 4. any non-cash Charge (provided that (x) to the extent that any such non-cash A-7 1187444.03B-CHISR02A - MSW Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA (as a deduction in calculating net income or otherwise) to such extent in such period and (y) any non-cash Charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period, except for non-cash Charges in respect of prepaid installation and construction Charges, shall be excluded): $ plus 5. (A) any Charge incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan, phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement, any pension plan (including any post-employment benefit scheme to which the relevant pension trustee has agreed), any stock subscription or shareholder agreement, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any Charge incurred in connection with the rollover, acceleration or payout of Equity Interests held by directors, officers, managers and/or employees (or any Immediate Family Member thereof) of such Person or any of its Restricted Subsidiaries: $

A-8 1187444.03B-CHISR02A - MSW plus 6. [Reserved]: plus 7. the aggregate amount of Consolidated Net Income for such period attributable to non-controlling interests and/or minority interests of third parties in any non-Wholly-Owned Subsidiary, excluding cash distributions in respect thereof to the extent already included in Consolidated Net Income (Line II.B.1.a): $ plus 8. the amount of any contingent payments in connection with the licensing of intellectual property or other assets: $ plus 9. [Reserved]: plus 10. the amount of fees, Charges, expense reimbursements and indemnities paid to directors: $ plus 11. the amount of any Charge incurred or accrued in connection with sales of receivables and related assets in connection with any Permitted Receivables Financing: $ plus 12. any net pension or other post- employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715, and any other items of a similar nature: $ plus 13. adjustments permitted or required by Article 11 of Regulation S-X of the Securities Act: $ A-9 1187444.03B-CHISR02A - MSW plus 14. expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP: $ plus 15. with respect to any joint venture that is not a Subsidiary of the Borrower or that is accounted for by the equity method of accounting, an amount equal to the proportion of those items described on Lines II.B.1.b.1. through II.B.1.b.3. relating to such joint venture corresponding to such Person and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), except to the extent such joint venture’s Consolidated Net Income is excluded from such Person’s Consolidated Net Income: $ plus c. without duplication and to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period6: $ plus d. without duplication, the amount of “run rate” cost savings, operating expense reductions, synergies and operating improvements (including the entry into or termination of material contracts (including Customer Contracts) and arrangements) (collectively, “Run Rate Benefits”) related to any acquisition, Investment, disposition, incurrence, repayment or refinancing of Indebtedness, Restricted Payment, Subsidiary designation, operating improvement, tax restructuring or other restructuring, cost savings initiative and/or any similar transaction or initiative (any such operating improvement, restructuring, cost 6 So long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated EBITDA pursuant to Line II.B.1.f for any previous period and not added back. A-10 1187444.03B-CHISR02A - MSW savings initiative or other transaction, action or initiative, a “Run Rate Initiative”) projected by the Borrower in good faith, including as a result of any alternative arrangements projected by the Borrower in good faith to be available, to be realized as a result of actions that have been taken or initiated (or with respect to which substantial steps have been taken or initiated) or are expected to be taken (in the good faith determination of the Borrower), including any cost savings, expenses and Charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, the Borrower or any of its Restricted Subsidiaries within 24 months after such Run Rate Initiative (which Run Rate Benefits shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such Run Rate Benefits had been realized on the first day of the relevant period), in each case net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable (for the avoidance of doubt, whether or not permitted to be added back under the rules and regulations of the SEC) and (B) no Run Rate Benefits shall be added pursuant to this clause (d) to the extent duplicative of any Charges relating to such Run Rate Benefits that increased Consolidated Net Income pursuant to clause (d) of the definition thereof (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken or initiated or that is expected to be taken): $ plus e. The sum of 1. the aggregate amount of “run rate” income that would have been earned pursuant to Customer Contracts entered into on or prior to the last day of such period (net of actual income earned pursuant to such Customer Contracts during such period) as estimated by the Borrower in good faith as if such Customer Contract had been entered into at the beginning of such period and determined assuming the contracted pricing for such Customer Contract was applicable (at the highest contracted rate A-11 1187444.03B-CHISR02A - MSW and calculated based on assumed volumes, costs and margin determined by the Borrower to be a reasonable good faith estimate of the actual volumes and costs associated with such Customer Contract) during the entire Test Period: $ minus 2. any actual income earned under any Customer Contract that was cancelled or otherwise terminated in accordance with its terms during such period, or for which the Borrower has received notice that such cancellation or termination will occur: $ 3. Line II.B.1.e.1. minus Line II.B.1.e.2.: $ minus f. without duplication, any amount that, in the determination of such Consolidated Net Income for such period, has been included for any non- cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period): $ minus g. without duplication, the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that is accounted for in a prior period and that was added to Consolidated Net Income of the Borrower to determine Consolidated EBITDA of the Borrower for such prior period and that does not otherwise reduce such Consolidated Net Income for the current period: $ h. Consolidated EBITDA (the sum of Lines II.B.1.a. through II.B.1.g.): $ 2. Annualized EBITDA (Line II.B.1.h. multiplied by four): $ C. Consolidated First Lien Debt Ratio (Line II.A.1 divided by Line Line II.B.2.): $

B-1 1187444.03B-CHISR02A - MSW EXHIBIT B TO LC AGREEMENT [FORM OF] JOINDER AGREEMENT THIS JOINDER AGREEMENT [__] (the “Joinder Agreement”), dated as of _________________, 202_ is made by ________________________, a __________ (the “Joining Subsidiary”), and delivered to the Issuing Bank under the Uncommitted Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as it may be amended, supplemented or otherwise modified, the “LC Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among NEW FORTRESS ENERGY INC., a Delaware corporation, as the Borrower, the Guarantors from time to time party thereto and NATIXIS, NEW YORK BRANCH, as Issuing Bank. WHEREAS, the existing Guarantors have entered in the LC Agreement and provided their Guarantee in favor of the Issuing Bank. The Borrower [is required to] [elects to] make the Joining Subsidiary a Guarantor under the LC Agreement pursuant to Section 5.10 of the LC Agreement and the Joining Subsidiary agrees to be joined as a party to the LC Agreement pursuant to the terms of this Joinder Agreement; and NOW, THEREFORE, the Joining Subsidiary hereby agrees as follows: 1. Joinder. The Joining Subsidiary hereby agrees that, by its execution of this Joinder Agreement, the Joining Subsidiary hereby becomes a party to the LC Agreement, and is and shall be for all purposes a “Guarantor” and a “Loan Party” under the Loan Documents and shall have (and hereby unconditionally, absolutely and irrevocably assumes) all the terms, conditions, obligations, liabilities and undertakings of, and joins in each grant, pledge and assignment of any interest by, a Guarantor as if it had manually executed the LC Agreement and each other applicable Loan Document. The Joining Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to a Guarantor contained in the LC Agreement and each other applicable Loan Document. The Joining Subsidiary hereby represents and warrants that each of the representations and warranties contained in the LC Agreement as they relate to the Joining Subsidiary is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date. 2. Affirmations. The Joining Subsidiary hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications made by, and each of the waivers made by, a Guarantor contained in the LC Agreement. 3. Notice Address. The address of the Joining Subsidiary for purposes of Section 9.2 of the LC Agreement is as follows: c/o New Fortress Energy Inc. 111 W. 9th Street, 8th Floor New York, NY 10011 Attention: Christopher S. Guinta – Chief Financial Offer Telephone: 516-268-7406 Email: cguinta@newfortressenergy.com B-2 1187444.03B-CHISR02A - MSW 4. Waiver. The Joining Subsidiary hereby waives acceptance by the Issuing Bank of the Guarantee by the Joining Subsidiary upon the execution of this Joinder Agreement by the Joining Subsidiary. 5. [Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.]7 6. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. 7. THE JOINING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS JOINDER AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. [remainder of page intentionally blank] 7 Include if joining multiple Guarantors. 1187444.03B-CHISR02A - MSW IN WITNESS WHEREOF, the Joining Subsidiary has duly executed and delivered this Joinder Agreement as of the day and year first written above. [JOINING SUBSIDIARY:] By: Name: Title: C-1 1187444.03B-CHISR02A - MSW EXHIBIT C TO LC AGREEMENT FORM OF LC APPLICATION [attached]

C-1 1187444.03B-CHISR02A - MSW WE REQUEST YOU TO ESTABLISH BY ❑ SWIFT (Full details) ❑ Telex (Full details) ❑ Telex (Prime details only) ❑ Airmail AN IRREVOCABLE DOCUMENTARY STANDBY LETTER OF CREDIT ON THE FOLLOWING TERMS AND CONDITIONS: IN FAVOR OF (Name and Address) FOR ACCOUNT OF (Name and Address) AMOUNT ______________________________ AVAILABLE BY DRAFTS AT SIGHT ON NATIXIS, NEW YORK BRANCH ACCOMPANIED BY THE FOLLOWING DOCUMENTS MARKED X: DOCUMENT REQUIRED: SIGNED STATEMENT BY INDIVIDUAL(S) PURPORTING TO BE AUTHORIZED OFFICER(S) OF THE BENEFICIARY AS FOLLOWS: (PLEASE SUPPLY THE EXACT WORDING OF THE STATEMENT) __________________________________________________________________________________________ _______________________________________________________________________________________________________ _______________________________________________________________________________________________________ _______________________________________________________________________________________________________ _______________________________________________________________________________________________________ OTHER DOCUMENT(S): _______________________________________________________________________________________________________ _______________________________________________________________________________________________________ _______________________________________________________________________________________________________ ______________________________________________________________________________________________ PARTIAL DRAWINGS ❑ PERMITTED ❑ NOT PERMITTED EXPIRY DATE: ___________________________________________________________________________________ SPECIAL INSTRUCTIONS: ______________________________________________________________________________________________ ______________________________________________________________________________________________ ______________________________________________________________________________________________ 1251 Avenue of the Americas, 5th Floor, New York, NY 10020 APPLICATION FOR STANDBY LETTER OF CREDIT (Place) (Date) C-2 1187444.03B-CHISR02A - MSW ______________________________________________________________________________________________ ______________________________________________________________________________________________ ______________________________________________________________________________________________ ______________________________________________________________________________________________ THE OPENING OF THIS CREDIT IS SUBJECT TO THE TERMS AND CONDITIONS AS SET FORTH IN THE UNCOMMITTED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, DATED AS OF JULY 16, 2021, BY AND AMONG NEW FORTRESS ENERGY INC., A DELAWARE CORPORATION, THE GUARANTORS FROM TIME TO TIME PARTY THERETO AND NATIXIS, NEW YORK BRANCH, AS LC ISSUING BANK. (Name of Applicant) BY: NEW FORTRESS ENERGY INC.8 BY: 8 Borrower to be joint and several co-applicant if Letter of Credit requested to be issued for a Subsidiary. D-1 1187444.03B-CHISR02A - MSW EXHIBIT D TO LC AGREEMENT FORM OF REQUEST FOR LC ACTIVITY REQUEST FOR LC ACTIVITY [Date]9 Natixis, New York Branch 1251 Avenue of the Americas, 5th Floor New York, NY 10020 Tel: (212) 872-5051 Attention: Letters of Credit Email: Letter_Of_Credit@natixis.com With a copy to: Natixis, New York Branch 1251 Avenue of the Americas, 5th Floor New York, NY 10020 Tel: (212) 891-1954 Attention: Natixis New York Agency Email: urs.fischer@natixis.com andrew.travers@natixis.com Re: Request for LC Activity (i) This Request for LC Activity is delivered to you pursuant to Section 2.1(d) of the Uncommitted Letter of Credit and Reimbursement Agreement dated as of July 16, 2021 (the “Letter of Credit Agreement”) by, among others, NEW FORTRESS ENERGY INC., a Delaware corporation, as the borrower (the “Borrower”), and NATIXIS, NEW YORK BRANCH, as the LC Issuing Bank (in such capacity, together with its successors and assigns in such capacity, “LC Issuing Bank”). All capitalized terms used herein shall have the respective meanings specified in the Letter of Credit Agreement unless otherwise defined herein or unless the context requires otherwise. (ii) We request that a Letter of Credit be [issued][extended][amended] as provided below and certify as follows. 1. The requested [issue][extension][amendment] date of the Letter of Credit is requested to be [_______________], and the expiration date of the Letter of Credit [(after giving 9 The Borrower shall deliver any Request for LC Activity (with all attachments thereto) to the Issuing Bank at least four (4) Business Days before the requested date of issuance, extension or amendment (including any increase or decrease in the Stated Amount thereof) of such Letter of Credit. Any delivered Request for LC Activity shall be irrevocable. (cont’d) D-2 1187444.03B-CHISR02A - MSW effect to such extension)] is requested to be [____________]10. The beneficiary of the [requested or modified] Letter of Credit is [________________]. The Letter of Credit is requested to be [issued/modified] for the account of [Borrower/Subsidiary] (the “Account Party”)11. 2. The Stated Amount of the Letter of Credit [after giving effect to the amendment thereof] is requested to be [_________] [ ([_________])]12 which, together with the Stated Amount of all other Letters of Credit issued and outstanding under the Letter of Credit Agreement (if any), does not exceed the limits set forth in Section 2.1(c)(i) of the Letter of Credit Agreement. 3. The LC Issuing Bank is requested to deliver the [requested [Letter of Credit or modification] Letter of Credit to [[beneficiary], at [address]][to the Borrower]. 13 4. The Letter of Credit is requested to support or make payment on account of any default by the Borrower or any Subsidiary account party in the performance of a nonfinancial or commercial obligation (and not in contravention of any Requirements of Law or any terms of the Loan Documents). 5. Attached hereto as Annex A is an LC Application completed by Borrower, which LC Application includes (i) the name and address of the beneficiary of such Letter of Credit and (ii) the Borrower (or, if applicable, Subsidiary of the Borrower) for whose account such Letter of Credit is requested to be issued. [[Attached as][Included with] Annex A is the additional evidence requested by the LC Issuing Bank of the commercial obligation in respect of which the Letter of Credit (or the requested extension or amendment thereof, as applicable) is requested to be (or, as applicable, has been) issued.]14 6. [[Attached hereto as Annex B is the requested form of the Letter of Credit [as amended][extended]] for LC Issuing Bank’s review and confirmation of its acceptability to LC Issuing Bank (in its sole discretion) in accordance with Section 2.1(b) of the Letter of Credit Agreement].]15 [[Attached as][Included with] Annex B is the existing Letter of Credit the Stated Amount of which is being reduced by the amendatory Letter of Credit contemplated by this Request for LC Activity.] 10 Expiration date requested is to be no later than the one-year anniversary of the proposed date of issuance, unless it is an Auto-Extension Letter of Credit. 11 For the Borrower’s own account (or, so long as the Borrower is a joint and several co-applicant with respect to the Letter of Credit, the account of any Subsidiary). 12 Dollars 13 Select the desired recipient. 14 The certification in item 5 shall be sufficient to satisfy the requirements in Section 2.1(d)(iv)(y) of the Letter of Credit Agreement, unless the LC Issuing Bank shall advise otherwise, in which case (i) any requested additional evidence of the commercial obligation in respect of which the Letter of Credit is requested to be (or, as applicable, has been) issued shall be affixed to Annex A and (ii) the bracketed language in item 6 shall be included. 15 If desired by Borrower.

D-3 1187444.03B-CHISR02A - MSW 7. [The Letter of Credit is requested to be issued as an Auto-Extension Letter of Credit.][Include only if applicable] 8. The undersigned further confirms and certifies to the LC Issuing Bank that: (i) the Letter of Credit requested or modified hereby shall only be used for the purposes specified and permitted by the Letter of Credit Agreement, and that, as of the date of the [issuance][amendment] of the Letter of Credit, the conditions set forth in Section 4.2 of the Letter of Credit Agreement have all been satisfied or waived in accordance with the terms thereof; (ii) if the Letter of Credit is requested to be issued for a Subsidiary’s account, the Borrower is a joint and several co-applicant with respect thereto; and (iii)THE LC ISSUING BANK HAS NO COMMITMENT OR OBLIGATION TO ISSUE ANY LETTER OF CREDIT REQUESTED BY BORROWER AND NOTHING IN THIS REQUEST FOR LC ACTIVITY SHALL BE INTERPRETED AS A PROMISE OR COMMITMENT BY LC ISSUING BANK TO ISSUE ANY LETTERS OF CREDIT. THE DECISION WHETHER OR NOT TO ISSUE A LETTER OF CREDIT WILL BE MADE BY LC ISSUING BANK AT ITS SOLE AND COMPLETE DISCRETION. IF LC ISSUING BANK ISSUES ANY ONE OR MORE LETTERS OF CREDIT UNDER THE LETTER OF CREDIT AGREEMENT, LC ISSUING BANK SHALL NOT BE COMMITTED TO ISSUE ANY OTHER LETTER OF CREDIT. NEW FORTRESS ENERGY INC., a Delaware corporation By: Name: Title: E-1 1187444.03B-CHISR02A - MSW EXHIBIT E TO LC AGREEMENT [FORM OF] SOLVENCY CERTIFICATE [●], 2021 Reference is made to that certain Uncommitted Letter of Credit and Reimbursement Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified, the “LC Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among NEW FORTRESS ENERGY INC., a Delaware corporation, as the Borrower, the Guarantors from time to time party thereto and NATIXIS, NEW YORK BRANCH, as Issuing Bank. I am the duly qualified and acting Chief Financial Officer of the Borrower, and I, in such capacity and not in an individual capacity, hereby certify as follows: 1. I am generally familiar with the businesses and assets of the Borrower and its subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to Section 4.1(c) of the LC Agreement; and 2. As of the date hereof, immediately after the consummation of the transactions occurring on the date hereof, including the incurrence of the Indebtedness and Obligations being incurred on the date hereof in connection with the LC Agreement, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof. The foregoing certifications are made and delivered as of the date first mentioned above. 1187444.03B-CHISR02A - MSW IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Solvency Certificate as of the date first mentioned above. NEW FORTRESS ENERGY INC. By: Name: Title: